As filed with the Securities and Exchange Commission on May 20, 1997

                                                       Registration No. 333-4387

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 ---------------

                                AMENDMENT NO. 3

                                       to

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                 CITYSCAPE CORP.
            (Originator and Servicer of the Trusts described herein)

             (Exact Name of Registrant as Specified in its Charter)

         NEW YORK                                            13-3430697
(State or other jurisdiction of                           (I.R.S. Employer
incorporation or organization)                            Identification Number)

                                 565 TAXTER ROAD
                          ELMSFORD, NEW YORK 10523-5200
                                 (914) 592-6677
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

                                 ---------------

                            JONAH L. GOLDSTEIN, ESQ.
                                 GENERAL COUNSEL
                                 CITYSCAPE CORP.
                                 565 TAXTER ROAD
                          ELMSFORD, NEW YORK 10523-5200
                                 (914) 592-6677
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                                 ---------------
                                   Copies to:
                             SEAN P. GRIFFITHS, ESQ.
                            GIBSON, DUNN & CRUTCHER
                                200 PARK AVENUE
                            NEW YORK, NEW YORK 10166
                                 (212) 351-4000
                           (FACSIMILE) (212) 351-4035

                                 ---------------

         Approximate Date of Commencement of Proposed Sale to the Public: As soon as practicable after the effective date of this Registration Statement.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: / /

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: /X/

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. / /

   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                                 ---------------

                         CALCULATION OF REGISTRATION FEE

=======================================================================================================================
    TITLE OF EACH CLASS OF          Amount to be        Proposed Maximum      Proposed Maximum         Amount of
     SECURITIES REGISTERED           Registered         Aggregate Price      Aggregate Offering     Registration Fee
                                                          Per Unit(1)              Price

-----------------------------------------------------------------------------------------------------------------------
Asset Backed Securities........   $1,000,000,000             100%             $1,000,000,000          $344,827.59

=======================================================================================================================


THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
================================================================================

                                 CITYSCAPE CORP.

                              CROSS REFERENCE SHEET

            (PURSUANT TO RULE 404(a) AND ITEM 501 OF REGULATION S-K)

                                Item                                                       Location in Prospectus
                                ----                                                       ----------------------

1.          Forepart of the Registration Statement and
            Outside Front Cover Page of Prospectus ..................   Forepart of Registration Statement and Outside Front
                                                                        Cover Page of Prospectus**

2.          Inside Front and Outside Back Cover Pages of
            Prospectus...............................................   Inside Front and Outside Back Cover Pages**

3.          Summary Information and Risk Factors and
            Ratio of Earnings to Fixed Charges*......................   Prospectus Summary; Risk Factors

4.          Use of Proceeds..........................................   Prospectus Summary; Use of Proceeds

5.          Determination of Offering Price..........................   *

6.          Dilution.................................................   *

7.          Selling Security Holders.................................   *

8.          Plan of Distribution.....................................   Underwriting**

9.          Description of Securities to be Registered...............   Outside Front Cover Page; Prospectus Summary; The
                                                                        Trust Fund; Description of Certificates**

10.         Interests of Named Experts and Counsel...................   *

11.         Material Changes.........................................   **

12.         Incorporation of Certain Information by
            Reference................................................   Incorporation of Certain Documents by Reference

13.         Disclosure of Commission Position on
            Indemnification for Securities Act Liabilities...........   *

---------------

* Answer negative or item inapplicable.

** To be completed from time to time by Prospectus Supplement

                 [PRINT WITH RED HERRING LEGEND IN LEFT MARGIN]

                    SUBJECT TO COMPLETION DATED MAY __, 1997


PROSPECTUS

                                 CITYSCAPE CORP.

                             ORIGINATOR AND SERVICER

                            ASSET BACKED SECURITIES
                              (ISSUABLE IN SERIES)


         This Prospectus relates to Asset Backed Certificates (the "Certificates") and Asset Backed Notes (the "Notes" and, together with the Certificates, the "Securities"), issuable in series (each, a "Series"), that may be sold from time to time by Cityscape Corp. (in its capacity as originator or purchaser of the Mortgage Loans referred to below, the "Originator"; in its capacity as servicer of the Mortgage Loans, the "Servicer") on terms determined at the time of sale and described in the related prospectus supplement (each, a "Prospectus Supplement"). Each Series of Securities will represent a beneficial interest in, or be secured by the assets of, a separate trust fund (each, a "Trust"). The primary assets of each Trust will consist of one or more pools (each, a "Mortgage Pool") of mortgage loans (collectively, the "Mortgage Loans") secured by first or junior liens on one- to four-family residential or small multi-family or mixed-use properties. The Mortgage Loans will be originated or purchased by the Originator and will be conveyed to the Trust by the Originator or a separate entity formed by Cityscape Corp. solely for the purpose of forming such Trust (either such entity, the "Depositor") to the Trust. A Trust may include, in addition to the Mortgage Loans, insurance policies, cash accounts, letters of credit, financial guaranty insurance policies, third party guarantees or other forms of credit enhancement, to the extent described in the related Prospectus Supplement.



         Each Series of Securities will be issued in one or more classes (each, a "Class"). Each Class of Certificates will evidence a beneficial ownership interest of a specified percentage (which may be 0%) or portion of future interest payments and a specified percentage (which may be 0%) or portion of future principal payments on the Mortgage Loans in the related Trust. A Series of Securities may include one or more senior Classes that receive certain preferential treatment with respect to one or more other Classes of Securities of such Series. One or more Classes of Securities of a Series may be entitled to receive distributions of principal, interest or any combination thereof prior to one or more other Classes of Securities of such Series or after the occurrence of specified events, or may be required to absorb one or more types of losses prior to one or more other Classes of Securities, in each case as specified in the related Prospectus Supplement.



         Distributions to holders of Securities ("Securityholders") will be made on certain dates specified in the related Prospectus Supplement (each, a "Distribution Date"), which may occur at monthly, quarterly, semi-annually or at such other intervals as are specified therein.



         The Notes of a Series will constitute non-recourse obligations of the Depositor. The Securities will not represent an obligation of or interest in the Originator or any affiliates thereof, the Depositor, the Servicer, or any other person, except as set forth above or to the limited extent specified in the related Prospectus Supplement. The obligations of the Originator and the Depositor with respect to a Series of Securities will be limited to those arising in respect of certain representations and warranties on the Mortgage Loans and to any additional obligations specified in the related Prospectus Supplement. The principal obligations of the Servicer will be limited to obligations pursuant to certain representations and warranties and to its contractual servicing obligations under the Pooling and Servicing Agreement, with respect to Certificates, or a servicing agreement (each, a "Servicing Agreement") to be entered into among the Servicer, the Depositor and the Trustee, with respect to Notes, including any obligation it may have to advance delinquent payments on the Mortgage Loans in the related Trust.




         THE YIELD ON EACH CLASS OF SECURITIES MAY BE AFFECTED BY, AMONG OTHER THINGS, THE RATE OF PAYMENT OF PRINCIPAL (INCLUDING PREPAYMENTS) OF THE MORTGAGE LOANS IN THE RELATED TRUST AND THE TIMING OF RECEIPT OF SUCH PAYMENTS AS DESCRIBED HEREIN AND IN THE RELATED PROSPECTUS SUPPLEMENT. A TRUST MAY BE SUBJECT TO EARLY TERMINATION UNDER THE CIRCUMSTANCES DESCRIBED HEREIN AND IN THE RELATED PROSPECTUS SUPPLEMENT. THE NOTES OF ANY SERIES MAY BE SUBJECT TO OPTIONAL REDEMPTION UNDER THE CIRCUMSTANCES DESCRIBED HEREIN AND IN THE RELATED PROSPECTUS SUPPLEMENT. SEE "RISK FACTORS -- YIELD, MATURITY AND PREPAYMENT CONSIDERATIONS" AND "MATURITY, PREPAYMENT AND YIELD CONSIDERATIONS" HEREIN.


         If specified in a Prospectus Supplement, one or more elections may be made to treat each Trust or specified portions thereof as a "real estate mortgage investment conduit" ("REMIC") for federal income tax purposes.

                                ---------------

        SEE "RISK FACTORS" BEGINNING ON PAGE 19 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS.
                               ---------------


    THE SECURITIES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE
     ORIGINATOR, THE SERVICER, THE DEPOSITOR, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES EXCEPT AS SET FORTH HEREIN AND IN THE RELATED PROSPECTUS SUPPLEMENT. NEITHER THE SECURITIES NOR THE UNDERLYING MORTGAGE LOANS WILL BE GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR BY THE
  ORIGINATOR, THE SERVICER, THE DEPOSITOR, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES OR BY ANY OTHER PERSON, EXCEPT AS SET FORTH IN THE
                        RELATED PROSPECTUS SUPPLEMENT.

                                ---------------

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
      EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
        COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
            ACCURACY OR ADEQUACY OF THIS PROSPECTUS OR THE RELATED
               PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE
                       CONTRARY IS A CRIMINAL OFFENSE.

                               ---------------

   THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.


         Offers of the Securities may be made through one or more different methods, including offerings through underwriters as more fully described under "Method of Distribution" herein and in the related Prospectus Supplement. Prior to issuance, there will have been no market for the Securities of any Series, and there can be no assurance that a secondary market for the Securities will develop, or if it does develop, that it will continue. THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE SALES OF A SERIES OF SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

                THE DATE OF THIS PROSPECTUS IS ________ __, 199_

         UNTIL 90 DAYS AFTER THE DATE OF EACH PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE SECURITIES COVERED BY SUCH PROSPECTUS SUPPLEMENT, WHETHER OR NOT PARTICIPATING IN THE DISTRIBUTION THEREOF, MAY BE REQUIRED TO DELIVER SUCH PROSPECTUS SUPPLEMENT AND THIS PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS AND PROSPECTUS SUPPLEMENT WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                              PROSPECTUS SUPPLEMENT


         The Prospectus Supplement relating to a Series of Securities to be offered hereunder, among other things, will set forth with respect to such Series of Securities: (i) a description of the Class or Classes of such Securities; (ii) the rate of interest, the "Pass-Through Rate" or other applicable rate (or the manner of determining such rate) and authorized denominations of each Class of such Securities; (iii) certain information concerning the Mortgage Loans and insurance policies, cash accounts, letters of credit, financial guaranty insurance policies, third party guarantees or other forms of credit enhancement, if any, relating to one or more Mortgage Pools or all or part of the related Securities; (iv) the specified interest of each Class of Certificates in, and manner and priority of, the distributions on the Mortgage Loans; (v) information as to the nature and extent of subordination with respect to such Series of Securities, if any; (vi) the Distribution
Dates; (vii) the circumstances, if any under which each Trust may be subject to early termination or a Series of Notes may be subject to redemption; (viii) whether a REMIC election will be made and the designation of the regular and residual interest therein; and (ix) additional information with respect to the plan of distribution of such Securities.


                              AVAILABLE INFORMATION


         The Originator has filed a Registration Statement under the Securities Act of 1933, as amended (the "Securities Act"), with the Securities and Exchange Commission (the "Commission") with respect to the Securities. The Registration Statement and amendments thereof and the exhibits thereto are available for inspection with charge at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; 7 World Trade Center, New York, New York 10048; and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of the Registration Statement and amendments thereof and exhibits thereto may be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a Web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission.



         No person has been authorized to give any information or to make any representation regarding the Series of Securities referred to in the accompanying Prospectus Supplement other than those contained or incorporated by reference in this Prospectus and such Prospectus Supplement with respect to such Series and, if given or made, such information or representations must not be relied upon. This Prospectus and the accompanying Prospectus Supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Securities offered hereby and thereby nor an offer of the Securities to any person in any state or other jurisdiction in which such offer would be unlawful. The delivery of this Prospectus at any time does not imply that information herein is correct as of any time subsequent to its date.


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


         All documents subsequently filed with the Commission by or on behalf of the Trust referred to in the accompanying Prospectus Supplement pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of this Prospectus and prior to the termination of any offering of Securities issued by such Trust shall be deemed to be incorporated by reference in this Prospectus and to be part of this Prospectus from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for all purposes of this Prospectus to the extent that a statement contained herein (or in the accompanying Prospectus Supplement) or in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or replaces such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         The Trustee on behalf of any Trust will provide without charge to each person to whom this Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents referred to above that may be incorporated by reference in this Prospectus (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates). Such requests should be directed to the Corporate Trust Office of the Trustee specified in the accompanying Prospectus Supplement.


         No information that relates to any Series of Securities other than the Series referred to in the accompanying Prospectus Supplement shall be deemed to be incorporated by reference in this Prospectus.


                          REPORTS TO SECURITYHOLDERS


Periodic and annual reports concerning any Securities and the related Trust will be provided to the Securityholders. See "Description of the Securities -- Reports to Securityholders" herein. If the Securities of a Series are to be issued in book-entry form (as specified in the related Prospectus Supplement), such reports will be provided to the Securityholder of record and beneficial owners of such Securities will have to rely on the procedures described herein under "Description of the Securities -- Form of Securities -- Book-Entry Registration."

                    TABLE OF CONTENTS

  Caption                                         Page
  -------                                         ----
SUMMARY..........................................   7
RISK FACTORS.....................................  19
     Limited Liquidity...........................  19
     Limited Obligations.........................  19
     Nature of the Security for Mortgage Loans...  19
     Legal Considerations........................  21
     Yield, Maturity and Prepayment
       Considerations............................  22
     Underwriting Standards, Limited Operating
       History and Potential Delinquencies.......  24
     The Status of the Mortgage Loans in the
       Event of Bankruptcy of the Originator.....  24
     Limitations on Interest Payments and
       Foreclosures..............................  25

     Security Rating.............................  25

     Book-Entry Registration.....................  25
THE TRUSTS.......................................  26
     The Mortgage Loans--General.................  26

     Pre-Funding Accounts........................  28


     Home Equity Loans...........................  28


     Multifamily and Mixed Use Loans.............  29

     FHA Loans...................................  29

     Sav*-A-Loans(R).............................  29


     Jumbo Loans.................................  29

USE OF PROCEEDS..................................  30
THE ORIGINATOR...................................  30
     General.....................................  30

     Home Equity Loan Underwriting...............  30


     Underwriting Guidelines for
       Multi-Family Loans and Mixed-Use Loans....  32


     Underwriting Guidelines for FHA Loans.......  32


     Underwriting Guidelines for
       Sav*-A-Loans(R)...........................  32


     Underwriting Guidelines for Jumbo Loans.....  32

     Representations by Originator...............  32

DESCRIPTION OF THE SECURITIES....................  33

     General.....................................  33

     Form of Securities..........................  34


     Distributions on Securities.................  36


     Reports to Securityholders..................  38

CREDIT ENHANCEMENT...............................  40
     Subordination...............................  40
     Reserve Accounts............................  41

     Financial Guaranty Insurance Policies.......  41

     Mortgage Pool Insurance Policies............  42
     Special Hazard Insurance Policies...........  43
     Bankruptcy Bonds............................  43
     Cross Support...............................  43
     Spread Amount...............................  44
     Supplemental Interest Payments..............  44
     Maturity Protection.........................  44
     FHA Insurance...............................  44
     Other Insurance, Guarantees and Similar
       Instruments or Agreements.................  45
     Maintenance of Credit Enhancement...........  45
MATURITY, PREPAYMENT AND YIELD CONSIDERATIONS....  46
THE POOLING AND SERVICING AGREEMENT..............  48
     Assignment of the Mortgage Loans............  48
     Payments on the Mortgage Loans..............  51
     Investment of Accounts......................  52
     Permitted Investments.......................  52
     Monthly Advances and Compensating
       Interest..................................  53
     Realization upon Defaulted Mortgage
       Loans.....................................  54
     General Servicing Procedures................  55
     Sub-Servicers...............................  55
     Servicing and Other Compensation and
       Payment of Expenses.......................  55
     Maintenance of Hazard Insurance.............  56
     Enforcement of Due-on-Sale Clauses..........  57
     Voting......................................  57
     Amendments..................................  57
     Events of Default...........................  58

     Rights Upon Certificate Events of Default...  58

     Termination; Optional Termination...........  59
     Evidence as to Compliance...................  59
     Indemnification of Officers and Directors
       of the Originator.........................  60
     The Trustee.................................  60

THE INDENTURE....................................
     General.....................................
     Modification of Indenture...................


     Note Events of Default......................


     Rights upon Note Events of Default..........
     List of Noteholders.........................
     Annual Compliance Statement.................
     Trustee's Annual Report.....................
     Satisfaction and Discharge of Indenture.....
     Redemption of Notes.........................
     Reports by Trustee to Noteholders...........
     Limitation on Suits.........................

CERTAIN LEGAL ASPECTS OF THE MORTGAGE
  LOANS AND RELATED MATTERS......................  60
     Nature of Mortgage Loans....................  61
     Foreclosure/Repossession....................  61
     Rights of Redemption........................  62
     Anti-Deficiency Legislation, Bankruptcy
       Laws and Other Limitations................  63
     Enforceability of Due-on-Sale Clauses.......  63
     Prepayment Charges..........................  64
     Applicability of Usury Laws.................  64
     Soldiers' and Sailors' Civil Relief Act.....  64
     Environmental Considerations................  64
MATERIAL FEDERAL INCOME TAX CONSEQUENCES.........  65
     General.....................................  65
     Tax Status as a REMIC.......................  65
     Grantor Trust Status........................  77
STATE TAX CONSIDERATIONS.........................  85
ERISA CONSIDERATIONS.............................  85
LEGAL INVESTMENT CONSIDERATIONS..................  87
     SMMEA.......................................  87

  Caption                                         Page
  -------                                         ----

     FFIEC Policy Statement......................  87
     General.....................................  89
METHOD OF DISTRIBUTION...........................  89
LEGAL MATTERS....................................  89
FINANCIAL INFORMATION............................  89
RATING...........................................  90

                                     SUMMARY

         This Summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and in the related Prospectus Supplement. Reference is made to the Index of Principal Terms for the location in this Prospectus of the definitions of certain capitalized terms.



Securities Offered..............................     Asset Backed Certificates and Asset Backed Notes (issuable in series).


The Originator and Servicer.....................     Cityscape Corp., a New York corporation.  The principal
                                                     office of the Originator and Servicer is located in Elmsford,
                                                     New York.  See "The Originator" and "The Pooling and
                                                     Servicing Agreement -- General Servicing Procedures"
                                                     herein.

Sub-Servicers...................................     The Servicer may appoint one or more mortgage servicing
                                                     institutions (each, a "Sub-Servicer") to service and
                                                     administer the Mortgage Loans in a Mortgage Pool if so
                                                     indicated in the related Prospectus Supplement.

The Trustee.....................................     The Trustee for each Series of Certificates will be specified in the related Prospectus Supplement.

The Securities..................................     Each Series of Certificates will be issued by a separate Trust created pursuant to an agreement (each, a "Pooling and Servicing Agreement") among the
                                                     Originator or a separate entity formed by Cityscape Corp. solely for the purpose of forming such Trust (either such entity, the "Depositor"), the
                                                     Servicer, the Trustee and Cityscape Corp. Each Certificate will represent a beneficial ownership interest in the assets of the related Trust which will consist primarily of the Mortgage Loans.


                                                     Each Series of Notes will be issued pursuant to an indenture (each, an
                                                     "Indenture") between the related Depositor and the Trustee, will be non-recourse obligations of such Depositor and will be payable solely from the assets of the Trust pledged to secure such Series.


                                                     The Securities of any Series may be issued in
                                                     one or more Classes, as specified in the related
                                                     Prospectus Supplement. A Series of Securities
                                                     may include one or more Classes of senior
                                                     Securities (collectively, "Senior Securities")
                                                     which receive certain preferential treatment
                                                     specified in the related Prospectus Supplement
                                                     with respect to one or more Classes of subordinated
                                                     Securities (collectively, the "Subordinated
                                                     Securities"). Certain Series or Classes of
                                                     Securities may be covered by a Financial
                                                     Guaranty Insurance Policy (as defined herein), a
                                                     Mortgage Pool Insurance Policy (as defined
                                                     herein), a Special Hazard Insurance Policy (as
                                                     defined herein), a Bankruptcy Bond (as defined
                                                     herein) or other insurance policies, cash
                                                     accounts, letters of credit, financial guaranty
                                                     insurance policies, third party guarantees or
                                                     other forms of credit enhancement, as described
                                                     herein and in the related Prospectus Supplement.
                                                     See "Credit Enhancement" herein.



                                                     Each Class of Securities within a Series will
                                                     evidence the interests specified in the related
                                                     Prospectus Supplement, which may (i) include the
                                                     right to receive distributions



                              allocable only to principal, only to interest or to any combination thereof; (ii) include the right to receive distributions only of prepayments of principal throughout the lives of the Certificates or during specified periods; (iii) be subordinated in the right to receive distributions of scheduled payments of principal, prepayments of principal, interest or any combination thereof to one or more other Classes of Securities of such Series throughout the lives of the Securities or during specified periods or may be subordinated with respect to certain losses or delinquencies; (iv) include the right to receive such distributions only after the occurrence of events specified in the related Prospectus Supplement; (v) include the right to receive distributions in accordance with a schedule or formula or on the basis of collections from designated portions of the assets in the related Trust; (vi) include, as to Securities entitled to distributions allocable to interest, the right to receive interest at a fixed rate or an adjustable rate; and (vii) include, as to Securities entitled to distributions allocable to interest, the right to distributions allocable to interest only after the occurrence of events specified in the related
                              Prospectus Supplement, and in each case, may accrue interest until such events occur, as specified in such Prospectus Supplement. The timing and amount of such distributions may vary among Classes as specified in the related
                              Prospectus Supplement.



                              Except to the extent that the related Prospectus
                              Supplement specifies that the Securities will be issuable in bearer form, the Securities will be issuable in fully registered form, in the minimum denominations set forth in such Prospectus
                              Supplement. See "Description of Securities" herein.



The Mortgage Loans.......     The primary assets of each Trust will consist of
                              one or more pools of first and junior lien
                              mortgage loans or deeds of trust, including any
                              note or other instrument of indebtedness (each, a
                              "Mortgage Note"). The Mortgage Loans may be (i)
                              conventional one- to four-family residential
                              mortgage loans ("Home Equity Loans"), (ii) small
                              multi-family residential mortgage loans ("Multi-
                              Family Loans"), (iii) mixed-use mortgage loans
                              ("Mixed Use Loans"), (iv) loans to make home
                              improvements or for debt consolidation under the
                              Originator's Sav*-A-Loan Program(R)
                              ("Sav*-A-Loans(R)", (v) loans to make home
                              improvements originated under the Title I credit
                              insurance program created under the National
                              Housing Act of 1934 by the Federal Housing
                              Administration ("FHA Loans") or (vi) one- to four-
                              family residential mortgage loans with initial
                              balances equal to or greater than $500,000
                              ("Jumbo Loans"). The properties securing the
                              Mortgage Loans may include townhouses,
                              condominiums and manufactured housing
                              (which is permanently affixed to and treated as
                              real property under local law), but shall exclude
                              cooperatives and mobile homes.



                              The Mortgage Loans to be included in any Mortgage Pool will be described in the related
                              Prospectus Supplement. The Mortgage Loans will have interest payable thereon at (i) fixed rates specified in the related Prospectus Supplement,
                              (ii) at adjustable rates computed as specified in the related Prospectus Supplement or (iii) graduated or other variable rates described in the related Prospectus Supplement. Each Mortgage Loan will generally require monthly payment of principal and interest; any Mortgage Loan not requiring monthly payments will be noted in the related Prospectus Supplement. Scheduled payments of principal on any Mortgage Loan may be computed
                              (i) on a level debt service basis that will result in full amortization over the stated term of such Mortgage Loan, (ii) in the case of a Balloon Loan
                              (as defined herein), on the basis of an assumed amortization schedule that is significantly longer than the original term of maturity of such Mortgage Loan and will require payment of a substantial amount of principal at the stated maturity specified in the related Mortgage Note or
                              (iii) such other basis as is specified in the related Prospectus Supplement.


                              The property securing a Mortgage Loan (each, a "Mortgaged Property") may be located in any one of the fifty states or the District of Columbia. All of the Mortgage Loans will generally be covered by standard hazard insurance policies ("Standard
                              Hazard Insurance Policies") insuring against losses due to fire and various other causes; any Mortgage Loans not so covered will be noted in the related Prospectus Supplement. As set forth in the related Prospectus Supplement, certain of the Mortgage Loans underlying a given Series of Securities may have been originated by the Originator and certain of such Mortgage Loans may have been purchased by the Originator from its correspondents or other third parties.



                              Certain of the Mortgage Loans may be partially insured by the Federal Housing Administration
                              ("FHA"), an agency of the United States Department of Housing and Urban Development ("HUD"), pursuant to the Title I credit insurance program (the
                              "Title I Loan Program") of the National Housing
                              Act of 1934. Several types of loans may be made under the Title I Loan Program, including (1) property improvement loans; (2) manufactured home purchase loans; (3) manufactured home lot loans;
                              and (4) combination loans (to purchase a manufactured home and a lot). Only home improvement loans on one- to four- family residences and condominiums may be included in the Mortgage Loans. The Title I Loan Program is a coinsurance program. The lender initially is at risk for 10% of the principal balance of each loan. The FHA will insure the remaining 90% of the principal balance of each loan, subject to certain limits. Such FHA insurance is accorded the full faith and credit of the United States of America.


                              The Prospectus Supplement for each Series of
                              Securities will specify with respect to all Mortgage Loans included in each related Mortgage
                              Pool, among other things, (i) the aggregate outstanding principal balance and the average outstanding principal balance of the Mortgage
                              Loans in such Pool as of the date specified in the Prospectus Supplement (the "Cut-off Date"), (ii) the largest principal balance of any of the Mortgage Loans, (iii) the types of Mortgaged
                              Properties securing the Mortgage Loans, (iv) the original terms to maturity of the Mortgage Loans,
                              (v) the weighted average term to maturity of the Mortgage Loans as of the Cut-off Date and the range of the terms to maturity, (vi) the ranges of the Combined Loan-to-Value Ratios (as defined herein) at origination, (vii) the weighted average rate of interest (each such rate, a "Mortgage
                              Rate") and ranges of Mortgage Rates borne by the Mortgage Loans and (viii) the geographic distribution of the Mortgaged Properties on a state-by-state basis.



Pre-Funding Account.......    If provided in the related Prospectus Supplement,
                              the original principal amount of a Series of
                              Securities may exceed the principal balance of
                              the Mortgage Loans initially being delivered to
                              the Trustee. Cash in an amount equal to such
                              difference (such amount, the "Pre-Funded Amount")
                              will be deposited into a separate trust account
                              (the "Pre-Funding Account") maintained with the
                              Trustee for the benefit of the Securityholders.
                              During the period set forth in the related
                              Prospectus Supplement (the "Funding Period"), the
                              Pre-Funded Amount in the Pre- Funding Account may
                              be used to purchase additional Mortgage Loans for
                              the related Trust subject to the satisfaction of
                              certain conditions specified under the related
                              Pooling and Servicing Agreement.



                              For a Trust that elects to be characterized as either a REMIC or a grantor trust under federal income tax laws, the maximum length of the related
                              Funding Period will not exceed three calendar months or 90 days, respectively, from the date of issuance of the Securities and otherwise the maximum length of the Funding Period will not exceed the period set forth in the related
                              Prospectus Supplement. The amount of the initial
                              Pre-Funded Amount is intended not to exceed the aggregate principal balance of additional Mortgage
                              Loans that the Originator anticipates will be acquired and conveyed to the Trust during the applicable Funding Period.


                              Prior to the conveyance of any additional Mortgage
                              Loans to the Trust, the Originator will be required to give notice of the additional Mortgage Loan to be conveyed to the Trust, to the Trustee and any third-party credit enhancement provider. Upon the satisfaction of the conditions set forth in the related Pooling and Servicing Agreement, the Trustee will release from the Pre-Funding
                                 Account the necessary funds to purchase the additional Mortgage Loans to be conveyed to the Trust on such date. If any Pre-Funded Amount remains on deposit in the Pre-Funding Account at the end of the Funding Period, such amount, in the amounts and in the manner specified in the related Prospectus Supplement, will be used to prepay some or all Classes of the related
                                 Series of Securities.



Credit Enhancement........       The Mortgage Loans in a Trust or the
                                 Securities of one or more Classes in the
                                 related Series may have the benefit of one or
                                 more types of credit enhancement, as described
                                 in the related Prospectus Supplement. The
                                 protection against losses afforded by any such
                                 credit support will be limited. Such credit
                                 enhancement may include one or more of the
                                 following types or another type of credit
                                 enhancement as specified in the Prospectus
                                 Supplement:



 A. Subordinated Securities....  The rights of the holders of any Subordinated
                                 Securities of a Series to receive
                                 distributions with respect to the related Trust
                                 will be subordinated to the rights of the
                                 holders of the Senior Securities of the same
                                 Series to receive distributions to the extent
                                 described in the related Prospectus Supplement.
                                 This subordination is intended to enhance the
                                 likelihood of regular receipt by holders of
                                 Senior Securities of the full amount of
                                 payments which such holders would be entitled
                                 to receive if there had been no losses;
                                 however, there can be no assurance that the
                                 Senior Securities will receive the full
                                 amount of payments to which they are entitled
                                 as a result of such subordination or the
                                 existence of the Reserve Accounts described
                                 below. The protection afforded to the holders
                                 of Senior Securities through subordination
                                 may be accomplished by the preferential right
                                 of such Securityholders to receive, prior to
                                 any distribution being made in respect of the
                                 related Subordinated Securities, the amounts
                                 of principal and interest due to them on each
                                 Distribution Date (as defined herein) out of
                                 the funds available for distribution on such
                                 date in the related Distribution Account (as
                                 defined herein) to the extent described in the
                                 related Prospectus Supplement. The protection
                                 afforded to the holders of Senior Securities
                                 through subordination also may be accomplished
                                 by allocating certain types of losses or
                                 delinquencies to the related Subordinated
                                 Securities to the extent described in the
                                 related Prospectus Supplement.



                                 If so specified in the related Prospectus
                                 Supplement, a Subordinated Class of
                                 Securities may be senior to other



                              Classes of Securities with respect to the right to receive certain types of payments or with respect to allocation of certain losses or delinquencies.
                              If so specified in the related Prospectus
                              Supplement, subordination may apply only in the event of certain types of losses not covered by other forms of credit enhancement, such as hazard losses not covered by Standard Hazard Insurance
                              Policies or losses due to the bankruptcy of the borrower under a Mortgage Loan (the "Mortgagor") not covered by a Bankruptcy Bond. The related
                              Prospectus Supplement will set forth information concerning the amount of subordination of a Class or Classes of Subordinated Securities in a Series, the circumstances in which such subordination will be applicable and the manner, if any, in which the amount of subordination will decrease over time.



  B.   Reserve Account.....   If so specified in the related Prospectus
                              Supplement, one or more reserve or spread accounts
                              (each, a "Reserve Account") may be established and
                              maintained, in whole or in part, by the deposit
                              therein of distributions allocable to the holders
                              of specified Classes of Securities for a
                              specified time or until a specified level is
                              reached. The related Prospectus Supplement will
                              set forth information concerning the manner of
                              funding any Reserve Account, and the conditions
                              under which amounts in any such Reserve Account
                              will be used to make distributions to holders of
                              certain Classes of Securities or released to
                              holders of certain Classes of Securities, the
                              Servicer, the Originator, the Depositor or
                              another entity.



  C.   Financial Guaranty
       Insurance Policy.....  If so specified in the related Prospectus
                              Supplement, a financial guaranty insurance
                              policy or policies (each, a "Financial Guaranty
                              Insurance Policy") may be obtained and maintained
                              for a Class or Series of Securities. A
                              Financial Guaranty Insurance Policy generally
                              will unconditionally and irrevocably guarantee
                              that the full amount of principal and interest
                              distributable to Securityholders on any
                              Distribution Date, as well as any other amounts
                              specified in the related Prospectus Supplement
                              (the "Insured Amount"), will be available for
                              distribution to Securityholders on such
                              Distribution Date. A Financial Guaranty
                              Insurance Policy may have certain limitations set
                              forth in the related Prospectus Supplement,
                              including but not limited to limitations on the
                              insurer's obligation to guarantee the Originator's
                              obligation to repurchase or substitute for any
                              Mortgage Loans, to guarantee any specified rate of
                              prepayments or to provide funds to redeem
                              Securities on any specified date.


D. Mortgage Pool Insurance
   Policy....................    If so specified in the related Prospectus
                                 Supplement, a mortgage pool insurance policy or
                                 policies (each, a "Mortgage Pool Insurance
                                 Policy") may be obtained and maintained for all
                                 or certain of the Mortgage Loans in the related
                                 Trust, limited in scope, covering losses on the
                                 related Mortgage Loans up to a maximum amount.
                                 The terms of any such Mortgage Pool Insurance
                                 Policy will be described in the related
                                 Prospectus Supplement.

E. Special Hazard Insurance
   Policy....................    If so specified in the related Prospectus
                                 Supplement, certain physical risks with respect
                                 to the related Mortgage Properties that would
                                 not otherwise be insured against by Standard
                                 Hazard Insurance Policies may be covered by a
                                 special hazard insurance policy or policies
                                 (each, a "Special Hazard Insurance Policy").
                                 Each Special Hazard Insurance Policy will be
                                 limited in scope and will cover losses up to a
                                 maximum amount. The terms of any such Special
                                 Hazard Insurance Policy will be described in
                                 the related Prospectus Supplement.

F. Bankruptcy Bond...........    If so specified in the related Prospectus
                                 Supplement, a mortgagor bankruptcy bond or
                                 bonds (each, a "Bankruptcy Bond") may be
                                 obtained to cover certain losses resulting from
                                 a reduction by a bankruptcy court of scheduled
                                 payments of principal or interest on a Mortgage
                                 Loan or a reduction by such court of the
                                 principal amount of a Mortgage Loan. The level
                                 of coverage and other terms of each Bankruptcy
                                 Bond will be specified in the related
                                 Prospectus Supplement.


G. Cross Support............     If so specified in the related Prospectus
                                 Supplement, the ownership interests of separate
                                 Trusts or separate groups of assets in a single
                                 Trust may be evidenced by separate Classes of
                                 the related Series of Securities. In such
                                 case, credit support may be provided by a
                                 cross-support feature which requires that
                                 distributions be made with respect to certain
                                 Securities evidencing interests in one or
                                 more Trusts or asset groups prior to
                                 distributions to other Securities evidencing
                                 interests in other Trusts or asset groups. If
                                 specified in the related Prospectus Supplement,
                                 the coverage provided by one or more other
                                 forms of credit support, such as Reserve
                                 Accounts or Financial Guaranty Insurance
                                 Policies, may apply concurrently to two or more
                                 separate Trusts, without priority among such
                                 Trusts, until the credit support is exhausted.
                                 If applicable, the Prospectus Supplement will
                                 identify the Trusts or asset groups to which
                                 such credit support relates and the manner of
                                 determining the amount of the coverage provided
                                 thereby and of the application of such coverage
                                 to the identified Trusts or asset groups.


H. Spread Amount...................   If so specified in the related Prospectus
                                      Supplement, certain Classes of Securities may be
                                      entitled to receive limited acceleration of
                                      principal relative to the amortization of the
                                      related Mortgage Loans. The accelerated amortization
                                      will be achieved by applying certain excess interest
                                      collected on the Mortgage Loans to the payment of
                                      the principal on such Classes of Securities. This
                                      acceleration feature is intended to create an amount
                                      (the "Spread Amount"), resulting from, and generally
                                      equal to, the excess of the aggregate principal
                                      balances of the applicable Mortgage Loans over the
                                      principal balances of the applicable Classes of
                                      Securities. Once the required Spread Amount is
                                      reached, and subject to the provisions described in
                                      the next sentence and in the related Prospectus
                                      Supplement, the acceleration feature will cease,
                                      unless necessary to maintain the required level of
                                      the Spread Amount. The applicable Pooling and
                                      Servicing Agreement or Indenture will provide that,
                                      subject to certain floors, caps and triggers, the
                                      required level of the Spread Amount may increase or
                                      decrease over time. An increase would result in a
                                      temporary period of accelerated amortization of the
                                      applicable Classes of Securities to increase the
                                      actual level of the Spread Amount to its required
                                      level; a decrease would result in a temporary period
                                      of decelerated amortization to reduce the actual
                                      level of the Spread Amount to its required level. A
                                      Pooling and Servicing Agreement also may provide
                                      that after one or more Classes of Securities have
                                      been paid to the required level of the Spread
                                      Amount, excess interest, together with certain other
                                      excess amounts, may be applied to make-up shortfalls
                                      in, or accelerate the amortization of, other Classes
                                      of Securities.



I. Supplemental Interest Payments..   If so specified in the related Prospectus
                                      Supplement, one or more Classes of Securities may
                                      be entitled to receive supplemental interest
                                      payments ("Supplemental Interest Payments") under
                                      specified circumstances. Supplemental interest
                                      payments will be available to fund some or all of
                                      the difference, if any, between the interest owed to
                                      a Class of Securities on a Distribution Date and
                                      the interest that would be available to pay such
                                      interest assuming no defaults or delinquencies on
                                      the Mortgage Loans. Such differences may result if
                                      the interest rates on the applicable Classes of
                                      Securities are based upon an index that differs
                                      from the index used in determining the interest
                                      rates on the Mortgage Loans. Except as otherwise
                                      provided in a Prospectus Supplement, supplemental
                                      interest payments will not be available to fund
                                      shortfalls resulting from delinquencies or defaults
                                      on the Mortgage Loans.

J. Maturity Protection.............   If so specified in the Prospectus Supplement, one or
                                      more Classes of Securities may be entitled to
                                      third-party payments to help provide that the
                                      holders of such

                                Securities receive their unpaid principal on or prior to a specified date.

K. FHA Insurance.............   To the extent specified in the related Prospectus
                                Supplement, all or a portion of the Mortgage Loans
                                may be FHA Loans subject to FHA insurance.

L. Other Credit Enhancement..   Other credit enhancement arrangements, including,
                                but not limited to, letters of credit or third party
                                guarantees, may be used to provide coverage for
                                certain risks of losses on the Mortgage Loans in a
                                given Trust. These arrangements may be in addition
                                to or in lieu of any forms of credit support
                                described in this Prospectus. The related Prospectus
                                Supplement will describe any such arrangements,
                                including information as to the extent of coverage
                                and any conditions or limitations thereto. Any such
                                arrangement must be acceptable to each nationally
                                recognized rating agency that is engaged by the
                                Originator to provide a rating for any Class of
                                Securities of the related Series (each, a "Rating
                                Agency").



Advances.....................   Unless otherwise specified in the related Prospectus
                                Supplement, the Servicer and, if applicable, each
                                Sub-Servicer will be obligated each month (or at
                                such other intervals specified in the related
                                Prospectus Supplement) to advance amounts
                                corresponding to all or a portion of delinquent
                                interest payments on each Mortgage Loan until the
                                date on which such Mortgaged Property is sold at a
                                foreclosure sale or such related Mortgage Loan is
                                otherwise liquidated or charged off. Any such
                                obligation to make advances may be limited to
                                amounts due to holders of Senior Securities, to
                                amounts deemed to be recoverable from late payments
                                or liquidation proceeds, for specified periods or
                                any combination thereof, in each case as specified
                                in the related Prospectus Supplement. See "The
                                Pooling and Servicing Agreement -- Monthly Advances
                                and Compensating Interest" herein.



Compensating Interest........   With respect to each Mortgage Loan as to which the
                                Servicer receives a principal payment in full in
                                advance of the final scheduled due date (a
                                "Principal Prepayment"), the Servicer will generally
                                be required to remit to the Trustee, from amounts
                                otherwise payable to the Servicer as servicing
                                compensation, an amount generally representing the
                                excess of interest on the principal balance of such
                                Mortgage Loan prior to such Principal Prepayment
                                over the amount of interest actually received on the
                                related Mortgage Loan during the applicable period.
                                If the Servicer is not required to remit such amounts,
                                the Prospectus Supplement will describe the Servicer's
                                obligations, if any, with respect to Principal
                                Prepayments. See "The Pooling and Servicing Agreement
                                -- Monthly Advances and Compensating Interest" herein.

Optional Termination
with Respect to
Certificates..............  The Originator, the Servicer, the holders of REMIC
                            Residual Certificates (as defined herein), certain
                            insurers or certain other entities specified in the
                            related Prospectus Supplement may have the option to
                            effect early retirement of a Series of Certificates
                            through the purchase of the Mortgage Loans in the
                            Trust, subject to the aggregate principal balance of
                            the related Mortgage Loans being less than the
                            percentage specified in the related Prospectus
                            Supplement of the aggregate principal balance of the
                            Mortgaged Loans at the Cut-off Date for the related
                            Series. Typically, the Originator, the Servicer or
                            such other entity will cause the retirement of a
                            Series of Certificates when servicing of the then
                            remaining amount of Mortgage Loans becomes
                            inefficient. See "The Pooling and Servicing
                            Agreement -- Termination; Optional Termination"
                            herein.

Redemption of Notes.......  To the extent provided in the Prospectus Supplement relating to a Series of Notes, the Notes of any
                            Series may be (i) redeemed at the request of
                            holders of such Notes; (ii) redeemed at the option
                            of the related Depositor or another party specified
                            in the related Prospectus Supplement; or (iii)
                            subject to special redemption under certain
                            circumstances. The circumstances and terms under
                            which the Notes of a given Series may be redeemed
                            will be described in the related Prospectus
                            Supplement.

Mandatory Termination ....  The Trustee, the Servicer or certain other entities specified in the related Prospectus Supplement may
                            be required to effect early retirement of a Series
                            of Securities under the circumstances and in the
                            manner specified in the related Prospectus
                            Supplement and herein under "The Agreement --
                            Termination; Purchase of Mortgage Loans."

Risk Factors .............  See "Risk Factors" beginning on page 19 for a description of certain risks relevant to an
                            investment in the Securities, including the
                            following: the limited market for the Securities,
                            the limited sources of payment on the Securities,
                            the possibility of a decline in the value of the
                            Mortgaged Properties, the risks associated with
                            Mortgage Loans secured by junior liens, the
                            possibility of the bankruptcy of the Mortgagors,
                            environmental concerns, limitations on enforcement
                            of remedies with respected to defaulted Mortgage
                            Loans, risks associated with prepayments of
                            Mortgage Loans, the limited operating history of
                            the Servicer and the underwriting standards of the
                            Originator.

Certain Federal Income
Tax Consequences .........  Different federal income tax consequences will obtain for holders of Certificates and of Notes.
                            The federal income tax consequences of the purchase,
                            ownership and disposition of the Certificates of
                            each Series will depend on, among other things,
                            whether an election is made to treat the
                            corresponding Trust (or certain assets of the Trust)
                            as a "real estate mortgage investment conduit" under
                            the Internal Revenue Code of 1986, as amended (the
                            "Code").


I. Certificates

  A.   REMIC .............  If an election is to be made to treat the Trust (or certain assets of the Trust) for a Series of
                            Certificates as a REMIC for federal income tax
                            purposes, the related Prospectus Supplement will
                            specify which Class or Classes thereof will be
                            designated as regular interests in the REMIC
                            ("Regular Certificates") and which Class of
                            Certificates will be designated as the residual
                            interest in the REMIC ("Residual Certificates"). To
                            the extent provided herein and in the related
                            Prospectus Supplement, Certificates representing an
                            interest in the REMIC will be considered "real
                            estate assets" for purposes of Section 856(c)(6)(B)
                            of the Code and assets described in Section
                            7701(a)(19)(C) of the Code.

                            For federal income tax purposes, Regular
                            Certificates generally will be treated as debt obligations of the Trust with payment terms equivalent to the terms of such Certificates.
                            Holders of Regular Certificates will be required to report income with respect to such Certificates under the accrual method, regardless of their normal tax accounting method. Original issue discount, if any, on Regular Certificates will be includible in the income of the holders thereof as it accrues, in advance of receipt of the cash attributable thereto, which rate of accrual will be determined based on a reasonable assumed prepayment rate of the Mortgage Loans held by the Trust. The
                            Residual Certificates generally will not be treated as evidences of indebtedness for federal income tax purposes, but instead, as representing rights to the taxable income or net loss of the REMIC.

 B.   Grantor Trust......   If no election is to be made to treat the Trust (or
                            any portion thereof) for a Series of Certificates
                            ("Non-REMIC Certificates") as a REMIC, the Trust
                            will be classified as a grantor trust for federal
                            income tax purposes and not as an association
                            taxable as a corporation. Holders of Non-REMIC
                            Certificates will be treated for such purposes,
                            subject to the possible application of the stripped
                            bond rules, as owners of undivided interests in the
                            related Mortgage Loans and generally will be
                            required to report as income their pro rata share of
                            the entire gross income (including amounts paid as
                            reasonable servicing compensation) from the Mortgage
                            Loans and will be entitled, subject to certain
                            limitations, to deduct their pro rata share of
                            expenses of the Trust.




                            To the extent provided herein and in the related
                            Prospectus Supplement, Non-REMIC Certificates will represent interests in "real estate assets" for purposes of Section 856(c)(6)(B) of the Code and "Loans ... principally secured by an interest in real property" within the meaning of Section
                            7701(a)(19)(C)(v) of the Code.


                            Investors are advised to consult their tax advisors and to review "Material Federal Income Tax
                            Consequences" herein and, if applicable, in the related Prospectus Supplement.
[/R]


II. Notes................   For federal income tax purposes, Notes generally
                            will be treated as debt obligations of the related
                            Depositor. Holders of Notes will not be required to
                            report income with respect to such Notes under an
                            accrual method, unless the Noteholders otherwise
                            use the accrual method of accounting for tax
                            purposes. Notes will not represent interests in
                            "real estate assets" for purposes of
                            Section 856(c)(5)(A) of the Code or "[l]oans . . .
                            principally secured by an interest in real
                            property" within the meaning of
                            Section 7701(a)(19)(C)(v) of the Code.



ERISA Considerations.....   Fiduciaries of employee
                            benefit plans subject to Title I of the Employee
                            Retirement Income Security Act of 1974, as amended
                            ("ERISA"), should consider the ERISA fiduciary
                            investment standards before authorizing an
                            investment by a plan in a Series of Securities. In
                            addition, fiduciaries of employee benefit plans
                            subject to Title I of ERISA, as well as certain
                            plans not subject to ERISA, but which are subject to
                            Section 4975 of the Code, such as individual
                            retirement accounts and Keogh plans covering only a
                            sole proprietor or partners (collectively,
                            "Plan(s)"), should consult with their legal counsel
                            to determine whether an investment in a Series of
                            Securities will cause the Mortgage Loans of the
                            Trust to

                                 be considered plan assets pursuant to the plan asset regulations set forth in 29 C.F.R.
                                 Section 2510.3-101 (the "Plan Asset
                                 Regulations"), thereby subjecting the Plan to the prohibited transaction rules with respect to the Mortgage Loans and the Trustee or the Servicer to the fiduciary investment standards of ERISA, or cause the excise tax provisions of
                                 Section 4975 of the Code to apply to the Mortgage Loans unless some exemption granted by the Department of Labor applies to the purchase, sale, transfer or holding of a Series of Securities. See "ERISA Considerations" herein.

Rating..................         At the date of issuance, each Class of
                                 Securities offered pursuant to the related
                                 Prospectus Supplement will be rated in one of
                                 the four highest rating categories by one or
                                 more nationally recognized Rating Agencies. See
                                 "Rating" herein.

Legal Investment........         As disclosed in the related Prospectus
                                 Supplement, certain Classes of Securities may
                                 not constitute "mortgage- related securities"
                                 for purposes of the Secondary Mortgage Market
                                 Enhancement Act of 1984 ("SMMEA") and, if so,
                                 will not be legal investments for certain types
                                 of institutional investors under SMMEA.
                                 Institutions whose investment activities are
                                 subject to legal investment laws and
                                 regulations or to review by certain regulatory
                                 authorities may be subject to additional
                                 restrictions on investment in certain Classes
                                 of Securities. Any such institution should
                                 consult its own legal advisors in determining
                                 whether and the extent to which a Class of
                                 Securities constitutes legal investments for
                                 such investors. See "Legal Investment" herein.



Registration of Securities.....  Except to the extent that the Prospectus
                                 Supplement specifies that the Securities will
                                 be issuable in bearer form, the Securities
                                 will be issued as physical certificates
                                 ("Definitive Securities") in fully registered
                                 form in the denominations specified in the
                                 Prospectus Supplement. Securities may,
                                 however, be represented by global certificates
                                 registered in the name of Cede & Co. ("Cede"),
                                 as nominee of The Depository Trust Company
                                 ("DTC"), or another nominee if so specified in
                                 the related Prospectus Supplement. In such
                                 case, Securityholders will not be entitled
                                 to receive Definitive Securities representing
                                 such Securityholders' interests, except in
                                 certain circumstances described in the related
                                 Prospectus Supplement. See "Description of the
                                 Securities -- Form of Securities --
                                 Book-Entry Registration" herein.

                                  RISK FACTORS

LIMITED LIQUIDITY


         Prior to issuance, there will have been no market for the Securities of any Series. There can be no assurance that a secondary market for the Securities will develop or, if a secondary market does develop, that it will provide Securityholders with liquidity of investment or that it will continue for the lives of the Securities. Certain Classes of the Securities may not constitute "mortgage related securities" under SMMEA, and certain investors may be subject to legal restrictions that preclude their purchase of any such non-SMMEA Securities. In addition, certain Classes of Securities may be restricted as to transferability to certain entities if so specified in the related Prospectus Supplement. Any restrictions on the purchase or transferability of the Classes of a given Series of Securities may have a negative effect on the development of a secondary market in such Securities.



LIMITED SOURCES OF PAYMENT ON SECURITIES



         Proceeds of the assets of any Trust, including the Mortgage Loans, any Reserve Account and any Financial Guaranty Insurance Policy, will be the sole source of funds for the payment of the required distributions on the Securities of the related Series and there will be no recourse to the Originator or any other entity in the event that such proceeds are insufficient or otherwise unavailable to make any such required distributions on such Securities. The Certificates of any Series represent beneficial ownership interests in the related Trust only. The Notes of any Series will be non-recourse obligations of the related Depositor, and the assets of the related Trust will be the sole source of payment on the Notes. The Securities do not represent interests in or other obligations of the Originator, the Servicer, the Depositor, any Sub-Servicer, the Trustee or any other person. Neither the Securities nor the Mortgage Loans, except any FHA Loans, are insured or guaranteed by any governmental agency or instrumentality. Any FHA insurance on FHA Loans will not protect against all contingencies with respect to such loans and will cover certain contingencies only to a limited extent.
The only obligations of the foregoing entities with respect to the Securities or the Mortgage Loans will be the obligations (if any) of the Originator, the Depositor, the Servicer and any Sub-Servicer pursuant to certain limited representations and warranties made with respect to the Mortgage Loans, and the servicing obligations of the Servicer and any Sub-Servicer under the related Agreement (including their respective limited obligations to make certain advances in the event of delinquencies on the Mortgage Loans, but only to the extent deemed recoverable). Except as described in the related
Prospectus Supplement, neither the Securities nor the underlying Mortgage
Loans will be guaranteed or insured by the Originator, the Servicer, the Depositor,the Trustee, any Sub-Servicer or any of their respective affiliates. Notwithstanding the foregoing, and as specified in the related Prospectus Supplement, certain types of credit enhancement, such as a Financial Guaranty Insurance Policy or a letter of credit, may constitute a full recourse obligation of the issuer of such credit enhancement.


RISKS ASSOCIATED WITH THE MORTGAGE LOANS

         Risks Associated with any Decline in Value of Mortgaged Properties. An overall decline in the market value of residential real estate, the general condition of a Mortgaged Property, or other factors, including acts of nature such as hurricanes, floods, tornadoes or earthquakes, could adversely affect the values of the Mortgaged Properties such that the outstanding balances of the Mortgage Loans, together with any other liens on the Mortgaged Properties, equal or exceed the value of the Mortgaged Properties. Such a decline could, in certain circumstances, result in the interest of the related Trust in the Mortgaged Property being extinguished. In addition, certain areas of the country may from time to time experience significant declines in real estate values. The Originator will not be able to quantify the impact of any such declines in the value of any Mortgaged Properties or predict whether, to what extent or how long such declines may continue. Because certain Mortgage Loans may have been underwritten pursuant to standards that rely primarily on the value of the related Mortgaged Properties rather than the creditworthiness of the borrowers under such Mortgage, the actual rates of delinquencies, foreclosures and losses on such Mortgage Loans, particularly in periods during which the value of the related Mortgaged Properties has declined, could be higher than those historically experienced by the mortgage lending industry in general.

         Risks Associated with Junior Loans. Certain of the Mortgage Loans will be mortgage loans secured by junior liens (each, a "Junior Loan") subordinate to the rights of the mortgagees under the related senior mortgages (each, a "Senior Loan"). As a result, the proceeds from any liquidation, insurance or condemnation proceedings will be available to satisfy the principal balance of a Junior Loan only to the extent that the claims, if any, of each such Senior Loan are satisfied in full, including any related foreclosure costs. In addition, a junior mortgagee may not foreclose on the Mortgaged Property securing the related Junior Loan unless it forecloses subject to the related Senior Loan, in which case it must either pay the entire amount of each Senior Loan to the applicable mortgagee at or prior to the foreclosure sale or undertake the obligation to make payments on each Senior Lien in the event of a default thereunder. Generally, a servicer will satisfy each such Senior Loan at or prior to the foreclosure sale only to the extent it determines that any amounts so paid will be recoverable from future payments and collections on the Junior Loan or otherwise. The Trusts will not have any source of funds (and may not be permitted under the REMIC provisions of the Code) to satisfy any such Senior Loan or make payments due under any Senior Lien. See "Certain Legal Aspects of the Mortgage Loans -- Foreclosure/ Repossession" herein.

         Risks Associated with Balloon Loans. Certain of the Mortgage Loans may constitute "Balloon Loans." Balloon Loans are loans originated with a term to stated maturity that is shorter than the period on which the corresponding amortization schedule is based. As a result, upon the maturity of a Balloon Loan, the Mortgagor will be required to make a "balloon payment" which will be significantly larger than the previous monthly payments due on such Balloon Loan. The ability of such Mortgagor to repay a Balloon Loan at maturity frequently will depend on such Mortgagor's ability to refinance the Mortgage Loan. The ability of a Mortgagor to refinance such a Mortgage Loan will be affected by a number of factors, including the prevailing level of mortgage rates at the time, the value of the related Mortgaged Property, the Mortgagor's equity in the related Mortgaged Property, the financial condition of the Mortgagor, the tax laws and general economic conditions at the time.


         Although a low interest rate environment may facilitate the refinancing of a Balloon Loan, the receipt and reinvestment by Securityholders of the proceeds in such an environment may produce a lower return than that previously received in respect of the related Mortgage Loan. Conversely, a high interest rate environment may make it more difficult for the Mortgagor to accomplish a refinancing and may result in delinquencies or defaults. None of the Originator, the Depositor, the Servicer, the Originator, the Trustee or any other entity will be obligated to provide funds to refinance any Balloon Loan.


         Risks Associated with Bankruptcy of the Mortgagor. General economic conditions and other factors (which may not affect real property values) have an impact on the ability of Mortgagors to repay Mortgage Loans. Loss of earnings, illness, divorce and other similar factors may lead to an increase in delinquencies, defaults and bankruptcy filings by Mortgagors. In the event of personal bankruptcy of a Mortgagor, it is possible that a Trust could experience a loss with respect to such Mortgagor's Mortgage Loan. In conjunction with a Mortgagor's bankruptcy, a bankruptcy court may suspend or reduce the payments of principal and interest to be paid with respect to such Mortgage Loan or permanently reduce the principal balance of such Mortgage Loan, thus either delaying or permanently limiting the amount received by the Trust with respect to such Mortgage Loan. Moreover, in the event a bankruptcy court prevents the transfer of the related Mortgaged Property to a Trust, any remaining balance on such Mortgage Loan may not be recoverable.


         Risks Associated with Defaulted Mortgage Loans. Even assuming that the Mortgaged Properties provide adequate security for the Mortgage Loans, substantial delays could be encountered in connection with the liquidation of defaulted Mortgage Loans and corresponding delays in the distribution of related proceeds to the Securityholders could occur. An action to foreclose on a Mortgaged Property securing a Mortgage Loan is regulated by state statutes and rules and is subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring several years to complete. Furthermore, in some states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of a Mortgaged Property. In the event of a default by a Mortgagor, these restrictions, among other things, may impede the ability of the Servicer, or any Sub-Servicer, to foreclose on or sell the Mortgaged Property or to obtain Liquidation Proceeds (as defined under "Description of the Securities -- Distributions on Securities -- Available Funds" herein) (net of expenses) sufficient to repay all amounts due on the related Mortgage Loan. The Servicer, or any Sub-Servicer, will be entitled to deduct from Liquidation Proceeds all expenses reasonably incurred in attempting to recover amounts due on the related Liquidated Mortgage Loan and not yet repaid, including unreimbursed Monthly Advances and Servicing Advances, payments to prior lienholders, legal fees and costs of legal action, real estate taxes, and maintenance and preservation expenses. In the event that any of the Mortgaged Properties fail to provide adequate security for the related Mortgage Loans, and the credit enhancement for the related Series is not available to cover resulting shortfalls, Securityholders could experience a loss on their investment.


     Liquidation expenses with respect to defaulted Mortgage Loans do not vary directly with the outstanding principal balance of the Mortgage Loans at the time of default. Therefore, assuming that the Servicer or any Sub-Servicer took the same steps in realizing upon a defaulted Mortgage Loan having a small remaining principal balance as it would in the case of a defaulted Mortgage Loan having a larger principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the outstanding principal balance of the smaller Mortgage Loan than would be the case with a larger Mortgage Loan. Because the average outstanding principal balances of Mortgage Loans that are Junior Liens generally are smaller relative to the average outstanding principal balances of Mortgage Loans that are first mortgage loans, realizations net of liquidation expenses on defaulted Mortgage Loans that are Junior Liens may also be smaller as a percentage of the principal amount of such Mortgage Loans than would be the case if such mortgage loans were secured by first mortgages.

         Environmental Concerns. Under environmental legislation and case law applicable in various states, a secured party that takes a deed in lieu of foreclosure, acquires a Mortgaged Property at a foreclosure sale or, prior to foreclosure, has been involved in decisions or actions that may lead to contamination of a Mortgaged Property may be liable for the costs of cleaning up a contaminated site. Although such costs could be substantial, it is unclear whether they would be imposed on a Trust, in its capacity as holder of any related Mortgage Note, since under the terms of the related Pooling and Servicing Agreement, a Trust is not required to take an active role in operating the related Mortgaged Properties. See "Certain Legal Aspects of the Mortgage Loans and Related Matters -- Environmental Considerations" herein.

         Risks Associated with Non-Owner Occupied Properties. Certain of the Mortgaged Properties relating to Mortgage Loans may not be owner-occupied. It is possible that the rates of delinquencies, foreclosures and losses on Mortgage Loans secured by non-owner-occupied properties could be higher than such rates on Mortgage Loans secured by the primary residence of the borrower.

LEGAL CONSIDERATIONS; LIMITATION ON ENFORCEMENT OF REMEDIES

         State and Federal Regulations. Applicable state laws generally regulate interest rates and other charges, require certain disclosures, and require licensing of the Originator, the Servicer and any Sub-Servicer. In addition, most states have other laws, public policies and general principles of equity relating to the protection of consumers, unfair and deceptive practices and practices which may apply to the origination, servicing and collection of the Mortgage Loans. See "Certain Legal Aspects of the Mortgage Loans and Related Matters" herein.

         The Mortgage Loans may also be subject to federal laws, including: (i) the Truth in Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to the borrowers regarding the terms of the Mortgage Loans;
(ii) the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit;
(iii) the Real Estate Settlement Procedures Act and Regulation X promulgated thereunder, which require certain disclosures to borrowers regarding the settlement and servicing of the Mortgage Loans; (iv) the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience; and (v) the Federal Trade Commission Preservation of Consumer's Claims and Defenses Rule, 16 C.F.R. Part 433, regarding the preservation of a consumer's rights.


     Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the Servicer, or any Sub-Servicer, to collect all or part of the principal of or interest on the Mortgage Loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the Servicer, or any Sub-Servicer, to damages and administrative sanctions. If the Servicer, or any Sub-Servicer, is unable to collect all or part of the principal or interest on any Mortgage Loans because of a violation of the aforementioned laws, public policies or general principles of equity, then the Trust may be delayed from repaying, or may be unable to repay, all amounts owed to Securityholders. Furthermore, depending upon whether damages and sanctions are assessed against the Servicer or the Originator, such violations may have a material impact upon the financial ability of the Servicer to continue to act in such capacity or the ability of the Originator to repurchase or replace Mortgage Loans if such violation breaches a representation or warranty contained in the related Pooling and Servicing Agreement or Indenture.


         Certain additional provisions under the Federal Truth-in-Lending Act became effective on October 1, 1995. These provisions apply to certain types of mortgage loans, generally as a result of such loan's coupon rate being 10% or more greater than the yield on United States Treasury Securities of comparable maturity, or if the "total points and fees" payable to the obligor exceed a specified level. If the requirements are triggered, certain additional disclosures are required to be made to the obligor and certain other restrictions on the loan and its terms apply (e.g., restrictions relating to prepayment penalties and balloon maturities). These provisions further require persons who sell or assign mortgages which are subject to these requirements to furnish a notice to such effect to the purchaser or assignee. Such purchasers or assignees may under certain circumstances be liable for the failure of the originating lender to provide the required disclosures or for the inclusion in the loan of any prohibited terms.

YIELD, MATURITY AND PREPAYMENT CONSIDERATIONS


         The yield to maturity of any Class of Securities will be affected by the amount and timing of principal payments on the related Mortgage Loans, the manner of allocation of available funds and/or losses to such Class, the interest rates or amounts of interest payable on such Class and the purchase price paid for such Class. The interaction of the foregoing factors may have different effects on, and create different risks for, the various Classes of Securities, and the effects and/or risks for any one Class may vary over the life of such Class. The related Prospectus Supplement may include additional prepayment considerations with respect to different Classes of Securities of a Series. Investors should carefully consider the different consequences of such risks as may be described in the related Prospectus Supplement.


         The Mortgage Loans may generally be prepaid in full or in part at any time; however, a prepayment penalty or premium may still be imposed in connection therewith. The rate of prepayments of the Mortgage Loans cannot be predicted and may be affected by a wide variety of economic, social and other factors, including prevailing interest rates, the availability of alternative financing and homeowner mobility. Therefore, no assurance can be given as to the level of prepayments that may be experienced on Mortgage Loans included in any Trust.

         Although published statistical data regarding the effects of interest rates on prepayment rates for Mortgage Loans of the type typically made or acquired by the Originator are limited, a number of factors suggests that the prepayment behavior of a pool including Mortgage Loans may be significantly different from that of a pool composed entirely of conforming, non-conforming, "jumbo" or government-insured (i.e., "traditional") first mortgage loans with equivalent interest rates and maturities. One such factor is the smaller average principal balance of Mortgage Loans that may result in a higher prepayment rate than that of a traditional first mortgage loan with a larger average balance, regardless of the interest rate environment. A small principal balance, however, also may make refinancing Mortgage Loans at a lower interest rate less attractive to the borrower relative to refinancing a larger balance first mortgage loan, as the perceived impact to the borrower of lower interest rates on the amount of the monthly payment for a Mortgage Loan may be less than for a traditional first mortgage loan with a larger balance. Other factors that might be expected to affect the prepayment rate of a pool of Mortgage Loans include the amounts of, and interest rates on, the underlying Senior Liens, if any, and the use of first mortgage loans as long-term financing for home purchase and home equity loans as shorter-term financing for a variety of purposes, including debt consolidation, home improvement, education expenses and purchases of consumer durables such as automobiles. Accordingly, Mortgage Loans may experience a higher rate of prepayments than traditional first mortgage loans. In addition, any future limitations on the deductibility of interest payments on the Mortgage Loans for federal income tax purposes may further increase the rate of prepayments on the Mortgage Loans.

         In addition, certain of the Mortgage Loans comprising the Mortgage Pool may have adjustable Mortgage Rates ("ARM Loans"). The Originator is not aware of any publicly available statistics that set forth principal prepayment experience or prepayment forecasts of ARM Loans over an extended period of time, and its experience with respect to ARM Loans is insufficient to draw any conclusions with respect to the expected prepayment rates on ARM Loans that may be included in a Mortgage Pool. As is the case with conventional fixed-rate mortgage loans, ARM Loans may be subject to a greater rate of principal prepayments in a declining interest rate environment. For example, if prevailing interest rates fall significantly, ARM Loans could be subject to higher prepayment rates than if prevailing interest rates remain constant because the availability of fixed-rate mortgage loans at competitive interest rates may encourage mortgagors to refinance their ARM Loans to "lock in" a lower fixed interest rate. Conversely, if prevailing interest rates rise significantly, ARM Loans may prepay at lower rates than if prevailing rates remain at or below those in effect at the time such ARM Loans were originated. There can be no certainty as to the rate of prepayments on the ARM Loans in stable or changing interest rate environments. See "Maturity, Prepayment and Yield Considerations" herein.


         Prepayments may result from voluntary early payments by borrowers (including payments in connection with refinancings of any related Senior Liens), sales of Mortgaged Properties subject to due-on-sale provisions and liquidations due to default, as well as the receipt of proceeds from physical damage, credit life and disability insurance policies. In addition, repurchases or purchases of Mortgage Loans from a Trust required to be made by the Originator or the Servicer under the related Pooling and Servicing Agreement will have the same effect on the Securityholders as a prepayment of such Mortgage Loans. All of the Mortgage Loans contain due-on-sale provisions, and the Servicer will be required to enforce such provisions unless (i) such enforcement would materially increase the risk of default or delinquency on, or materially decrease the security for, such Mortgage Loan or (ii) such enforcement is not permitted by applicable law, in which case the Servicer is authorized to permit the purchaser of the related Mortgaged Property to assume the Mortgage Loan. Additionally, should the Originator solicit refinancings from existing borrowers, the rate of prepayments on the Mortgage Loans may increase due to any resulting refinancings.



         Prepayments on the Mortgage Loans for a Series generally will result in a faster rate of distributions of principal on the Securities. Thus, the prepayment experience of the Mortgage Loans will affect the average life and yield to investors of each Class and the extent to which each such Class is paid prior to its final scheduled Distribution Date. A Series may include Classes of Securities which pay "interest only" or are entitled to receive a disproportionately high level of interest distributions as compared to the amount of principal to which such Classes of Securities are entitled (each, an "Interest Weighted Class") or Classes of Securities which pay "principal only" or are entitled to receive a disproportionately high level of principal distributions compared to the amount of interest to which such Classes of Securities are entitled (each, a "Principal Weighted Class"). A Series may include an Interest Weighted Class offered at a significant premium or a Principal Weighted Class offered at a substantial discount. Yields on such Classes of Securities will be extremely sensitive to prepayments on the Mortgage Loans for such Series. In general if a Security, including a Security of an Interest Weighted Class, is purchased at a premium and principal distributions on the Mortgage Loans occur at a rate faster than anticipated at the time of purchase, the investor's actual yield to maturity could be significantly lower than that assumed at the time of purchase. Where the amount of interest allocated with respect to an Interest Weighted Class is extremely disproportionate to principal, a Securityholder could, under some such prepayment scenarios, fail to recoup its original investment. Conversely, if a Security, including a Security of a Principal Weighted
Class, is purchased at a discount and principal distributions thereon occur at a rate slower than assumed at the time of purchase, the investor's actual yield to maturity could be significantly lower than that originally anticipated.
See "Maturity Prepayment and Yield Considerations" herein.



         Any rating assigned to the Securities by a Rating Agency will reflect only such Rating Agency's assessment of the likelihood that timely distributions will be made with respect to such Securities in accordance with the related Pooling and Servicing Agreement or Indenture. Such rating will not constitute an assessment of the likelihood that principal prepayments on the Mortgage
Loans will be made by Mortgagors or of the degree to which the rate of such prepayments might differ from that originally anticipated. As a result, such rating will not address the possibility that prepayment rates higher or lower than anticipated by an investor may cause such investor to experience a lower than anticipated yield, or that an investor purchasing an Interest Weighted Security at a significant premium might fail to recoup its initial investment.


         Collections on the Mortgage Loans may vary due to the level of incidence of delinquent payments and of prepayments. Collections on the Mortgage Loans may also vary due to seasonal purchasing and payment habits of Mortgagors.

UNDERWRITING STANDARDS, LIMITED OPERATING HISTORY AND POTENTIAL DELINQUENCIES

         As described herein, the Originator's underwriting standards generally are less stringent than those of the Federal National Mortgage Association ("FNMA") or the Federal Home Mortgage Corporation ("FHLMC") with respect to a borrower's credit history and in certain other respects. A borrower's tarnished credit history may not preclude the Originator from making a loan; however, it may reduce the size (and consequently the Combined Loan-to-Value Ratio) of the loan that the Originator is willing to make. As a result of this approach to underwriting, the Mortgage Loans in the Mortgage Pool may experience higher rates of delinquencies, defaults and foreclosures than mortgage loans underwritten in a manner which is more similar to the FNMA and FHLMC guidelines.
         The Mortgage Loans originated under the non-income verification program of the Originator may experience higher rates of delinquency, defaults and foreclosures than the Mortgage Loans originated under the full documentation program of the Originator.

         The Servicer commenced servicing portfolios of mortgage loans in 1994. Accordingly, neither the Originator nor the Servicer has representative historical delinquency, bankruptcy, foreclosure or default experience that may be referred to for purposes of estimating the future delinquency and loss experience of the Mortgage Loans.


         Occasionally, the Originator purchases Mortgage Loans not underwritten in accordance with its usual underwriting standards in bulk from third parties. To the extent any Trust includes loans purchased in bulk by the Originator, the Prospectus Supplement will disclose the portion of such Trust consisting of such Mortgage Loans and whether or not the Originator has re-underwritten such loans according to its usual underwriting standards.


THE STATUS OF THE MORTGAGE LOANS IN THE EVENT OF BANKRUPTCY OF THE ORIGINATOR


         In the event of the bankruptcy of the Originator, a trustee in bankruptcy of the Originator or its creditors could attempt to recharacterize the sale of the Mortgage Loans to the Depositor or the related Trust as a borrowing by the Originator or an affiliate. If such recharacterization were to be upheld, the related Securityholders could be deemed to be creditors of the Originator or such affiliate, with the Mortgage Loans constituting security for such debt, and thus, the Mortgage Loans might be subject to the automatic stay of the Bankruptcy Court having jurisdiction over the Originator's or its affiliate's bankruptcy estate and a trustee in bankruptcy could elect to accelerate payment of the Securities and liquidate the Mortgage Loans, with the Securityholders entitled to the then outstanding principal amount thereof together with accrued interest. Thus, the Securityholders could lose the right to future payments of interest, and might suffer reinvestment loss in a lower interest rate environment. Even if such recharacterization were not upheld, Securityholders may be subject to substantial delays in distributions due to the bankruptcy proceedings.


LIMITATIONS ON INTEREST PAYMENTS AND FORECLOSURES

         Generally, under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), or similar state legislation, a mortgagor who enters military service after the origination of the related mortgage loan (including a mortgagor who is a member of the National Guard or is in reserve status at the time of the origination of the mortgage loan and is later called to active duty) may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such mortgagor's active duty status, unless a court orders otherwise upon application of the lender. It is possible that such action could affect, for an indeterminate period of time, the ability of the Servicer to collect full amounts of interest on certain of the Mortgage Loans. In addition, the Relief Act imposes limitations which would impair the ability of the Servicer to foreclose on an affected Mortgage Loan during the Mortgagor's period of active duty status. Thus, in the event that such a Mortgage Loan goes into default, there may be delays and losses occasioned by the inability to realize upon the Mortgaged Property in a timely fashion.


SECURITY RATING RELATED TO RATING OF CREDIT ENHANCEMENT PROVIDER



Depending on the structure of the related transaction, the rating of a Series or Class of Securities the credit of which is enhanced through external means such as a letter of credit, Financial Guaranty Insurance Policy or mortgage pool insurance may depend primarily on the creditworthiness of the issuer of such external credit enhancement device. Any reduction or withdrawal of the rating assigned to the claims-paying ability of the credit enhancement issuer below the rating initially given to such Securities would likely result in a reduction in the rating of such Securities and, in such event, the market price of such Securities could be adversely affected. See "Rating" herein.


BOOK-ENTRY REGISTRATION


         Effect on Liquidity. If so specified in the related Prospectus Supplement, the Securities may initially be registered in book-entry form. Issuance of the Securities in book-entry form may reduce the liquidity of such Securities in the secondary market since investors may be unwilling to purchase Securities for which they cannot obtain physical certificates.



         Difficulty in Pledging. Since transactions in Securities will, in most cases, be able to be effected only through Participants, Indirect Participants (both Participants and Indirect Participants are defined under "Description of the Securities -- Form of Securities -- Book-Entry Registration" herein) and certain banks, the ability of a Securityholder to pledge a Security to persons or entities that do not participate in the DTC system, or otherwise to take actions in respect of such Securities, may be impaired since physical certificates representing the Securities will not generally be available.



         Potential Delays in Receipt of Distributions. Securityholders may experience some delay in their receipt of distributions of interest on and principal of the Securities since distributions may be required to be forwarded by the Trustee to DTC and, in such a case, DTC will be required to credit such distributions to the accounts of its Participants which thereafter will be required to credit them to the accounts of the applicable Securityholders either directly or indirectly through Indirect Participants. See "Description of the Securities -- Form of Securities -- Book-Entry Registration" herein.



LACK OF CONTROL BY SECURITYHOLDERS



         The servicing of the Mortgage Loans will be carried out by the Servicer. The Securityholders will only have the right to consent to, or approve of, certain limited actions set forth in the related Pooling and Servicing Agreement or Indenture. See "The Pooling and Servicing Agreement -- Voting" and "-- Rights upon Certificate Events of Default" and "The Indenture -- Rights Upon Note Events of Default."

                                   THE TRUSTS


         A Trust for any Series of Securities will include a Mortgage Pool that may consist of Mortgage Loans together with payments in respect thereof and certain other accounts, obligations or agreements, in each case as specified in the related Prospectus Supplement.



         The Securities will be entitled to payment only from the assets of the related Trust and any other assets specified in the related Prospectus Supplement and will not be entitled to payments in respect of the assets of any other Trust established by the related Depositor, the Originator or any of its affiliates. If specified in the related Prospectus Supplement, certain Securities will evidence the entire fractional undivided ownership interest in, or be secured by, a Trust which will contain a beneficial ownership interest in another Trust which will contain all or some of the Mortgage Loans.


         Certain of the Mortgage Loans may have been originated by the Originator. Other Mortgage Loans may have been acquired by the Originator in the open market or in privately negotiated transactions, including transactions with entities affiliated with the Originator. See "Mortgage Loan Program -- Underwriting Criteria."


         The following is a brief description of the Mortgage Loans expected to be included in the Trusts. The related Prospectus Supplement will set forth detailed information respecting the Mortgage Loans proposed to be included in the related Mortgage Pool. Information regarding the actual composition of the Mortgage Loans in the related Mortgage Pool will be set forth in a report on Form 8-K to be filed with the Commission within 15 days after such Mortgage Pool is complete (the "Detailed Description"). A schedule of the Mortgage Loans relating to each Trust will be attached to the related Pooling and Servicing Agreement or Indenture delivered to the Trustee in connection with the issuance of the Securities.



         If so specified in the Prospectus Supplement relating to a Series of Securities, the Mortgage Pool may be divided into two or more groups based on certain characteristics of the related Mortgage Loans (such as type or amount of Mortgage Rate, remaining term to maturity or type of Mortgaged Property) and amounts received, collected or recovered in respect of any such group will be the primary source from which distributions on certain Classes of Securities will be derived.


THE MORTGAGE LOANS--GENERAL

         The real properties (including condominiums and townhouses) which secure repayment of the Mortgage Loans may be located in any one of the fifty states or the District of Columbia. All of the Mortgage Loans will generally be covered by Standard Hazard Insurance Policies; any Mortgage Loans not so covered will be noted in the related Prospectus Supplement. The existence and extent of any such coverage will be described in the related Prospectus Supplement. The Mortgage Loans, except the FHA Loans, will not be insured or guaranteed by any governmental agency or covered wholly or partially by primary mortgage insurance policies.

         All of the Mortgage Loans in a Mortgage Pool generally will generally provide for payments to be made monthly on due dates occurring throughout the month. If any Mortgage Loan does not require monthly payments, it will be noted in the related Prospectus Supplement.

         The Mortgage Loans to be included in any Mortgage Pool will be described in the related Prospectus Supplement. The Mortgage Loans will have interest payable thereon at (i) fixed rates specified in the related Prospectus Supplement, (ii) adjustable rates computed as specified in the related Prospectus Supplement or (iii) graduated or other variable rates described in the related Prospectus Supplement. Scheduled payments of principal on any Mortgage Loan may be computed (i) on a level debt service basis that will result in full amortization over the stated term of such Mortgage Loan, (ii) in the case of a Balloon Loan, on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity of such Mortgage Loan and will require payment of a substantial amount of principal at the stated maturity specified in the related Mortgage Note or (iii) on such other basis as is specified in the related Prospectus Supplement.

         Certain of the Mortgage Loans may have been originated pursuant to underwriting standards that rely primarily on the value and adequacy of the Mortgaged Property as collateral and, to a much lesser extent, on the creditworthiness of the related Mortgagor. Accordingly, the rates of delinquencies, foreclosures and losses on such Mortgage Loans, particularly in periods during which the value of the related Mortgaged Properties has declined, may be higher than those historically experienced by the mortgage lending industry in general. See "The Originator -- Underwriting Guidelines" herein.

         Prepayments of principal may be subject to a prepayment fee, which may be fixed for the life of the Mortgage Loan or may decline over time, and may be prohibited for the life of the Mortgage Loan or for certain periods ("lockout periods"). Certain Mortgage Loans may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment fee in connection with any such subsequent prepayment. Other Mortgage Loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The Mortgage Loans may include due-on-sale clauses which permit the mortgagee to demand payment of the entire Mortgage Loan in connection with the sale or certain transfers of the related Mortgaged Property. Other Mortgage Loans may be assumable by persons meeting the then applicable underwriting standards of the applicable Originator.


         The Prospectus Supplement for each Series of Securities will contain information, as of the date of such Prospectus Supplement and to the extent then specifically known to the Originator, with respect to the Mortgage Loans contained in the related Mortgage Pool, including (i) the expected aggregate outstanding principal balance and the average outstanding principal balance of the Mortgage Loans as of the applicable Cut-off Date, (ii) the largest expected principal balance and the smallest principal balance of any of the Mortgage Loans, (iii) the types of Mortgaged Properties securing the Mortgage Loans, (iv) the original terms to maturity of the Mortgage Loans, (v) the expected weighted average term to maturity of the Mortgage Loans as of the related Cut-off Date and the range of the terms to maturity, (vi) the ranges of Combined Loan-to-Value Ratios at origination, (vii) the weighted average Mortgage Rate and ranges of Mortgage Rates borne by the Mortgage Loans and (viii) the geographical distribution of the Mortgaged Properties on a state-by-state basis. If specific information respecting the Mortgaged Loans is not known to the Originator at the time the related Securities are initially offered, more general information of the nature described above will be provided in the related Prospectus Supplement and specific information will be set forth in the Detailed Description. To the extent a significant portion of the Mortgage Loans underlying a given Series of Securities consist of FHA Loans the related Prospectus Supplement will describe the material provisions of such Mortgage Loans and the programs under which they were originated. A Prospectus Supplement will include a breakdown of Mortgage Loans by origination type, i.e., full documentation program versus non-income verification program.



         The "Combined Loan-to-Value Ratio" of a Mortgage Loan at any given time is the ratio, expressed as a percentage, determined by dividing (x) the sum of the original principal balance of such Mortgage Loan plus the current principal balance of any Senior Loan on the related Mortgaged Property, by (y) the Appraised Value of such Mortgaged Property. "Appraised Value" is the appraised value of a Mortgaged Property based upon the lesser of (i) the appraisal or valuation made at the time of the origination of the related Mortgage Loan, and
(ii) in the case where such Mortgage represents a purchase money instrument, the sales price of the related Mortgaged Property at such time of origination.


         No assurance can be given that values of the Mortgaged Properties have remained or will remain at their levels on the dates of origination of the related Mortgage Loans. If the residential real estate market should experience an overall decline in property values such that the outstanding principal balances of the Mortgage Loans (plus any additional financing by other lenders secured by the same Mortgaged Properties) in a particular Mortgage Pool become equal to or greater than the value of such Mortgaged Properties or if the general condition of a Mortgaged Property declines, the actual rates of delinquencies, foreclosures and losses on the related Mortgage Loans could be higher than those now generally experienced in the mortgage lending industry. Any overall decline in the market value of residential real estate, the general condition of the Mortgaged Properties or other factors could adversely affect the values of the Mortgaged Properties such that the outstanding principal balance of such Mortgage Loans, together with any additional liens on the Mortgaged Properties, equals or exceeds the value of such Mortgaged Properties and give rise to the consequences discussed in the preceding sentence.


         The related Depositor will cause the Mortgage Loans comprising each Mortgage Pool to be assigned to the Trustee named in the related Prospectus Supplement for the benefit of the Securityholders of the related Series. The Servicer will service the Mortgage Loans either directly, or through the Sub-Servicers, pursuant to the Pooling and Servicing Agreement or Servicing Agreement, as applicable (each an "Agreement") and will receive a fee for such services. See "The Pooling and Servicing Agreement -- General Servicing Procedures" herein. With respect to Mortgage Loans serviced through a Sub-Servicer, the Servicer will remain liable for its servicing obligations under the related Agreement as if the Servicer alone were servicing such Mortgage Loans.



         The only obligations of the Originator and the related Depositor with respect to a Series of Securities will generally be to provide (or, where the Originator acquired a Mortgage Loan from another originator, obtain from such originator) certain representations and warranties concerning the Mortgage Loans and to assign to the Trustee for such Series of Certificates the Originator's or Depositor's rights with respect to such representations and warranties. A Prospectus Supplement may specify additional obligations of the Originator. See "The Agreement -- Assignment of Mortgage Loans."



         The obligations of the Servicer with respect to the Mortgage Loans will consist principally of its contractual servicing obligations under the related Agreement (including its obligations to make Servicing Advances and to enforce the obligations of the Sub-Servicers) and its obligation to make certain Monthly Advances in the event of delinquencies in payments on or with respect to the Mortgage Loans in the amounts described herein under "The Pooling and Servicing Agreement -- Monthly Advances and Compensating Interest." The obligations of the Servicer to make Monthly Advances may be subject to limitations, to the extent provided herein and in the related Prospectus Supplement.


PRE-FUNDING ACCOUNTS


         If so specified in the related Prospectus Supplement, the original principal amount of a Series of Securities may exceed the principal balance of the Mortgage Loans initially being delivered to the Trustee. Cash in an amount equal to such difference will be deposited into a Pre-Funding Account maintained with the Trustee. During the Funding Period set forth in the related Prospectus Supplement, amounts on deposit in the Pre-Funding Account may be used to purchase additional Mortgage Loans for the related Trust subject to the satisfaction of certain conditions specified under the related Pooling and Servicing Agreement. Any amounts remaining in the Pre-Funding Account at the end of such period will be distributed as a principal prepayment to the holders of the related Series of Securities at the time and in the manner set forth in the related Prospectus Supplement.



HOME EQUITY LOANS



         Home Equity Loans will consist of mortgage loans, deeds of trust or participation or other beneficial interests therein, secured by first or more junior liens on one- to four-family residential properties. If so specified, the Home Equity Loans may include loans secured by mortgages or deeds of trust on condominium units in condominium buildings together with such condominium units' appurtenant interests in the common elements of the condominium buildings.




         The Mortgaged Properties relating to Home Equity Loans will consist of detached or semi-detached one-family dwelling units, two- to four-family dwelling units, townhouses, rowhouses, individual condominium units in condominium buildings, individual units in planned unit developments, and certain mixed use and other dwelling units. Such Mortgaged Properties may include vacation and second homes or investment properties.

MULTI-FAMILY AND MIXED-USE LOANS


         Multi-family and Mixed-Use Loans will consist of mortgage loans, deeds of trust or participation or other beneficial interests therein, secured by first liens on rental apartment buildings, mixed-use properties or projects containing five or more residential units. Mortgaged Properties which secure Multi-family Loans may include high-rise, mid-rise and garden apartments. The mixed use properties which might be included in the pools are buildings with multiple residential units and generally one to three commercial units. The majority of mixed use properties contain four to six residential units. Generally non-residential income will not exceed 50% of the gross residential income.


FHA LOANS

         The FHA Loans will consist of home improvement loans originated under Title I of the National Housing Act of 1934 (the "NHA Act"). Under the NHA Act, the FHA, an agency of HUD, is authorized and empowered to insure qualified lending institutions against losses on eligible loans. Loan processing and credit determinations are done by an approved financial institution. Each lender is required to use prudent lending standards in underwriting individual loans. The FHA Loans may only be used by the Mortgagors for property improvements that protect or improve the basic livability or utility of the property.

         Under the Title I Loan Program, the FHA does not review individual loans at the time of approval (as is typically the case with some other federal loan programs), except when the amount of a Title I Property Improvement Loan would result in any borrower having a total unpaid principal obligation on such loans in excess of certain specified amounts, currently $25,000, in which case HUD approval must be obtained.

         The Title I Loan Program is a coinsurance program. The lender initially is at risk for 10% of the principal balance of each loan. The FHA will insure the remaining 90% of the principal balance of each loan, subject to the limits of the reserve amount discussed below. Such FHA insurance is accorded the full faith and credit of the United States of America. Thus, a lender under the program risks the loss of up to 10% of the principal balance on every loan submitted to the FHA for an insurance claim (or a greater amount if the lender's reserve amount is diminished or exhausted), plus a portion of the interest on such loans.

         At the time the FHA receives a new loan origination or transfer of note report from an approved lender, the FHA adds to the balance in the reserve amount established by the FHA for the lender originating or purchasing such loan an amount equal to 10% of the amount disbursed, advanced or expended by the lender in originating or purchasing the loan. The balance in the reserve amount limits the amount of claims the FHA is required to pay.

         The reserve amount established by the FHA for each lender will be reduced by the amount of all insurance claims approved for payment in conjunction with losses on such loans. The lender's reserve amount will be increased based upon additions made pursuant to the origination or purchase of eligible loans registered for insurance.

         The FHA charges a fee of 0.50% per annum of the original balance of each loan it insures, on a non-declining basis. The FHA bills the lender annually (on the anniversary date of origination) for the insurance premium, unless the loan has a maturity of 25 months or less, in which case the insurance charge is payable in one lump sum. If a loan is prepaid during the year, the FHA will not rebate the insurance premium nor reduce the balance in the lender's insurance coverage reserve account. The unused insurance charge will, however, be rebated when a Title I loan is refinanced.


SAV*-A-LOANS(R)



         The Sav*-A-Loans(R) will consist of secured home loans, the proceeds of which generally will be used for debt consolidation and/or property improvements.

                                  JUMBO LOANS



         The Jumbo Loans will have minimum principal balances at origination of $500,000 and will be secured by First Liens on one- to four-family residences, including condominium units, rowhouses and townhomes, but excluding cooperatives. Such Mortgages Properties may include vacation or second homes and investment properties. The Jumbo Loans will generally bear interest at adjustable rates.


                                 USE OF PROCEEDS


         The Originator intends to use the net proceeds to be received from the sale of the Securities of each Series to acquire, or to repay loans incurred to finance the extension or purchase of, the Mortgage Loans to be deposited in the related Trust, and to pay legal, accounting, rating agency, printing and trustee fees and expenses connected with the pooling of Mortgage Loans and the issuing of Securities. Any amounts remaining after such payments may be used for general corporate purposes. The timing and amount of offerings of Securities by the Originator will be influenced by a number of factors, including volume of Mortgage Loans purchased by the Originator, prevailing interest rates, availability of funds and general market conditions.


                                 THE ORIGINATOR

GENERAL


         The Mortgage Loans will have been originated or acquired by Cityscape Corp. Cityscape Corp. will act as the Servicer of the Mortgage Loans. Except for certain representations and warranties relating to the Mortgage Loans and certain other matters, the obligations of Cityscape Corp. with respect to the Mortgage Loans will be limited to contractual servicing obligations. Cityscape Corp. may act as the Depositor or may sell or assign the Mortgage Loans to another entity formed by Cityscape Corp. solely for the purpose of acting as Depositor for a given Trust and Series of Securities at or prior to the time of the issuance of such Securities.



         Cityscape Corp. was incorporated in the State of New York in 1985 and is a wholly-owned subsidiary of Cityscape Financial Corp. (the "Parent"). The Originator is a consumer finance company engaged in the business of originating, purchasing, selling and servicing mortgage loans secured primarily by one-to-four family residences. The majority of the Originator's loans are made to owners of single family residences who use the loan proceeds for such purposes as debt consolidation and financing of home improvements and educational expenditures, among others. The Originator is licensed or registered to do business in 42 states and the District of Columbia. The Originator maintains its principal offices at 565 Taxter Road, Elmsford, New York 10523-2300. Its telephone number is (914) 592-6677. Neither the Originator, the Depositor nor any of their affiliates will insure or guarantee distributions on the Securities of any Series.


         The Originator originates Mortgage Loans in accordance with the underwriting standards set forth below. In addition, it regularly purchases Mortgage Loans underwritten pursuant to such standards from a group of licensed mortgage bankers with whom it has entered into master purchase and sale agreements. All such mortgage bankers must have received a satisfactory review by the Originator of their operating procedures and must have agreed to originate mortgage loans in accordance with the applicable underwriting standards. Occasionally, the Originator purchases Mortgage Loans not underwritten in accordance with the following standards in bulk from third parties. To the extent any Trust includes Mortgage Loans purchased in bulk by the Originator, the Prospectus Supplement will disclose the portion of such Trust consisting of such Mortgage Loans and whether or not the Originator has re-underwritten such loans according to the following standards. The Originator generally intends to sell all loans which it originates or purchases. The Originator currently acts as Servicer for all Mortgage Loans which it originates or purchases.

                   CHANNELS OF LOAN ORIGINATIONS AND PURCHASES

                                                       YEAR ENDED DECEMBER 31,
                                             -----------------------------------------
                                               1994           1995            1996
                                             --------       --------    --------------
                                                     (DOLLARS IN THOUSANDS)
Independent Mortgage Brokers:
   Principal balance .................       $149,724       $291,907       $  548,242
   Number of loans ...................          1,947          4,161            9,173
   Average principal balance per loan        $   76.9       $   70.2       $     59.8
Wholesale Loan Acquisition Program:
   Principal balance .................       $  4,686       $125,957       $  612,049
   Number of loans ...................             60          1,847            9,431
   Average principal balance per loan        $   78.1       $   68.2       $     64.9
Bulk Purchases:
   Principal balance .................           --             --         $  129,064
   Number of loans ...................           --             --              2,259
   Average principal balance per loan            --             --         $     57.1
Total Loan Originations and Purchases:
   Principal balance .................       $154,410       $417,864       $1,289,355
   Number of loans ...................          2,007          6,008           20,863
   Average principal balance per loan        $   76.9       $   69.6       $     61.8



         Independent Mortgage Brokers. A significant portion of the Originator's loan origination and purchase volume is currently derived from independent mortgage brokers. During 1995 and 1996, $291.9 million or 69.9% and $548.2 million or 42.5%, respectively, of the Originator's loan originations and purchases were sourced through the independent mortgage broker network. All independent mortgage brokers submitting loan applications to the Originator must be registered or licensed as required by the jurisdiction in which they operate.



         During 1995 and 1996, the single highest producing independent mortgage broker accounted for 6.4% and 1.9%, respectively, of the Originator's loan originations and purchases, and the ten highest producing independent mortgage brokers accounted for 21.0% and 7.8%, respectively, of the Originator's loan originations and purchases. The Originator periodically reviews the performance of the loans produced by each independent broker and any pattern of higher than expected delinquency or documentation deficiencies will result in the elimination of that broker from the Originator's approved list.


         Wholesale Loan Acquisition Program. In addition to originating loans through its network of independent mortgage brokers, the Originator purchases loans on a flow basis through its Wholesale Loan Acquisition Program. These loan purchases are in the form of complete loan packages originated by loan correspondents. Commenced in 1994, the Wholesale Loan Acquisition Program accounted for $4.7 million (3.0%), $126.0 million (30.1%) and $612.0 million (47.5%) of the Originator's total loan origination and purchase volume for 1994, 1995 and 1996, respectively.



         The Originator purchases loans on a flow basis under the Wholesale Loan Acquisition Program. The correspondent follows the Originator's underwriting guidelines and lends to the borrower in accordance with these guidelines. After the correspondent has made the loan, the Originator purchases the loan from the correspondent. Loan correspondents must be registered or licensed as required by the jurisdiction in which they operate and must be approved by the Originator. Prior to approving a financial institution or mortgage banker as a loan correspondent, the Originator performs an extensive investigation of, among other things, the proposed loan correspondent's licensing or registration and the performance of its previously originated loans. The investigation includes contacting the agency that licenses or registers such loan correspondent, as well as other purchasers of loans originated by it, and reviewing such loan correspondent's financial statements. Following approval, the Originator requires each loan correspondent to enter into a purchase and sale agreement with customary representations and warranties regarding the loans sold to the Originator. Each purchase and sale agreement gives the Originator the right to put a loan back to the correspondent if a representation or warranty with respect to a loan was untrue. No single financial institution or other mortgage banker in the Wholesale Loan Acquisition Program accounted for more than 6.4% or 7.4% of the Originator's loan originations and purchases during 1995 or 1996, respectively.



         Bulk Purchase Program. In June 1996, the Originator first participated in the secondary market for loans offered on a bulk basis by other originators. The Originator completed bulk purchases of $129.1 million in loans as of December 31, 1996. Bulk purchases accounted for 10.0% of the Originator's total loan origination and purchase volume in 1996. Under the bulk purchase program, loan correspondents originate numerous loans without seeking the Originator's preapproval. The loans are packaged in a large portfolio and presented to the Originator for review and possible purchase. The Originator re-underwrites the loans in each package and purchases those loans that meet its underwriting standards.


         The following is a description of the underwriting guidelines customarily and currently employed by the Originator with respect to mortgage loans which it originates or purchases from others. The Originator revises such guidelines from time to time in connection with changing economic and market conditions.


HOME EQUITY LOAN UNDERWRITING



         The Originator specializes in mortgage loans that do not conform to the underwriting standards of FNMA, FHLMC, banks and other primary lending institutions, particularly as such standards relate to a prospective borrower's credit history. In analyzing loan applications, the Originator analyzes both the borrower's credit and the value of the underlying property which will secure the loan, including the characteristics of the underlying first lien, if any.

         The Originator considers factors pertaining to the borrower's current employment, stability of employment and income, financial resources, and analysis of credit, reflecting not only the ability to pay, but also the willingness to repay contractual obligations. The property's age, condition, location, value and continued marketability are additional factors considered in each risk analysis.

         The Originator's underwriting standards are designed to provide a program for all qualified applicants in an amount and for a period of time consistent with their ability to repay. All of the Originator's underwriting determinations are made without regard to sex, marital status, race, color, religion, age or national origin. Each application is evaluated on its individual merits, applying the guidelines set forth below, to ensure that each application is considered on an equitable basis.

         The Originator originates mortgage loans with different credit characteristics depending on the credit profiles of individual borrowers. Except for Balloon Loans, the mortgage loans originated by the Originator generally have amortization schedules ranging from 15 years to 30 years, bear interest at fixed or adjustable rates and require equal monthly payments which are due as of a scheduled day of each month which is fixed at the time of origination. The Originator also originates Balloon Loans, which generally provide for scheduled amortization over 30 years with a due date and a balloon payment at the end of the fifteenth year. The collateral securing loans acquired or originated by the Originator are generally one- to four-family residences, including condominiums, manufactured housing and townhomes and such properties may or may not be occupied by the owner. It is the Originator's policy not to accept mobile or commercial properties (other than mixed-use properties) or unimproved land as collateral. However, the Originator will accept small multi-family properties which consist of more than four residential units.


         The Originator's mortgage loan program includes a full documentation program and a non-income verification program. Under the full documentation program, the borrower's total monthly debt obligations (which include principal and interest on the new loan and all other mortgages, loans, charge accounts and scheduled indebtedness) generally cannot exceed 50% of the borrower's monthly gross income. Loans to borrowers who are salaried employees must be supported by current employment information in addition to employment history. This information for full documentation programs is generally verified based on written confirmation from employers, one or more pay-stubs, recent W-2 tax forms, recent tax returns or telephone confirmation from the employer. For the Originator's non-income verification program, proof of self-employment is required, and recent tax returns must be submitted by borrower to the Originator. Except as set forth in this paragraph, the Originator's full documentation program and its non-income verification program have identical requirements, e.g., with respect to appraisals, insurance and review of credit reports.


         The Originator requires that a full appraisal of the property used as collateral for any loan that it acquires or originates be performed in connection with the origination of the loan. All appraisals are performed by third party, fee-based appraisers and generally conform to current FNMA/FHLMC secondary market requirements for residential property appraisals. Each such appraisal generally includes, among other things, an inspection of the exterior and interior of the subject property and, where available, data from sales within the preceding 12 months of similar properties within the same general location as the subject property.

         A credit report by an independent, nationally recognized credit reporting agency reflecting the applicant's complete credit history is required. The credit report typically contains information reflecting delinquencies, repossessions, judgments, foreclosures, bankruptcies and similar instances of adverse credit that can be discovered by a search of public records. An applicant's recent credit performance weighs heavily in the evaluation of risk by the Originator. The credit report is used to evaluate the borrower's record and must be current at the time of application. A lack of credit history will not necessarily preclude a loan if the borrower has sufficient equity in the property. Slow payments on the borrower's credit report must be satisfactorily explained and will normally reduce the amount of the loan for which the applicant can be approved.


         The Originator requires title insurance coverage issued by an approved ALTA title insurance company on all property securing Home Equity Loans it originates or purchases. The Originator and its assignees are generally named as the insured. Title insurance policies indicate the lien position of the mortgage loan and protect the Originator against loss if the title or lien position is not as indicated. The applicant is also required to secure hazard and, in certain instances, flood insurance in an amount sufficient to cover the lesser of (a) the new loan and any senior mortgage and (b) an amount sufficient to cover replacement costs of the Mortgaged Property.

         The Originator has established classifications with respect to the credit profiles of loans based on certain of the borrower's characteristics. Each loan applicant is placed into one of four letter ratings ("A" through "D," with subratings within those categories), depending upon a number of factors including the applicant's credit history, based on credit bureau reports and employment status. Terms of loans made by the Originator, as well as the maximum loan-to-value ratio and debt service to income coverage (calculated by dividing fixed monthly debt payments by gross monthly income), vary depending upon the classification of the borrower. Borrowers with lower credit ratings generally pay higher interest rates and loan origination fees. The Prospectus Supplement will include a table showing the distribution of Mortgage Loans by Mortgage Rate, but will not include a breakdown of Mortgage Loans by credit classification.

         The Originator has limited historical experience with mortgage loan originations. Each Prospectus Supplement will contain information relating to the delinquency and foreclosure and charge-off experience of the Originator for its servicing portfolio of mortgage loans (including mortgage loans serviced for others).


UNDERWRITING GUIDELINES FOR MULTI-FAMILY LOANS AND MIXED-USE LOANS



        The Originator originates mortgage loans secured by residential properties consisting of more than four units as well as mortgage loans secured by mixed-use properties. A potential mortgagor of such a property must have established credit and excessive judgment liens or bankruptcies generally would disqualify the application. If a potential mortgagor is attempting to obtain a mortgage on a small mixed-use property with two to six units, then such small mixed-use property should have net income at least equal to debt service. If a potential mortgagor is attempting to obtain a mortgage on a multi-family or mixed-use property with seven units or more, then such multi-family or mixed-use property should have net income of at least 120% of debt service. The maximum Loan-to-Value Ratio the Originator allows for a small mixed-use property is usually no greater than 70%. The Originator requires a Phase I Environmental Report for mortgage loans secured by properties with seven or more units and may require a phase I Environmental Report on other property depending on the use or prior use of the subject property and if there is any indication in the related appraisal of a potential environmental problem.


         Appraisal and title insurance requirements with respect to Multi-Family Loans and Mixed Use Loans are the same as those for Home Equity Loans.



UNDERWRITING GUIDELINES FOR FHA LOANS



        Borrowers of FHA Loans are evaluated primarily based upon the ratio of their total monthly debt obligations to monthly gross income which, by Company policy, generally cannot exceed 45% (however, monthly income-to-debt ratios up to 50% are accepted by HUD), rather than the loan-to-value ratio on the underlying property. All FHA Loans require a title search. The borrower must have at least a one-half interest in the property and furnish the Originator with a detailed description of the improvements to be financed. In accordance with the government requirements, the home improvements financed by the FHA Loans are inspected within six months of their funding date.


        Specified loan underwriting requirements must be satisfied prior to loan approval and disbursement of funds. For secured FHA Loans, the lender must verify that the borrower has at least a one-half interest in the mortgaged property. Additionally, the Company requires that all owners in fee simple have signed the lien instrument. In addition, the loan file must contain the promissory note, lien instrument and other documents required by regulation. The borrower's current paying habits and previous credit history must be ascertained by obtaining a consumer credit report and by other credit investigation. For FHA Loans, a two-year written verification of income and employment is also required, whereas conventional home improvement loans require only oral confirmation of the two-year income and employment history plus the applicant's latest pay stub. This may include review of any one of the following: (i) recent payroll stubs (year-to-date plus current); (ii) verification of employment forms; (iii) signed tax returns (self-employed);
(iv) financial statements (self-employed); or (v) W-2 forms.





        The loan proceeds from FHA Loans are disbursed directly to the borrower. Costs incurred by the mortgagor for loan origination, including origination points, legal and title fees, are often included in the amount financed. Under Title I, the discount fee, if any, must be paid outside of closing.



        Within six months of their Completion, the Originator conducts an inspection of all improvements financed by FHA Loans.




UNDERWRITING GUIDELINES FOR SAV*-A-LOANS(R)

        The Company's Sav*-A-Loan(R) program is designed for homeowners who may have little or no equity in their property, but who possess good to excellent credit histories and provable income, who use the proceeds for home improvements or debt consolidation. Under the Sav*-A-Loan(R) program, the Originator obtains credit information with respect to each applicant from two sources and generally does not permit the ratio of total monthly debt obligations to monthly gross income to exceed 45%. The borrower must generally fall within one of the two highest credit classifications established by the Originator. The principal amount of the Sav*-A-Loans(R) purchased or originated by the Originator generally ranged from a minimum of $10,000 to a maximum of $75,000. Under current policy, the majority of the mortgage loans the Originator acquires or originates have loan-to-value ratios which do not exceed 125%. The loan may be secured by a first, second or third lien on the related property. The property must be a completed and owner-occupied one- or two-family property and must have been occupied for at least six months or such other period may be specified in the related Prospectus Supplement.



         The Originator generally requires one of the following to be obtained for each Sav*-A-Loan(R): (i) a Uniform Residential Appraisal Report in compliance with FNMA or FHLMC guidelines (a "Full Appraisal"), or (ii) a Second Mortgage Property Value Analysis Report, typically referred to as a "Drive-By Appraisal Report" which consists exclusively of an exterior inspection of the property without examination of the interior. A Drive-By Appraisal Report is required if the borrower has held the Mortgaged Property for more than one year and the related Mortgage is a first or second mortgage; if the Mortgage is a third mortgage, a Full Appraisal is required. The Originator does not require an appraisal if the borrower has owned the Mortgaged Property for one year or less; provided, however, the Originator uses the purchase price set forth on the HUD 1 form relating to the purchase of the Mortgaged Property to ascertain the value of the Mortgaged Property.



         The Originator requires title insurance coverage issued by an approved ALTA title insurance company on all property securing loans it originates or purchases which are greater than or equal to $25,000. The loan originator and its assignees are generally named as the insured. Title insurance policies indicate the lien position of the mortgage loan and protect the Originator against loss if the title or lien position is not as indicated. With respect to loans of less than $25,000, the Originator requires that a title report be completed. The applicant is also required to secure hazard and, in certain instances, flood insurance in an amount sufficient to cover the replacement costs of the Mortgaged Property.


UNDERWRITING GUIDELINES FOR JUMBO LOANS


         A borrower's total monthly debt obligations (which include principal and interest on the new loan and all other mortgages, loans, charge accounts and scheduled indebtedness) generally cannot exceed 60% of the borrower's monthly gross income. Loans to borrowers who are salaried employees must be supported by current employment information in addition to employment history. A financial statement prepared by an accountant must be submitted by a borrower who is self-employed. Copies of two years signed federal tax returns are required from all applicants.


         The Originator requires that two full appraisals of the property used as collateral for any Jumbo Loan that it originates be performed in connection with the origination of the loan. At least one appraisal must be performed by a third party appraiser selected by the Originator. Each such appraisal generally includes, among other things, an inspection of the exterior and interior of the subject property and, where available, data from sales within the preceding 12 months of similar properties within the same general location as the subject property.

         A credit report with information from three independent, nationally recognized credit reporting agencies reflecting the applicant's complete credit history is required. Each credit report typically contains information reflecting delinquencies, repossessions, judgments, foreclosures, bankruptcies and similar instances of adverse credit that can be discovered by a search of public records. An applicant's recent credit performance weighs heavily in the evaluation of risk by the Originator. The credit report is used to evaluate the borrower's record and must be current at the time of application. Slow payments on the borrower's credit report must be satisfactorily explained and will normally reduce the amount of the loan for which the applicant can be approved.


         The Originator requires title insurance coverage issued by an approved ALTA title insurance company on all property securing Jumbo Loans it originates or purchases. The Originator is named as the insured. Title insurance policies indicate the lien position of the mortgage loan and protect the Originator against loss if the title or lien position is not as indicated. The applicant is also required to secure hazard and, in certain instances, flood insurance in an amount sufficient to cover the lesser of (a) the new loan and (b) an amount sufficient to cover replacement costs of the Mortgaged Property.



         The Originator has established classifications with respect to the credit profiles of Jumbo Loans. Each loan applicant is placed into one of two letter ratings ("A" through "B," with subratings within those categories), depending upon a number of factors including the applicant's credit history, based on credit bureau reports and employment status. Terms of loans made by the Originator, as well as the maximum loan-to-value ratio and debt service to income coverage (calculated by dividing fixed monthly debt payments by gross monthly income), vary depending upon the classification of the borrower. Borrowers with lower credit ratings generally pay higher interest rates and loan origination fees.



REPRESENTATIONS BY ORIGINATOR


         The Originator will make certain representations and warranties with respect to the Mortgage Loans under the related Pooling and Servicing Agreement or Indenture.



         Such representations and warranties generally include, among other things, that at the time of the conveyance by the Originator of each Mortgage Loan to the Depositor or the Trust: (i) the information with respect to each Mortgage Loan set forth in the Loan Schedule (as defined herein) and delivered upon conveyance of the Mortgage Loan is true and correct as of the related Cut-off Date; (ii) the proceeds of each Mortgage Loan have been fully disbursed and there are no obligations to make further disbursements with respect to any Mortgage Loan; (iii) each Mortgaged Property is improved by a single (one-to-four) family residential dwelling, which may include a condominium, townhouse or manufactured home which is permanently affixed to and treated as real property under local law or a small multi-family or mixed-use property;
(iv) each Mortgage Loan had, at the time of origination, either an attorney's certification of title or a title search or title policy; (v) as of the related Cut-off Date, each Mortgage Loan is secured by a valid and subsisting lien of record on the Mortgaged Property having the priority indicated on the related Loan Schedule and subject in all cases to exceptions to title set forth in the title insurance policy, if any, with respect to the related Mortgage Loan; (vi) the Originator held good and indefeasible title to, and was the sole owner of, each Mortgage Loan conveyed by the Originator; (vii) each Mortgage Loan was originated in accordance with law and is the valid, legal and binding obligation of the related Mortgagor; and (viii) any FHA Loan has been serviced in compliance with FHA regulations and FHA insurance with respect thereto is in full force and effect.



         All of the representations and warranties of the Originator in respect of a Mortgage Loan will be made as of the date on which the Originator conveys such Mortgage Loan to the related Depositor or into the related Trust or such other date as may be specified on the related Prospectus Supplement.



        Upon a breach of a representation and/or warranty with respect to a Mortgage Loan made by the Originator, the Originator may be required to repurchase such Mortgage Loan from such Trust or remove such Mortgage Loan from the Trust and convey a substantially similar mortgage loan to the Trust in substitution therefor. The Servicer will be required under the applicable Agreement to enforce such repurchase or substitution obligations for the benefit of the Trustee and the Securityholders, following the practices it would employ in its good faith business judgment if it were the owner of such Mortgage Loan. Under the master purchase and sale agreements with the mortgage correspondents from whom the Originator regularly purchases mortgage loans, the sellers of the mortgage loans make certain representations and warranties to the Originator. If there is a breach of such representations and warranties, the Originator generally has the right to require the seller to repurchase the related mortgage loan.



                         DESCRIPTION OF THE SECURITIES



         Each Series of Certificates will be issued in classes (each, a "Class") pursuant to a pooling and servicing agreement, dated as of the related Cut-off Date, among the Originator, the related Depositor, the Servicer and the Trustee, for the benefit of the holders of the Certificates ("Certificateholders") of such Series. Each Series of Notes will be issued in Classes pursuant to an indenture (each, an "Indenture") dated as of the related Cut-Off Date between the related Depositor and the Trustee, for the benefit of the holders of the Notes (the "Noteholders") of each Series. The provisions of each Pooling and Servicing Agreement or Indenture will vary depending upon the nature of the Securities to be issued thereunder and the nature of the related Trust. A form of a Pooling and Servicing Agreement and an Indenture has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. The following summaries describe the material provisions relating to the Securities which may appear in the Pooling and Servicing Agreement or Indenture. The Prospectus Supplement for a Series of Securities will describe any material provision of the Pooling and Servicing Agreement or Indenture relating to such Series that materially differs from the description thereof contained in this Prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Pooling and Servicing Agreement or Indenture for each Series of Securities and the applicable Prospectus Supplement. A copy of the Pooling and Servicing Agreement or Indentures (without exhibits) relating to any Series of Securities will be provided to Securityholders, without charge, upon written request to the Originator at: Cityscape Corp., 565 Taxter Road, Elmsford, New York 10523,
Attention: Corporate Secretary.


GENERAL


         Each Class of Certificates of a Series will evidence undivided beneficial ownership interests in the assets of the related Trust specified in the related Prospectus Supplement. The Notes of a Series will represent non-recourse obligations of the related Depositor secured by the assets in the related Trust, and the proceeds of such assets will be the sole source of payments on such Notes. A Series of Securities may include one or more Classes of senior Securities that receive certain preferential treatment with respect to one or more subordinated Classes (collectively, "Subordinated Classes") of Securities of such Series. Certain Series or Classes of Securities may be covered by or entitled to the benefits of a Financial Guaranty Insurance Policy, a Mortgage Pool Insurance Policy, a Special Hazard Insurance Policy, a Bankruptcy Bond or other insurance policies, cash accounts, letters of credit, financial guaranty insurance policies, third party guarantees or other forms of credit enhancement, in each case as described herein and in the related Prospectus Supplement. Distributions on one or more Classes of a Series of Securities may be made: (i) prior to one or more other Classes, (ii) after the occurrence of specified events, (iii) in accordance with a schedule or formula,
(iv) on the basis of collections from designated portions of the Mortgage Loans in the related Trust or (v) on a different basis, in each case as specified in the related Prospectus Supplement. The timing and amounts of such distributions may vary among Classes or over time as specified in the related Prospectus Supplement.

         Distributions on Securities will be made only from the assets of the related Trust and any other assets specified in the related Prospectus Supplement, and the Securities (except for the Notes, which will constitute non-recourse obligations of the Depositor) will not represent interests in or obligations of the Originator, the Servicer, the Depositor, the Trustee or any other person. The assets of each Trust will consist of one or more of the following, to the extent set forth in the related Prospectus Supplement, (i) the Mortgage Loans that from time to time are subject to the related Pooling and Servicing Agreement or Indenture; (ii) the assets of the Trust that from time to time are required by the Pooling and Servicing Agreement or Indenture to be deposited in the Distribution Account, the Collection Account and any other accounts established pursuant to the related Pooling and Servicing Agreement or Indenture (collectively, the "Accounts"), or to be invested in Permitted Investments (the Distribution Account, the Collection Account and Permitted Investments, all being defined herein); (iii) property and any proceeds thereof acquired by foreclosure, deed in lieu of foreclosure or a comparable conversion of the Mortgage Loans in the related Mortgage Pool; (iv) any Financial Guaranty Insurance Policy; (v) any Mortgage Pool Insurance Policy; (vi) any Special Hazard Insurance Policy; (vii) any Bankruptcy Bond; (viii) any funds on deposit from time to time in any Reserve Account; and (ix) all rights under any other insurance policies, guarantees, surety bonds, letters of credit or other credit enhancement covering any Certificates, any Mortgage Loan in the related Mortgage Pool or any related Mortgaged Property required pursuant to the related Pooling and Servicing Agreement or Indenture.



FORM OF SECURITIES



         General. Except to the extent that the Prospectus Supplement specifies that the Securities will be issuable in bearer form, the Securities of each Series will be issued as physical certificates in fully registered form only in the denominations specified in the related Prospectus Supplement. Definitive Securities, if issued, will be transferable and exchangeable at the corporate trust office of the Trustee or, at the election of the Trustee, the office of a Registrar appointed by the Trustee, in either case as named in the related Prospectus Supplement. No service charge will be incurred for any registration of exchange or transfer, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge. If provided in the related Pooling and Servicing Agreement or Indenture, a certificate administrator may perform certain duties in connection with the administration of the Certificates.



         Book-Entry Registration. If so specified in the related Prospectus Supplement, the Securities may initially be registered in the name of Cede & Co., the nominee of the DTC. DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations ("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to others such as brokers, dealers, banks and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participant").



         Under a book-entry format, Securityholders that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of Certificates registered in the name of Cede, as nominee of DTC, may do so only through Participants and Indirect Participants. In addition, such Securityholders will receive all distributions of principal of and interest on the Securities from the Trustee through DTC and its Participants. Under a book-entry format, Securityholders will receive payments after the related Distribution Date because, while payments are required to be forwarded to Cede, as nominee for DTC, on each such date, DTC will forward such payments to its Participants which thereafter will be required to forward them to Indirect Participants or Securityholders. Under a book-entry format, it is anticipated that the only Securityholder will be Cede, as nominee of DTC, and that the beneficial holders of Securities will not be recognized by the Trustee as Securityholders under the Pooling and Servicing Agreement or Indenture. The beneficial holders of such Securities will only be permitted to exercise the rights of Securityholders under the Pooling and Servicing Agreement or Indenture indirectly through DTC and its Participants who in turn will exercise their rights through DTC.



         Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Securities and is required to receive and transmit payments of principal of and interest on the Securities. Participants and Indirect Participants with which Securityholders have accounts with respect to the Securities similarly are required to make book-entry transfers and receive and transmit such payments on behalf of such Securityholders. Accordingly, although Securityholders will not possess physical certificates, such rules, regulations and procedures provide a mechanism by which Securityholders will receive distributions and will be able to transfer their interests.



         Securityholders who are not Participants may transfer ownership of Securities only through Participants by instructing such Participants to transfer Securities, by book-entry transfer, through DTC for the account of the purchasers of such Securities, which account is maintained with their respective Participants. Under the rules and in accordance with DTC's normal procedures, transfers of ownership of Securities will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the respective Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Securityholders.



         Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Securityholder to pledge Securities to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such Securities, may be limited due to the lack of a physical certificate for such Securities.



         DTC in general advises that it will take any action permitted to be taken by a Securityholder under a Pooling and Servicing Agreement or an Indenture only at the direction of one or more Participants to whose account the Securities are credited. Additionally, DTC in general advises that it will take such actions with respect to specified percentages of the Securityholders only at the direction of and on behalf of Participants whose holdings include current principal amounts of outstanding Securities that satisfy such specified percentages. DTC may take conflicting actions with respect to other current principal amounts of outstanding Securities to the extent that such actions are taken on behalf of Participants whose holdings include such current principal amounts of outstanding Securities.



         Any Securities initially registered in the name of Cede, as nominee of DTC, will be issued in fully registered form as Definitive Securities to Securityholders or their nominees, rather than to DTC or its nominee only under the events specified in the related Pooling and Servicing Agreement or Indenture as described in the related Prospectus Supplement. Upon the occurrence of any of the events specified in the related Pooling and Servicing Agreement or Indenture and Prospectus Supplement, DTC will be required to notify all Participants of the availability through DTC of Definitive Securities. Upon surrender by DTC of the physical certificates representing the Securities and instruction for re-registration, the Trustee will issue the Securities in the form of Definitive Securities, and thereafter the Trustee will recognize the holders of such Definitive Securities as Securityholders. Thereafter, payments of principal of and interest on the Securities will be made by the Trustee directly to Securityholders in accordance with the procedures set forth herein and in the Pooling and Servicing Agreement or Indenture. The final distribution of any Security (whether Definitive Securities or Securities registered in the name of Cede), however, will be made only upon presentation and surrender of such Securities on the final Distribution Date at such office or agency as is specified in the notice of final payment to Securityholders.

DISTRIBUTIONS ON SECURITIES



         General. Distributions of principal and interest (or, if applicable, of principal only or interest only) on the related Securities will be made by the Trustee on each Distribution Date or other date specified in the related Prospectus Supplement, in the amounts specified in the related Prospectus Supplement. Distributions will be made to the persons in whose names the Securities are registered at the close of business on the record dates specified in the Prospectus Supplement. Distributions will be made by check mailed to the persons entitled thereto at the address appearing in the register maintained for Securityholders (the "Register") or, to the extent described in the related Prospectus Supplement, by wire transfer or by such other means as are described therein, except that the final distribution in retirement of the Securities will be made only upon presentation and surrender of the Securities at the office or agency of the Trustee or other person specified in the final distribution notice to Securityholders.



         Each Class of Securities within a Series will evidence the interests specified in the related Prospectus Supplement, which may include, among other things, (i) the right to receive distributions allocable only to principal, only to interest or to any combination thereof; (ii) the right to receive distributions only of prepayments of principal throughout the lives of the Securities or during specified periods; (iii) interests that are subordinated in their right to receive distributions of scheduled payments of principal, prepayments of principal, interest or any combination thereof to one or more other Classes of Securities of such Series throughout the lives of the Securities or during specified periods or interests that are subordinated with respect to certain losses or delinquencies; (iv) the right to receive distributions only after the occurrence of events specified in the related Prospectus Supplement; (v) the right to receive distributions in accordance with a schedule or formula or on the basis of collections from designated portions of the assets in the related Trust; (vi) as to Securities entitled to distributions allocable to interest, the right to receive interest at a fixed rate or an adjustable rate; (vii) as to Securities entitled to distributions allocable to interest, the right to distributions allocable to interest only after the occurrence of events specified in the related Prospectus Supplement; and (viii) as to Securities entitled to distributions allocable to interest only after the occurrence of certain events, the accrual but deferment of payment of interest until such events occur, in each case as specified in such Prospectus Supplement.



         In general, the method of determining the amount of distributions on a particular Series of Securities will depend on the type of credit support, if any, that is used with respect to such Series. See "Credit Enhancement" herein. Set forth below is a general description of certain methods that may be used to determine the amount of distributions on the Securities of a particular Series. The Prospectus Supplement for each Series of Securities will describe the method to be used in determining the amount of distributions on the Securities of such Series.



         Distributions allocable to principal and interest on the Securities of a Series will be made by the Trustee out of, and only to the extent of, funds in a segregated account established and maintained by the Trustee for the deposits of such amounts (the "Distribution Account"). The Distribution Account may include funds transferred from any Reserve Account and funds received as a result of any other form of credit enhancement. As between Securities of different Classes and as between distributions of interest and principal and, if applicable, between distributions of prepayments of principal and scheduled payments of principal, distributions made on any Distribution Date will be applied as specified in the Prospectus Supplement. Distributions to any Class; any distribution to any Class of Securities which will not be made pro rata will be noted in the related Prospectus Supplement of Securities will generally be made pro rata to all Securityholders of that Class.



         Available Funds. All distributions on the Securities of each Series on any Distribution Date will be made from the funds available for distribution on such Distribution Date as described below ("Available Funds"), in accordance with the terms described in the related Prospectus Supplement. Available Funds for each Distribution Date will generally equal the sum of the following amounts:

                  (i) the aggregate of all previously undistributed payments on account of principal (including principal prepayments, if any, and prepayment penalties, if so provided in the related Prospectus Supplement) and interest on the Mortgage Loans in the related Trust, received by the Servicer during the related collection period (the "Collection Period") except:

                           (a) all payments which were due before the Cut-off
                  Date;

                           (b) amounts received on particular Mortgage Loans as
                  late payments of principal or interest and, unless otherwise specified in the related Prospectus Supplement, other amounts required to be paid by the Mortgagors which are to be retained by the Servicer (including any Sub-Servicer) as additional compensation;


                           (c) amounts representing reimbursement, to the extent
                  permitted as described under "The Pooling and Servicing Agreement --Monthly Advances and Compensating Interest" and " -- Servicing and Other Compensation and Payment of Expenses," for advances made by the Servicer or any Sub-Servicers that were deposited into the Distribution Account, and amounts representing reimbursement for certain other losses and expenses incurred by the Servicer or any Sub-Servicer as permitted under the related Pooling and Servicing Agreement or Servicing Agreement;



                           (d) that portion of each collection of interest on a
                  particular Mortgage Loan in such Trust representing servicing compensation payable to the Servicer that is to be retained from such collection or is permitted to be retained from related Insurance Proceeds, Liquidation Proceeds or proceeds of Mortgage Loans purchased pursuant to the related Pooling and Servicing Agreement or Servicing Agreement; and



                           (e) Trustee fees and other expenses or fees payable
                  by the related Trust as specified in the related Prospectus Supplement;



                  (ii) all amounts received and retained, if any, in connection with the liquidation of defaulted Mortgage Loans ("Liquidation Proceeds"), net of unreimbursed liquidation expenses and insured expenses incurred and unreimbursed advances made by the Servicer or any Sub-Servicer ("Net Liquidation Proceeds"), including all proceeds (net of unreimbursed Servicing Advances) of title insurance, hazard insurance and primary mortgage insurance, if any ("Insurance Proceeds"), all Principal Prepayments (as defined herein), all proceeds received in connection with the condemnation of a Mortgaged Property or the release of part of a Mortgaged Property and all proceeds of any Mortgage Loan purchased by the Originator or any other entity pursuant to the Pooling and Servicing Agreement, the Indenture or Servicing Agreement;



                  (iii) the amount of any Monthly Advance (as defined herein) or Compensating Interest Payment (as defined herein) made by the Servicer or any Sub-Servicer, as deposited by such in the Distribution Account; and


                  (iv) if applicable, amounts withdrawn from a Reserve Account or received in connection with other credit enhancement.

          Any variation in the definition of Available Funds will be stated in the related Prospectus Supplement.


         Distributions of Interest. Each Class of Securities may bear interest at a different rate which may be fixed or adjustable ("Interest Rate"). Interest will accrue on the Principal Balance (as defined herein) (or, in the case of Securities entitled only to distributions allocable to interest, the aggregate notional principal balance) of each Class of Securities entitled to interest, at the Interest Rate and for the periods specified in the Prospectus
Supplement. To the extent funds are available therefor, interest accrued during each such specified period on each Class of Securities entitled to interest (other than a Class of Securities that provides for interest that accrues, but is not currently payable, referred to hereafter as "Accrual Securities") will be distributable on the Distribution Dates specified in the Prospectus Supplement until the aggregate Principal Balance of the Securities of such Class has been distributed in full or, in the case of Securities entitled only to distributions allocable to interest, until the aggregate notional principal balance of such Securities is reduced to zero or for the period of time designated in the Prospectus Supplement.



         Distributions allocable to interest on each Security that is not entitled to distributions allocable to principal will be calculated based on the notional principal balance of such Security or on such other amount as may be specified in the related Prospectus Supplement. The notional principal balance of a Security will not evidence an interest in or entitlement to distributions allocable to principal but will be used solely for convenience in expressing the calculation of interest and for certain other purposes.



         With respect to any Class of Accrual Securities, if specified in the Prospectus Supplement, any interest that has accrued but is not paid on a given Distribution Date will be added to the aggregate Principal Balance of such Class of Securities on that Distribution Date. Distributions of interest on each Class of Accrual Securities will commence only after the occurrence of the events specified in the Prospectus Supplement. Prior to such time, the beneficial ownership interest of such Class of Accrual Securities in the Trust, as reflected in the aggregate Principal Balance of such Class of Accrual Securities, will increase on each Distribution Date by the amount of interest that accrued on such Class during the preceding interest accrual period but that was not required to be distributed to such Class on such Distribution Date. Any such Class of Accrual Securities will thereafter accrue interest on its outstanding Principal Balance as so adjusted.



         Distributions of Principal. The aggregate principal balance amount of any Class of Securities entitled to distributions of principal will be the aggregate original Principal Balance of such Class of Securities specified in the Prospectus Supplement, less all amounts previously distributed to such Securities as allocable to principal ("Principal Balance"). In the case of Accrual Securities, the original Principal Balance will generally be increased by all interest accrued but not then distributable on such Accrual Securities. The Prospectus Supplement will specify the method by which the amount of principal payments on the Securities will be calculated and the manner in which such amount will be allocated among the Classes of Securities entitled to distributions of principal. The amount of principal to be distributed with respect to any period of time will generally be a function of all scheduled installments of principal and all unscheduled collections and recoveries of principal on the Loans during such period and on payments of excess interest made to achieve a desired level of overcollateralization.



         The Prospectus Supplement may provide that one or more Classes of Senior Securities will be entitled to receive all or a disproportionate percentage of any principal payments made by a Mortgagor which are received in advance of their scheduled due dates and are not accompanied by amounts representing scheduled interest due after the month of such payments in the percentages and under the circumstances or for the periods specified in the Prospectus Supplement. Any such allocation of Principal Prepayments to such Class or Classes of Securities will have the effect of accelerating the amortization of such Senior Securities while increasing the interests evidenced by Subordinated Securities in the Trust. Increasing the interests of Subordinated Securities relative to that of the Senior Securities is intended to preserve the availability of the subordination provided by the Subordinated Securities. See "Credit Enhancement -- Subordination" herein. The timing and amounts of distributions allocable to interest and principal and, if applicable, Principal Prepayments and scheduled payments of principal, to be made on any Distribution Date, may vary among Classes over time, or otherwise, as specified in the Prospectus Supplement.



REPORTS TO SECURITYHOLDERS



         The related Pooling and Servicing Agreement or Indenture will generally require that, on or before each Distribution Date, either the Servicer, any Sub-Servicer or the Trustee forward to each Securityholder of record of the related Series of Securities a statement setting forth, to the extent applicable to such Series, the following information with respect to the distribution for such Distribution Date:

                  (i) the amount of such distribution allocable to principal, separately identifying the aggregate amount of any Principal Prepayments and, if so specified in the related Prospectus Supplement, any prepayment penalties included therein;

                  (ii) the amount of such distribution allocable to interest;


                  (iii) if applicable, the aggregate amount (a) otherwise allocable to the Subordinated Securityholders on such Distribution Date, and (b) withdrawn from a Reserve Account, if any, that is included in the amounts distributed with respect to Senior Securities;


                  (iv) the total amount of the Insured Payment (as defined herein) included in the amount distributed on such Distribution Date;

                  (v) the Pool Balance (as defined herein) and the Pool Factor (as defined herein) of the Mortgage Loans for the following Distribution Date;

                  (vi) if applicable, the percentage of principal payments on the Mortgage Loans, if any, which each Class will be entitled to receive on the following Distribution Date;


                  (vii) unless the Interest Rate is a fixed rate, the Interest Rate applicable to the distribution on the Distribution Date;


                  (viii) the number and aggregate principal balance of Mortgage Loans in the related Mortgage Pool contractually delinquent (a) 30 to 59 days, (b) 60 to 89 days and (c) 90 days or more as of the end of the related Collection Period;

                  (ix) the number and aggregate principal balance of all Mortgage Loans in foreclosure or other similar proceedings, and the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure;

                  (x) if applicable, the amount remaining in any Reserve Account or the amount remaining of any other credit support, after giving effect to the distribution on the Distribution Date; and

                  (xii) the amount of Monthly Advances and/or Servicing Advances, if any, made since the preceding Distribution Date.

         The related Prospectus Supplement will specify any differences from the above in the information required to be forwarded pursuant to the related Pooling and Servicing Agreement.


         Where applicable, any amount set forth above may be expressed as a dollar amount per single Security of the relevant Class having the denomination or interest specified either in the related Prospectus Supplement or in the report to Securityholders. The report to Securityholders for any Class or Series of Securities may include additional or other information of a similar nature to that specified above.


         The "Pool Balance" means the aggregate outstanding principal balance of a Class and the "Pool Factor" is the percentage obtained by dividing the Pool Balance after giving effect to the distribution of principal on such Distribution Date by the Cut-off Date Pool Balance.


         In addition, within a reasonable period of time after the end of each calendar year, the Servicer or the Trustee will mail to each person who was a Securityholder of record at any time during such calendar year (a) a report as to the aggregate of amounts reported pursuant to clauses (i) and (ii) for such calendar year or, in the event such person was a Securityholder of record during a portion of such calendar year, for the applicable portion of such year and (b) such other customary information as may be deemed necessary or desirable for Securityholders to prepare their tax returns.


                               CREDIT ENHANCEMENT


         Credit enhancement may be provided with respect to one or more Classes of a Series of Securities or with respect to the Mortgage Loans in the related Trust. Credit enhancement may be in the form of (i) the subordination of one or more Classes of the Securities of such Series, (ii) the use of a Financial Guaranty Insurance Policy, a Mortgage Pool Insurance Policy, a Special Hazard Insurance Policy, a Bankruptcy Bond, a Reserve Account, Supplemental Interest Payments or other insurance policies, cash accounts, letters of credit, a limited financial guaranty insurance policies, third party guarantees, or other forms of credit enhancement described in the related Prospectus Supplement, or the use of a cross-support feature, or (iii) any combination of the foregoing. The protection against losses afforded by any credit enhancement will be limited and will not guarantee repayment of the entire principal balance of the Securities and interest thereon. If losses occur which exceed the maximum amount covered by the credit enhancement or which are not covered by the credit enhancement, Securityholders will bear their allocable share of such deficiency. If a form of credit enhancement applies to several Classes of Securities, and if principal payments of certain Classes will be distributed prior to such distributions to other Classes, the Classes which receive distributions at a later time are more likely to bear any losses which exceed the amount covered by credit enhancement.



         Coverage under any credit enhancement may be cancelled or reduced by the Originator without the consent of Securityholders, if such cancellation or reduction would not adversely affect the rating or ratings of the related Securities.


SUBORDINATION


         If so specified in the related Prospectus Supplement, scheduled principal, Principal Prepayments, interest or any combination thereof that otherwise would have been distributable to one or more Classes of Subordinated Securities of a Series will instead be distributed to holders of one or more Classes of Senior Securities, under the circumstances and to the extent specified in such Prospectus Supplement. If specified in the related Prospectus Supplement, the holders of Senior Securities will receive the amounts of principal and interest due to them on each Distribution Date, out of the funds available for distribution on such date in the related Distribution Account, prior to any such distribution being made to holders of the related Subordinated Securities, in each case under the circumstances and subject to the limitations specified in such Prospectus Supplement. The protection afforded to the holders of Senior Securities through subordination also may be accomplished by first allocating certain types of losses or delinquencies to the related Subordinated Securities, to the extent described in the related Prospectus Supplement. If aggregate losses and delinquencies in respect of such Mortgage Loans were to exceed the total amounts otherwise available for distribution to holders of Subordinated Securities or, if applicable, were to exceed the specified maximum amount, holders of Senior Securities would experience losses on such Securities.



         If so specified in the Prospectus Supplement, the same Class of Certificates may be Senior Securities with respect to the right to receive certain types of payments or with respect to the allocation of certain types of losses or delinquencies, and Subordinated Securities with respect to the right to receive other types of payments or with respect to the allocation of certain types of losses or delinquencies. If specified in the Prospectus Supplement, various Classes of Senior Securities and Subordinated Securities may themselves be subordinate in their right to receive certain distributions to other Classes of Senior and Subordinated Securities, respectively, through a cross-support mechanism or otherwise. As between Classes of Senior Securities and as between Classes of Subordinated Securities, distributions may be allocated among such Classes (i) in the order of their scheduled final distribution dates, (ii) in accordance with a schedule or formula, (iii) in relation to the occurrence of certain events or (iv) otherwise, in each case as specified in the related Prospectus Supplement.

         The related Prospectus Supplement will set forth information concerning the amount of subordination of a Class or Classes of Subordinated Securities in a Series, the circumstances in which such subordination will be applicable, the manner, if any, in which the amount of subordination will decrease over time, the manner of funding any Reserve Account, and the conditions under which amounts in any such Reserve Account will be used to make distributions to Senior Securityholders or released to Subordinated Securityholders from the related Trust.


RESERVE ACCOUNTS


         If so specified in the related Prospectus Supplement, cash, United States Treasury securities, instruments evidencing ownership of principal or interest payments thereon, demand notes, certificates of deposit or a combination thereof in the aggregate amount specified in such Prospectus Supplement may be deposited by the Originator or the Servicer, as applicable, on the date specified in the related Prospectus Supplement in one or more Reserve Accounts established with the Trustee. In addition to or in lieu of the foregoing, if so specified in such Prospectus Supplement, all or any portion of amounts otherwise distributable to holders of Subordinated Securities on any Distribution Date may instead be deposited into a Reserve Account. Such deposits may be made on the date specified in the related Prospectus Supplement, which may include each Distribution Date, each Distribution Date for specified periods or until the balance in the Reserve Account has reached a specified amount. See " -- Subordination" above.



         The cash and other assets in a Reserve Account will be used to enhance the likelihood of timely payment of principal of, and interest on, or, if so specified in the related Prospectus Supplement, to provide additional protection against losses in respect of, the assets in the related Trust, to pay the expenses of the Trust or for such other purposes specified in such Prospectus Supplement. Any cash in a Reserve Account and the proceeds upon maturity or liquidation of any other asset or instrument therein will be invested, to the extent acceptable to the applicable Rating Agency, in Permitted Investments (as defined herein), including obligations of the United States and certain agencies thereof, certificates of deposit, certain commercial paper, time deposits and bankers acceptances sold by eligible commercial banks, certain repurchase agreements of United States government securities with eligible commercial banks and certain other instruments acceptable to the applicable Rating Agency. Any asset or instrument deposited in any Reserve Account will name the Trustee, in its capacity as trustee for the Securityholders, or such other person as may be specified in the related Prospectus Supplement as beneficiary and will be issued by an entity acceptable to the applicable Rating Agency.



         Any amounts on deposit in a Reserve Account will be available for withdrawal from such Reserve Account for distribution to holders of certain Classes of Securities or release to holders of certain Classes of Securities, the Originator, the Servicer or another entity for the purposes, in the manner and at the times specified in the related Prospectus Supplement.



FINANCIAL GUARANTY INSURANCE POLICIES



         If so specified in the related Prospectus Supplement, a financial guaranty insurance policy or policies may be obtained and maintained for a Class or Series of Certificates. The issuer of any Financial Guaranty Insurance
Policy (a "Financial Insurer") will be described in the related Prospectus Supplement. A copy of any such Financial Guaranty Insurance Policy will be attached as an exhibit to the related Pooling and Servicing Agreement.



         A Financial Guaranty Insurance Policy will unconditionally and irrevocably guarantee to Securityholders that a certain amount will be available for distribution to Securityholders on a related Distribution Date.

         The specific terms of any Financial Guaranty Insurance Policy will be as set forth in the related Prospectus Supplement. A Financial Guaranty Insurance Policy may have limitations including, but not limited to, limitations on a Financial Insurer's obligation to guarantee the Servicer's obligation to repurchase or substitute for any Mortgage Loans, to guarantee any specified rate of prepayments or to provide funds to redeem Certificates on any specified date.



         Subject to the terms of the related Pooling and Servicing Agreement or Indenture, a Financial Insurer may be subrogated to the rights of Securityholders to receive payments under the Securities to the extent of any payments by such Financial Insurer under the related Financial Guaranty Insurance Policy that were not previously reimbursed. However, any such subrogation rights of a Financial Insurer may not result in a reduction of the amount otherwise distributable on any Distribution Date to holders of the Securities covered by such Financial Guaranty Insurance Policy.


MORTGAGE POOL INSURANCE POLICIES

         If so specified in the related Prospectus Supplement, a Mortgage Pool Insurance Policy issued by the insurer (the "Mortgage Pool Insurer") named in such Prospectus Supplement will be obtained and maintained for all or certain of the Mortgage Loans. A Mortgage Pool Insurance Policy will, subject to the limitations described below, cover losses on the related Mortgage Loans up to a maximum amount specified in the related Prospectus Supplement. A Mortgage Pool Insurance Policy, however, is not a blanket policy against loss, since claims thereunder may only be made respecting losses on certain Mortgage Loans and only upon satisfaction of certain conditions precedent described below. A Mortgage Pool Insurance Policy will not cover losses due to a failure to pay or denial of a claim under a primary mortgage insurance policy.

         A Mortgage Pool Insurance Policy generally will not insure (and many primary mortgage insurance policies do not insure) against loss sustained by reason of a default arising from, among other things, (i) fraud or negligence in the origination or servicing of a Mortgage Loan, including misrepresentation by the Mortgagor, the Originator or persons involved in the origination thereof, or
(ii) failure to construct a Mortgaged Property in accordance with plans and specifications. If so specified in the related Prospectus Supplement, an endorsement to a Mortgage Pool Insurance Policy, a bond or other credit support may cover fraud in connection with the origination of Mortgage Loans. If so specified in the related Prospectus Supplement, a failure of coverage attributable to an event specified in clause (i) or (ii) above might result in a breach of the Originator's representations and, in such event, might give rise to an obligation on the part of the Originator to repurchase the defaulted Mortgage Loan if the breach cannot be cured by the Originator. No Mortgage Pool Insurance Policy will cover losses in respect of a defaulted Mortgage Loan occurring when the Servicer of such Mortgage Loan, at the time of default or thereafter, was not approved by the applicable Mortgage Pool Insurer.


         The original amount of coverage under a Mortgage Pool Insurance Policy will be reduced over the life of the related Securities by the aggregate dollar amount of claims paid by the Servicer less the aggregate of the net amounts realized by the Mortgage Pool Insurer upon disposition of all foreclosed properties. The amount of claims paid will include certain expenses incurred by the Servicer, as well as accrued interest on delinquent Mortgage Loans to the date of payment of the claim. Accordingly, if aggregate net claims paid under a Mortgage Pool Insurance Policy reach the maximum amount, coverage under the Mortgage Pool Insurance Policy will be exhausted and any further losses will be borne by the related Securityholders.


         The terms of any Mortgage Pool Insurance Policy will be described in the related Prospectus Supplement.

SPECIAL HAZARD INSURANCE POLICIES


         If so specified in the related Prospectus Supplement, a Special Hazard Insurance Policy or policies will be obtained for the related Mortgage Pool and will be issued by the insurer (the "Special Hazard Insurer") named in such Prospectus Supplement. Each Special Hazard Insurance Policy will, subject to limitations described below, protect the related Securityholders from (i) loss by reason of damage to Mortgaged Properties caused by certain hazards (including earthquakes and, to a limited extent, tidal waves and related water damage) not insured against under the standard form of hazard insurance policy for the respective states in which the Mortgaged Properties are located or under a flood insurance policy if the Mortgaged Property is not located in a federally designated flood area, and (ii) loss caused by reason of the application of the coinsurance clause contained in a hazard insurance policy. See "The Pooling and Servicing Agreement --Hazard Insurance" herein. A Special Hazard Insurance Policy will not cover losses occasioned by war, civil insurrection, certain governmental action, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear reaction, flood (if the Mortgaged Property is located in a federally designated flood area), chemical contamination and certain other risks. The amount of coverage under any Special Hazard Insurance Policy will be specified in the related Prospectus Supplement. A Special Hazard Insurance Policy will provide that no claim may be paid unless hazard and, if applicable, flood insurance on the related Mortgaged Property securing the Mortgage Loan has been kept in force and other protection and preservation expenses have been paid.


         The terms of any Special Hazard Insurance Policy will be described in the related Prospectus Supplement.


         Since each Special Hazard Insurance Policy will be designed to permit full recovery under the Mortgage Pool Insurance Policy in circumstances in which such recoveries would otherwise be unavailable because property has been damaged by a cause not insured against by a standard hazard policy and thus would not be restored, each Pooling and Servicing Agreement and Servicing Agreement will provide that, if the related Mortgage Pool Insurance Policy shall have been terminated or been exhausted through payment of claims, the Servicer will be under no further obligation to maintain such Special Hazard Insurance Policy.


BANKRUPTCY BONDS


         If so specified in the related Prospectus Supplement, a bankruptcy bond or bonds for proceedings under the federal Bankruptcy Code will be issued by an insurer named in such Prospectus Supplement. A Bankruptcy Bond will cover certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal and interest on a Mortgage Loan or a reduction by such court of the principal amount of a Mortgage Loan and will cover certain unpaid interest on the amount of such a principal reduction from the date of the filing of a bankruptcy petition. The level of coverage and other terms of a Bankruptcy Bond will be set forth in the related Prospectus Supplement. To the extent specified in an applicable Prospectus Supplement, the Servicer may deposit cash, an irrevocable letter of credit or any other instrument acceptable to each nationally recognized rating agency rating the Securities of the related
Series in the Trust to provide protection in lieu of or in addition to that provided by a Bankruptcy Bond.


CROSS SUPPORT


         If so specified in the related Prospectus Supplement, the beneficial ownership of separate Trusts or separate groups of assets in a single Trust may be evidenced by separate Classes of the related Series of Securities. In such case, credit support may be provided by a cross-support feature which requires that distributions be made with respect to Securities evidencing a beneficial ownership interest in other asset groups within the same Trust. The Prospectus Supplement for a Series of Securities which includes a cross-support feature will describe the manner and conditions for applying such cross-support feature.

         If so specified in the related Prospectus Supplement, the coverage provided by one or more other forms of credit enhancement, such as Financial Guaranty Insurance Policies or Reserve Accounts, may apply concurrently to two or more separate Trusts without priority among such Trust, until the credit support is exhausted. If applicable, the Prospectus Supplement will identify the Trusts to which such credit enhancement relates and the manner of determining the amount of the coverage provided hereby and of the application of such coverage to the identified Trusts or asset groups.


SPREAD AMOUNT


         If so specified in the related Prospectus Supplement, certain Classes of Securities may be entitled to receive limited acceleration of principal relative to the amortization of the related Mortgage Loans. The accelerated amortization will be achieved by applying certain excess interest collected on the Mortgage Loans to the payment of principal on such Classes of Securities. This acceleration feature is intended to create a Spread Amount, resulting from, and generally equal to, the excess of the aggregate principal balances of the applicable Mortgage Loans over the principal balances of the applicable Classes of Securities. Once the required Spread Amount is reached, and subject to the provisions described in the next sentence and in the related Prospectus Supplement, the acceleration feature will cease, unless necessary to maintain the required level of the Spread Amount. The applicable Pooling and Servicing Agreement or Indenture will provide that, subject to certain floors, caps and triggers, the required level of the Spread Amount may increase or decrease over time. An increase would result in a temporary period of accelerated amortization of the applicable Classes of Securities to increase the actual level of the Spread Amount to its required level; a decrease would result in a temporary period of decelerated amortization to reduce the actual level of the Spread Amount to its required level. A Pooling and Servicing Agreement or Indenture also may provide that after one or more Classes of Securities have been paid to the required level of the Spread Amount, excess interest, together with certain other excess amounts, may be applied to make-up shortfalls in, or accelerate the amortization of, other Classes of Securities.


SUPPLEMENTAL INTEREST PAYMENTS


         If so specified in the Prospectus Supplement, one or more Classes of Securities may be entitled to receive supplemental interest payments under specified circumstances. Supplemental interest payments will be available to fund some or all of the difference, if any, between the interest owed to a Class of Certificates on a Distribution Date and the interest that would be available to pay such interest assuming no defaults or delinquencies on the Mortgage Loans. Such differences may result if the interest rates on the applicable Classes of Securities are based upon an index that differs from the index used in determining the interest rates on the Mortgage Loans. Except as otherwise provided in a Prospectus Supplement, supplemental interest payments will not be available to fund shortfalls resulting from delinquencies or defaults on the Mortgage Loans.


MATURITY PROTECTION

         If so specified in the Prospectus Supplement, one or more Classes of Certificates may be entitled to third-party payments to help provide that the holders of such Certificates receive their unpaid principal on or prior to a specified date.

FHA INSURANCE

         The FHA Loans, if any, included in a Trust, as specified in the related Prospectus Supplement, will be FHA-insured. The nature of any such FHA insurance is described generally below.

         The regulations governing FHA insurance provide that insurance benefits are payable upon the repossession and resale of the collateral and assignment of the loan to HUD. With respect to a defaulted FHA Loan, the Servicer must follow applicable regulations before initiating repossession procedures as a prerequisite to payment. The regulations include requirements that the lender arrange a face-to-face meeting with the borrower, initiate a modification or repayment plan, if feasible, and give the borrower 30 days' notice of default prior to any repossession. The insurance claim is paid in cash by HUD. The amount of insurance benefits generally paid by the FHA currently is equal to 90% of the sum of (1) the unpaid principal amount of the loan at the date of default and uncollected interest earned to the date of default computed at the applicable loan interest rate, after deducting the best price obtainable for the collateral (based in part on a HUD-approved appraisal) and all amounts retained or collected by the lender from other sources with respect to the loan; (2) accrued and unpaid interest on the unpaid amount of the loan from the date of default to the date of submission of the claim plus 15 calendar days (but in no event more than nine months) computed at a rate of 7.00% per annum; (3) costs paid to a dealer or other third party to repossess or preserve the related property; (4) the amount of any sales commission paid to a dealer or other third party for the resale of the property;
(5) property taxes, special assessments and other similar charges and hazard insurance premiums, prorated to the date of disposition of the property; (6) uncollected court costs; (7) legal fees, not to exceed $1,000; and (8) expenses for recording the assignment of the lien on the collateral to the United States, in each case subject to applicable caps as set by regulations governing the FHA from time to time.


         The insurance available to a lender under FHA Title I insurance is subject to the limit of a reserve amount equal to 10% of the original principal balance of all Title I insured loans originated by the lender, which amount is reduced by all claims paid to the lender, and which is increased by an amount equal to 10% of the original principal balance of additional insured loans originated by the lender. If the Originator were replaced as Servicer of the Mortgage Loans in a Trust in accordance with the applicable Agreement, it is not clear from the FHA regulations what portion of this reserve amount would be available for claims in respect of the FHA Loans included in the related Trust Estate. The obligation to pay insurance premiums to the FHA is the obligation of the Originator, as the Servicer of the FHA Loans.


OTHER INSURANCE, GUARANTEES AND SIMILAR INSTRUMENTS OR AGREEMENTS

         If so specified in the related Prospectus Supplement, a Trust may include, in addition to or in lieu of some or all of the foregoing, letters of credit, third party guarantees, and other arrangements for maintaining timely payments or providing additional protection against losses on the assets included in such Trust, paying administrative expenses, or accomplishing such other purpose. The related Prospectus Supplement will describe any such arrangements, including information as to the extent of coverage and any conditions or limitations thereto. The Trust may include a guaranteed investment contract or reinvestment agreement pursuant to which funds held in one or more accounts will be invested at a specified rate. Any such arrangement must be acceptable to each Rating Agency named in the related Prospectus Supplement.

MAINTENANCE OF CREDIT ENHANCEMENT

         To the extent that the related Prospectus Supplement expressly provides for credit enhancement and maintenance arrangements, the following paragraphs shall apply.


         If a form of credit enhancement has been obtained for a Series of Securities, the Depositor or the Servicer will be obligated to exercise its reasonable efforts to keep or cause to be kept such form of credit support in full force and effect throughout the term of the related Pooling and Servicing Agreement or Indenture, unless coverage thereunder has been exhausted through payment of claims or otherwise, or substitution therefor is made as described below.



         In lieu of the obligation to maintain a particular form of credit enhancement, the Depositor or the Servicer may obtain a substitute or alternate form of credit enhancement. If the Originator obtains such a substitute form of credit enhancement, such form of credit enhancement will be maintained and kept in full force and effect as provided herein. Prior to its obtaining any substitute or alternate form of credit enhancement, the Depositor or the Servicer will obtain written confirmation from each applicable Rating Agency that the substitute or alternate form of credit enhancement for the existing credit enhancement will not adversely affect the then current ratings assigned to such Securities by each applicable Rating Agency.



         The Servicer will provide the Trustee information required for the Trustee to draw under a Financial Guaranty Insurance Policy or any letter of credit, will present claims to any Mortgage Pool Insurer, any Special Hazard Insurer, or any issuer of a Bankruptcy Bond and will take such reasonable steps as are necessary to permit recovery under such Financial Guaranty Insurance Policy, letter of credit, Bankruptcy Bond, Special Hazard Insurance Policy, Mortgage Pool Insurance Policies or other applicable forms of credit enhancement. Additionally, the Servicer will present such claims and take such steps as are reasonably necessary to provide for the performance by another party of its purchase obligations. All collections by the Servicer under any Mortgage Pool Insurance Policy or any Bankruptcy Bond and, where the related property has not been restored, any Special Hazard Insurance Policy are to be deposited initially in the Collection Account and ultimately in the Distribution Account, subject to withdrawal. All draws under any Financial Guaranty
Insurance Policy or letter of credit will be deposited directly in the Distribution Account.



         If any property securing a defaulted Mortgage Loan is damaged and proceeds, if any, from the related hazard insurance policy or any applicable Special Hazard Insurance Policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under any applicable form of credit enhancement, the Servicer is not required to expend its own funds to restore the damaged property unless it determines (i) that such restoration will increase the proceeds to one or more Classes of Securityholders on liquidation of the Mortgage Loan after reimbursement to the Servicer for its expenses and (ii) that such expenses will be recoverable out of related Liquidation Proceeds or Insurance Proceeds. If recovery under any applicable form of credit enhancement is not available because the Servicer has been unable to make the above determinations or has made such determinations incorrectly or recovery is not available for any other reason, the Servicer is nevertheless obligated to follow such normal practices and procedures (subject to the preceding sentence) as it deems necessary or advisable to realize upon the defaulted Mortgage Loan and, in the event such determination has been incorrectly made, is entitled to reimbursement of its expenses in connection with such restoration.


                  MATURITY, PREPAYMENT AND YIELD CONSIDERATIONS


         The yields to maturity of the Securities will be affected by the amount and timing of principal payments on or in respect of the Mortgage Loans included in the related Trusts, the allocation of available funds to various Classes of Securities, the Interest Rate for various Classes of Securities and the purchase price paid for the Securities.


         The original terms to maturity of the Mortgage Loans in a given Mortgage Pool will vary depending upon the type of Mortgage Loans included therein. Each Prospectus Supplement will contain information with respect to the type and maturities of the Mortgage Loans in the related Mortgage Pool. Unless otherwise specified in the related Prospectus Supplement, Mortgage Loans may be prepaid without penalty in full or in part at any time, although a prepayment fee or penalty may be imposed in connection therewith.

         The rate of prepayments with respect to mortgage loans has fluctuated significantly in recent years. In general, if prevailing rates fall below the Mortgage Rates borne by the Mortgage Loans, such Mortgage Loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above such Mortgage Rates. Conversely, if prevailing interest rates rise appreciably above the Mortgage Rates borne by the Mortgage Loans, such Mortgage Loans are likely to experience a lower prepayment rate than if prevailing rates remain at or below such Mortgage Rates. However, there can be no assurance that such will be the case.

         Prepayments are influenced by a variety of economic, geographical, social, tax, legal and additional factors. Prepayments on Mortgage Loans may also result from changes in mortgagors' housing needs, job transfers, unemployment, Mortgagors' net equity in the related Mortgaged Properties, the enforcement of due-on-sale clauses and other servicing decisions. Adjustable rate mortgage loans, bi-weekly mortgage loans, graduated payment mortgage loans, growing equity mortgage loans, reverse mortgage loans, buy-down mortgage loans and mortgage loans with other characteristics may experience a rate of principal prepayments which is different from that of fixed rate, monthly pay, fully amortizing mortgage loans.

         Generally, mortgage loans secured by junior liens have smaller average principal balances than senior or first mortgage loans and are not viewed by borrowers as permanent financing. Accordingly, such mortgage loans may experience a higher rate of prepayment than mortgage loans which represent first liens. In addition, any future limitations on the right of borrowers to deduct interest payments on second mortgage loans for federal income tax purposes may result in a higher rate of prepayment of such mortgage loans. The obligation of the Servicer to enforce due-on-sale provisions of the mortgage loans may also increase prepayments. The prepayment experience of the Mortgage Pools may be affected by a wide variety of factors, including general and local economic conditions, mortgage market interest rates, the availability of alternative financing and homeowner mobility. The Originator is unaware of any reliable studies that would accurately project the prepayment risks associated with the Mortgage Loans.

         All of the Mortgage Loans will generally contain due-on-sale provisions permitting the mortgagee to accelerate the maturity of the Mortgage Loan upon sale or certain transfers by the Mortgagor of the underlying Mortgaged Property; any Mortgage Loans not containing such provisions will be noted in the related Prospectus Supplement. The Servicer generally will enforce any due-on-sale or due-on-encumbrance clause, to the extent it has knowledge of the conveyance or further encumbrance or the proposed conveyance or proposed further encumbrance of the Mortgaged Property and reasonably believes that it is entitled to do so under applicable law; provided, however, that the Servicer will not take any enforcement action that would materially increase the risk of default or delinquency on, or materially decrease the security for, such Mortgage Loan. See "The Pooling and Servicing Agreement -- Enforcement of Due-on-Sale Clauses" herein.


         The weighted average lives of Securities will also be affected by the amount and timing of delinquencies and defaults on the Mortgage Loans and the liquidations of defaulted Mortgage Loans. Delinquencies and defaults will generally slow the rate of payment of principal to the Securityholders.
However, this effect will be offset to the extent that lump sum recoveries on defaulted Mortgage Loans and foreclosed Mortgaged Properties result in principal payments on the Mortgage Loans faster than otherwise scheduled.



         When a full prepayment occurs on a Mortgage Loan, the Mortgagor will be charged interest on the principal amount of the Mortgage Loan so prepaid only for the number of days in the month actually elapsed up to the date of the prepayment rather than for a full month. Interest shortfalls also could result from the application of the Relief Act, as described under "Certain Legal Aspects of the Mortgage Loans -- Soldiers' and Sailors' Civil Relief Act" herein. In the event that less than 30 days' interest is collected on a Mortgage Loan during a Collection Period, the Servicer or any Sub-Servicer, if applicable, will generally be obligated to make Compensating Interest Payments with respect thereto, but only to the extent of the aggregate Servicing Fee for the related Distribution Date. (If the Servicer is not required to remit such amounts, the Prospectus Supplement will describe the Servicer's obligations, if any, with respect to principal prepayments.) To the extent such shortfalls exceed the amount of Compensating Interest Payments that the Servicer or any Sub-Servicer is obligated to make, the yield on the Securities could be adversely affected. Partial prepayments in a given month may be applied to the outstanding principal balances of the Mortgage Loans so prepaid on the first day of the month of receipt or the month following receipt. In the latter case, partial prepayments will not reduce the amount of interest passed through in such month.



         Under certain circumstances, the Originator, the Servicer,the Depositor, the holders of REMIC Residual Certificates or certain other entities specified in the related Prospectus Supplement may have the option to purchase the Mortgage Loans and other assets of a Trust, thereby effecting early retirement of the related Series of Certificates, subject to the principal balance of the related Mortgage Loans being less than the percentage specified in the related Prospectus Supplement of the aggregate principal balance of the Mortgage Loans at the Cut-off Date for the related Series. Typically, the Originator, the Servicer, the Depositor or such other entity will cause the retirement of a Series of Certificates at the point at which servicing of the remaining relatively small pool of Mortgage Loans becomes inefficient. See "The Pooling and Servicing Agreement -- Termination; Optional Termination" herein. Under certain circumstances, a Series of Notes may be (i) redeemed at the request of holders of such Notes; (ii) redeemed at the option of the related Depositor or another party specified in the Prospectus Supplement relating to such Series of Notes; or (iii) subject to special redemption under certain circumstances. The circumstances and terms under which the Notes of a Series may be redeemed will be described in the related Prospectus Supplement. See "The Indenture -- Redemption of Notes" herein.



         The effective yield to Securityholders will be slightly lower than the yield otherwise produced by the applicable Interest Rate and purchase price, because while interest generally will accrue on the Securities from the first day of each month, the distribution of such interest will not be made earlier than a specified date in the month following the month of accrual.



         The timing of payments on the Mortgage Loans may significantly affect an investor's yield. In general, the earlier a prepayment of principal on the Mortgage Loans, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal prepayments occurring at a rate faster (or slower) than the rate anticipated by the investor during the period immediately following the issuance of the Securities will not be offset by a subsequent like reduction (or increase) in the rate of principal payments.



         In addition, if so specified in the related Prospectus Supplement, prepayments may result from amounts on deposit, if any, in the Pre-Funding Account at the end of the Funding Period being applied to the payment of principal of the Securities.



         The Prospectus Supplement relating to a Series of Securities may discuss in greater detail the effect of the rate and timing of principal payments (including prepayments) on the yield, weighted average lives and maturities of such Securities, including the effect of prepayments and allocation of realized losses on the Mortgage Loans as they relate to specific Classes of Securities. Factors other than those identified herein and in the related Prospectus Supplement could significantly affect principal prepayments at any time and over the lives of the Securities. The relative combination of the various factors affecting prepayment may also vary from time to time. There can be no assurance as to the rate of payment of principal of the Mortgage Loans at any time or over the lives of the Securities.


         The Originator has limited historical experience with mortgage loan originations and servicing and its portfolio of serviced mortgage loans is relatively unseasoned. The Company believes that its current information with respect to prepayments on the mortgage loans it has serviced is not indicative of the prepayments which may be made on its current portfolio of serviced mortgage loans and therefore provides no information about the prepayment experience of the mortgage loans which it services.

                       THE POOLING AND SERVICING AGREEMENT

         Set forth below is a summary of the material provisions of each Pooling and Servicing Agreement that are not described elsewhere in this Prospectus. The summary does not purport to describe all provisions of each Pooling and Servicing Agreement and is subject to, and qualified in its entirety by reference to, the provisions of each Pooling and Servicing Agreement. Where provisions or terms used in a particular Pooling and Servicing Agreement are different than as described herein, a description of such provisions or terms will be included in the related Prospectus Supplement.


         The Mortgage Loans to be included in a Mortgage Pool for a Series of Notes will be assigned to the Trustee pursuant to provisions included in the related Indenture that are substantially the same as, and the obligations of the Depositor and the Trustee with respect to the Mortgage Loans so conveyed will be substantially similar to, those described under "-- Assignment of Mortgage Loans" below. In addition, the Mortgage Loans included in a Mortgage Pool for a Series of Notes will be serviced pursuant to the terms of a Servicing Agreement and any such Servicing Agreement will contain provisions governing the servicing of such Mortgage Loans that are substantially similar to the provisions included in each Pooling and Servicing Agreement relating to servicing and collection procedures with respect to the related Mortgage Loans as described below. See "The Indenture -- General" herein.


ASSIGNMENT OF THE MORTGAGE LOANS


         Assignment of the Mortgage Loans. At the closing date (each, a "Closing Date") for a Series of Certificates, the Originator will cause the Mortgage Loans comprising the related Trust to be sold and assigned directly, or indirectly through the related Depositor, to the Trustee, without recourse, together with all principal and interest received by or on behalf of the Originator on or with respect to such Mortgage Loans on or after the Cut-off Date, other than principal and interest due before the Cut-off Date. The
Trustee will, concurrently with such assignment, deliver the Certificates to the Originator in exchange for the Mortgage Loans. In no event will any FHA
Loan be transferred or delivered in violation of Title I of the rules and regulations promulgated thereunder.


         Each Mortgage Loan assigned to the Trustee will be identified in a schedule appearing as an exhibit to the related Pooling and Servicing Agreement (a "Loan Schedule"). The Loan Schedule will include information as to the outstanding principal balance of each Mortgage Loan after application of payments due on the Cut-off Date, as well as information regarding the Mortgage Rate, the maturity date of the Mortgage Loan, the Combined Loan-to-Value Ratio at origination and certain other information.

         In addition, to the extent specified in the related Prospectus Supplement, the net proceeds received from the sale of the Certificates of a given Series will be applied to the deposit of the Pre-Funded Amount into the Pre-Funding Account. The aggregate principal balance of additional Mortgage Loans to be purchased for the related Trust generally will be equal to the Pre-Funded Amount on the date of the issuance of the related Series. On each applicable purchase date, the Originator will sell directly, or indirectly through the related Depositor, to the related Trust, without recourse, the entire interest of the Originator in the additional Mortgage Loans identified in a Loan Schedule attached to a supplemental conveyance relating to such additional Mortgage Loans executed on such date by the Originator. In connection with each purchase of additional Mortgage Loans, the related Trust will be required to pay directly, or indirectly through the related Depositor, to the Originator a cash purchase price equal to the outstanding principal balance of each additional Mortgage Loan as of its related Cut-off Date. The purchase price will be withdrawn from the Pre-Funding Account and paid so long as the representations and warranties set forth in "--Representations and Warranties" below apply to each additional Mortgage Loan to be conveyed, and the conditions set forth in the paragraph below and in the related Agreement are satisfied. The Originator conveys the additional Mortgage Loans directly, or indirectly through the related Depositor, to the related Trust on the applicable purchase date pursuant to the Agreement.


         Any conveyance of additional Mortgage Loans will be subject to the following conditions, among others specified in the related Prospectus
Supplement: (i) each such additional Mortgage Loan must satisfy the eligibility criteria specified in the preceding paragraph as of its applicable Cut-off Date and such additional criteria as may be specified in the related Prospectus Supplement; (ii) if and to the extent specified in the relate Prospectus Supplement, the third-party credit enhancement provider, if any, shall have approved the transfer of such additional Mortgage Loans to the related Trust;
(iii) the Originator will not have selected such additional Mortgage Loans in a manner that it believes is adverse to the interests of Certificateholders; (iv) the Originator will deliver certain opinions of counsel to the Trustee(s) and the Rating Agencies with respect to the validity of the conveyance of such additional Mortgage Loans; and (v) with respect to any Mortgage Loan that is also an FHA Loan, each FHA Loan will comply with, in all respects, Title I and the rules and regulations promulgated thereunder.


         In connection with the sale, the Originator will be required to deliver or cause to be delivered directly, or indirectly through the related Depositor, to the Trustee certain specified items (collectively, with respect to each Mortgage Loan, the "Mortgage File"). Each Mortgage File will generally be required to include:



         (i) the original Mortgage Note, with all intervening endorsements sufficient to show a complete chain of endorsement to the Originator, endorsed by the Originator and the Depositor, without recourse, to the order of the Trustee or in blank;


         (ii) the original Mortgage with evidence of recording indicated thereon;

         (iii) an assignment of the Mortgage in recordable form;

         (iv) originals of all assumption, modification and substitution agreements, if any, in those instances where the terms or provisions of a Mortgage or Mortgage Note have been modified or such Mortgage or Mortgage Note have been assumed;

         (v) originals of all intervening mortgage assignments with evidence of recording indicated thereon sufficient to show a complete chain of assignment from the originator of the Mortgage Loan to the Originator; and

         (vi) except with respect to FHA Loans, the original lender's title insurance policy or marked-up title report issued on the date of the origination of such Mortgage Loan, and (2) with respect to FHA Loans, the title report.

         Any variation in the requirements for a Mortgage File will be noted in the related Prospectus Supplement.

         The Originator or the Trustee will promptly cause the assignments of the related Mortgage Loans to be recorded in the appropriate public office for real property records, except in states in which, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the trustee's interest in such loans against the claim of any subsequent transferee or any successor to or creditor of the Originator or the originator of such Mortgage Loans.



         If the Originator cannot deliver an original Mortgage or mortgage assignment with evidence of recording thereon on the Closing Date because of a delay caused by the public recording office where such original Mortgage or mortgage assignment has been delivered for recordation or because such original Mortgage is lost, the Originator and the related Depositor shall deliver to the Trustee an Officer's Certificate, with a photocopy of such Mortgage attached thereto, stating that such original Mortgage or mortgage assignment has been delivered to the appropriate public recording official for recordation or that such original Mortgage is lost, as the case may be. The Originator and the related Depositor shall promptly deliver to the Trustee such original Mortgage or mortgage assignment with evidence of recording indicated thereon upon receipt thereof from the public recording official. If the Originator within 12 months from the Closing Date shall not have received such original Mortgage or mortgage assignment from the public recording official, it shall obtain, and deliver to the Trustee within 12 months from the Closing Date, a copy of such original Mortgage or mortgage assignment certified by such public recording official to be a true and complete copy of such original Mortgage or mortgage assignment as recorded by such public recording office.


         The Trustee will be authorized to appoint a custodian pursuant to a custodial agreement to maintain possession of and, if applicable, to review the documents relating to the Mortgage Loans as agent of the Trustee.


         Review of the Mortgage File. The Trustee will agree, for the benefit of the Securityholders, to review each Mortgage File and the specified items delivered by or on behalf of the Originator within 45 days after the Closing Date or applicable purchase date, to determine if the documents described in clauses (i) through (vi) above have been executed and received, and that such documents relate to the Mortgage Loans in the related Loan Schedule. The Trustee is under no duty or obligation to inspect, review or examine any such documents, instruments, certificates or other papers to determine that they are genuine, enforceable, or appropriate for the represented purpose or that they are other than what they purport to be on their face, nor is the Trustee under any duty to determine independently whether there are any intervening assignments or assumption or modification agreements with respect to any Mortgage Loan.



         If within such 45-day period the Trustee finds any document constituting a part of a Mortgage File is not properly executed, has not been received (except any original recorded Mortgage or mortgage assignment as discussed above), or is unrelated to the Mortgage Loans identified in the related Loan Schedule, or that any Mortgage Loan does not conform in a material respect to the description thereof as set forth in the related Loan Schedule, the Trustee will be required to promptly notify the Originator and the related Depositor of any defect. The Originator will use reasonable efforts to remedy a material defect in a document constituting part of a Mortgage File within 60 days after the Trustee's notice. Thereafter, the Trustee shall also certify that it has received all of the documents referred to in clauses (i) through
(vi) and that all corrections or curative actions required to be taken by the Originator and the related Depositor within the 60-day period have been completed or effected, or that the related Mortgage Loans will be repurchased or substituted, as specified below.



         Repurchase or Substitution of Mortgage Loans. If, within 60 days after the Trustee's notice of defect, the Originator has not remedied the defect and the defect materially and adversely affects the interest of the Securityholders in the related Mortgage Loan, the Originator will generally be required directly, or indirectly through the related Depositor, prior to the next Distribution Date, at its option, (i) to substitute in lieu of such Mortgage Loan another Mortgage Loan of like kind (a "Qualified Replacement Mortgage Loan") or (ii) to repurchase such Mortgage Loan at a price equal to its principal balance together with one month's interest at the Mortgage Rate, less any payments received during the related Collection Period ("Loan Purchase Price").

         If as provided above, the Originator, rather than repurchase the Mortgage Loan, removes a Mortgage Loan (a "Deleted Mortgage Loan") from the related Trust and substitutes in its place a Qualified Replacement Mortgage Loan, such substitution must be effected within 90 days of the date of the initial issuance of the Certificates of a Series with respect to which no REMIC election is made. With respect to a Trust for which a REMIC election is to be made, except as otherwise provided in the related Prospectus Supplement, such substitution of a defective Mortgage Loan must be effected within two-years of the date of the initial issuance of the Securities, and may not be made if such substitution would cause the Trust to not qualify as a REMIC or result in a prohibited transaction tax under the Code. Except as otherwise provided in the related Prospectus Supplement, any Qualified Replacement Mortgage Loan generally will, on the date of substitution, (i) have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of and not substantially less than the outstanding principal balance of the Deleted Mortgage Loan (the amount of any shortfall to be paid to the related Trust in the month of substitution for distribution to the Securityholders as a reduction of principal), (ii) have a Mortgage Rate neither one percentage point less than nor one percentage point greater than the Mortgage Rate of the Deleted Mortgage Loan as of the date of substitution, (iii) have a remaining term to maturity neither one year earlier than nor one year later than that of the Deleted Mortgage Loan, (iv) comply with all of the representations and warranties set forth in the related Pooling and Servicing Agreement as of the date of substitution, and (v) with respect to any Qualified Replacement Mortgage Loan that is an FHA Loan, comply with Title I and the rules and regulations promulgated thereunder. The related Pooling and Servicing Agreement may include additional provisions relating to meeting the foregoing requirements on an aggregate basis where a number of substitutions occur contemporaneously.



         Representations and Warranties. The Originator will make representations and warranties in respect of the Mortgage Loans sold by the Originator and evidenced by a Series of Certificates. Such representations and warranties generally include, among other things: (i) that with respect to Mortgage Loans other than Home Improvement Loans, title insurance (or in the case of Mortgaged Properties located in areas where such policies are generally not available, an attorney's certificate of title) was in effect on the Closing Date; (ii) that the Originator had title to each such Mortgage Loan and such Mortgage Loan was subject to no offsets, defenses or counterclaims; (iii) that each Mortgage Loan constituted a valid first or junior lien on the Mortgaged Property (subject only to permissible title insurance exceptions, if applicable, and certain other exceptions described in the Pooling and Servicing Agreement) and that the Mortgaged Property was free from damage and was in acceptable condition; (iv) that there were no delinquent tax or assessment liens against the Mortgaged Property at the time of origination; (v) that as of the related Cut-off Date no required payment on a Mortgage Loan was delinquent more than the number of days specified in the related Pooling and Servicing Agreement; and (vi) that each Mortgage Loan was made in compliance with, and is enforceable under, all applicable state and federal laws and regulations in all material respects. Upon the discovery by the Originator, the related Depositor or the Trustee that the representations in the applicable Pooling and Servicing Agreement are untrue in any material respect as of the dates specified therein, with the result that the interests of the Securityholders in the related Mortgage Loan are materially and adversely affected, the party discovering such breach is required to give prompt written notice to the other parties. Upon the earliest to occur of the Originator's discovery, its receipt of notice of breach from any of the other parties or such time as a situation resulting from a representation which is untrue and materially and adversely affects the interests of the Securityholders, the Originator is required promptly to cure such breach in all material respects or the Originator will, on the Distribution Date next succeeding such discovery, receipt of notice or such other time, repurchase, or provide a Qualified Replacement Mortgage Loan, as set forth above. The obligation of the Originator so to cure, substitute or repurchase any Mortgage Loan as to which breach has not been remedied constitutes the sole remedy available to the Securityholders or the Trustee respecting such breach.


PAYMENTS ON THE MORTGAGE LOANS

         The Pooling and Servicing Agreement will require the Servicer to establish and maintain one or more accounts (each, a "Collection Account") at one or more institutions meeting the requirements set forth in the related Pooling and Servicing Agreement. Pursuant to the related Pooling and Servicing Agreement, the Servicer will be required to deposit all collections (other than amounts escrowed for taxes and insurance) related to the Mortgage Loans into the Collection Account no later than the second business day after receipt. All funds in the Collection Accounts will be required to be invested in instruments designated as Permitted Investments. Any investment earnings on funds held in the Collection Accounts are for the benefit of the Servicer.


         The Servicer may make withdrawals from the Collection Account only for the following purposes: (i) to make deposits into the Distribution Account and the FHA Premium Account, as set forth below; (ii) to pay itself any monthly Servicing Fees; (iii) to make any Servicing Advance or to reimburse itself for any Servicing Advance or Monthly Advance previously made; (iv) to withdraw amounts that have been deposited to the Collection Account in error (including, without limitation, any overpayments in connection with repayments of Mortgage Loans paid in full); and (v) to clear and terminate the Collection Account.



         Not later than the third day prior to any Distribution Date or such other date as may be specified in the related Prospectus Supplement (the "Deposit Date"), the Servicer will be required to wire transfer to the Trustee for deposit in the Distribution Account the sum (without duplication) of all amounts on deposit in the Collection Account that constitute any portion of Available Funds for the related Distribution Date. See "Description of Securities -- Distribution on Securities -- Available Funds" herein. Prior to each Distribution Date, the Servicer will be required to transfer to the Trustee for deposit in a trust account maintained with the Trustee (the "FHA Premium Account") the sum (without duplication) of all amounts ("FHA Premium Amounts") received by the Servicer in respect of FHA Insurance Premiums.


INVESTMENT OF ACCOUNTS

         All or a portion of any Account, including the Collection Account, may generally be invested and reinvested in one or more Permitted Investments bearing interest or sold at a discount. The Trustee or any affiliate thereof may be the obligor on any investment in any Account which otherwise qualifies as a Permitted Investment. No investment in the Collection Account may mature later than the Deposit Date next succeeding the date of investment.

         The Trustee will not in any way be held liable by reason of any insufficiency in any Account resulting from any loss on any Permitted Investment included therein.

         All income or other gain from investments in any Account will be held in such Account for the benefit of the Servicer and will be subject to withdrawal from time to time as permitted by the related Pooling and Servicing Agreement. Any loss resulting from such investments will be for the account of the Servicer. The Servicer will be required to deposit the amount of any such loss immediately upon the realization of such loss to the extent such loss is not offset by other income or gain from investments in such Account and then available for such application.

PERMITTED INVESTMENTS

         Each Pooling and Servicing Agreement will define "Permitted Investments" generally as follows:

                  (i) Direct general obligations of the United States or the obligations of any agency or instrumentality of the United States, the timely payment or the guarantee of which constitutes a full faith and credit obligation of the United States (but excluding any such securities whose terms do not provide for payment of a fixed dollar amount upon maturity or call for redemption).

                  (ii) Federal Housing Administration debentures (but excluding any such securities whose terms do not provide for payment of a fixed dollar amount upon maturity or call for redemption).

                  (iii) Federal Home Loan Mortgage Corporation senior debt obligations, but excluding any such securities whose terms do not provide for payment of a fixed dollar amount upon maturity or call for redemption.

                  (iv) Federal National Mortgage Association senior debt obligations, but excluding any such securities whose terms do not provide for payment of a fixed dollar amount upon maturity or call for redemption.

                  (v) Federal funds, certificates of deposit, time and demand deposits, and bankers' acceptances (having original maturities of not more than 365 days) of any domestic bank or trust company, the short-term debt obligations of which have been assigned a minimum rating specified in the related Pooling and Servicing Agreement by the applicable Rating Agency.

                  (vi) Deposits of any bank or savings and loan association which has combined capital, surplus and undivided profits of at least $100,000,000 which deposits are not in excess of the applicable limits insured by the Bank Insurance Fund or the Savings Association Insurance Fund of the Federal Deposit Insurance Corporation.

                  (vii) Commercial paper (having original maturities of not more than 180 days) assigned a minimum rating specified in the related Pooling and Servicing Agreement by the applicable Rating Agency.

                  (viii) Investments in money market funds assigned a minimum rating specified in the related Pooling and Servicing Agreement by the applicable Rating Agency.

                 (ix) Other investments acceptable to the applicable Rating Agency.

No instrument described above is permitted to evidence either the right to receive (a) only interest with respect to obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provided a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations, and no instrument described above may be purchased at a price greater than par if such instrument may be prepaid or called at a price less than its purchase price prior to stated maturity.

MONTHLY ADVANCES AND COMPENSATING INTEREST

         In order to maintain a regular flow of scheduled interest to Securityholders (rather than to guarantee or insure against losses), each Pooling and Servicing Agreement will generally require that, on each Distribution Date, the Servicer or any Sub-Servicer deposit in the Collection Account an amount of its own funds or funds in the Collection Account which do not constitute Available Funds for such Distribution Date (a "Monthly Advance"). Each Pooling and Servicing Agreement will provide that a Monthly Advance will generally be equal to the sum of the interest portions of the aggregate amount of monthly payments (net of the Servicing Fee) due on the Mortgage Loans during the related Collection Period, but delinquent as of the close of business on the last day of the related Collection Period, plus, with respect to each Mortgaged Property which was acquired in foreclosure or similar action (each, an "REO Property") during or prior to the related Collection Period and as to which final sale did not occur during the related Collection Period, an amount equal to the excess, if any, of interest on the outstanding principal balance of the Mortgage Loan relating to such REO Property for the related Collection Period at the related Mortgage Rate (net of the Servicing Fee) over the net income from the REO Property transferred to the Distribution Account for such Distribution Date.

         The Servicer or any Sub-Servicer, if applicable, may recover Monthly Advances, if not recovered from the Mortgagor on whose behalf such Monthly Advance was made, from late collections on the related Mortgage Loans, including Liquidation Proceeds, Insurance Proceeds and such other amounts as may be collected by the Servicer from the Mortgagor or otherwise relating to the Mortgage Loan. To the extent the Servicer, in its good faith business judgment, determines that any Monthly Advance will not be ultimately recoverable from late collections, insurance proceeds, Liquidation Proceeds on the related Mortgage Loans or otherwise, the Servicer may reimburse itself or a Sub-Servicer, if applicable, on the next Distribution Date from Available Funds remaining in the Distribution Account after making required payments on such Distribution Date.



         With respect to each Mortgage Loan as to which a prepayment is received, which becomes a Liquidated Mortgage Loan or is otherwise charged-off during the Collection Period related to a Distribution Date, the Servicer will generally be required with respect to such Distribution Date to remit to the Trustee, from amounts otherwise payable to the Servicer as the Servicing Fee, a certain amount, as shall be specified in the related Prospectus Supplement as "Compensating Interest Payments." The Servicer will not be entitled to be reimbursed from collections on the Mortgage Loans or any assets of the Trust for any Compensating Interest Payments made. If the Servicing Fee in respect of such Collection Period is insufficient to make the entire required Compensating Interest Payment, the resulting shortfall will reduce the amount of interest payable to the Securityholders on such Distribution Date and such reduction will not be recoverable thereafter.


REALIZATION UPON DEFAULTED MORTGAGE LOANS


         The Servicer is generally required to foreclose upon or otherwise comparably effect the ownership in the name of the Trustee or the Servicer, on behalf of the Trustee, of Mortgaged Properties relating to defaulted Mortgage Loans (and in the case of FHA Loans, for which a claim is not submitted to the FHA) as to which no satisfactory arrangements can be made for collection of delinquent payments and which the Originator, the related Depositor or the Servicer has not purchased pursuant to its purchase option described below, unless the Servicer reasonably believes that Liquidation Proceeds with respect to such Mortgage Loan would not be increased as a result of such foreclosure or other action, in which case the Mortgage Loan will be charged off and will be liquidated (a "Liquidated Mortgage Loan"). If so specified in the related Prospectus Supplement, the holders of a majority of REMIC Residual Certificates may have the right to direct the Servicer to foreclose upon defaulted Mortgage Loans. In connection with such foreclosure or other conversion, the Servicer is required to exercise or use foreclosure procedures with the same degree of care and skill as it would ordinarily exercise or use under the circumstances in the conduct of its own affairs. Any amounts advanced in connection with such foreclosure or other action will constitute Servicing Advances.


         If a REMIC election has been made, the Servicer will be required to sell REO Property within 24 months of its acquisition by the Trustee, unless an opinion of counsel experienced in federal income tax matters, addressed to the Trustee, the Originator and the Servicer is obtained to the effect that the holding by the Trust of such REO Property for a greater specified period will not result in the imposition of taxes on "prohibited transactions" of the Trust as defined in Section 860F of the Code or cause the Trust to fail to qualify as a REMIC.


         In servicing the Mortgage Loans, the Servicer is required to determine, with respect to each defaulted Mortgage Loan, when it has recovered, whether through trustee's sale, foreclosure sale or otherwise, all amounts, if any, it expects to recover from or on account of such defaulted Mortgage Loan, whereupon such Mortgage Loan shall become a Liquidated Mortgage Loan.



         The Originator, the Depositor, the holders of the REMIC Residual Certificates or the Servicer may have the right and the option under the related Pooling and Servicing Agreement, but not the obligation, to purchase for its own account any Mortgage Loan which becomes delinquent, in whole or in part, as to three consecutive monthly installments or any Mortgage Loan as to which enforcement proceedings have been brought by the Servicer. Any such Mortgage Loan so purchased will be purchased on a Deposit Date at the Loan Purchase Price thereof.

GENERAL SERVICING PROCEDURES

         The Servicer will service the Mortgage Loans, either directly or through Sub-Servicers, in accordance with the provisions of each related Pooling and Servicing Agreement and the policies and procedures customarily employed by the Servicer in servicing other comparable mortgage loans. Servicing includes, but is not limited to, post-origination loan processing, customer service, remittance handling, collections and liquidations. In connection with each FHA Loan, the Originator, the Servicer will comply at all times with the provisions of Title I and the rules and regulations promulgated thereunder in servicing each FHA Loan and making claims for reimbursement with respect to any FHA Loan.

        Mortgage Loans on which a payment is past due are referred to the Servicer's collection department. Delinquent accounts are automatically placed in the appropriate collector's queue ten days after the due date of payment. Telephone calls are initially made by the collection personnel to the obligor on a delinquent Mortgage Loan. Dunning letters are sent if no contact is made by telephone or if a Mortgage Loan continues to be delinquent despite payment arrangements made over the telephone. Mortgage Loans which are delinquent for longer periods of time are referred to outside attorneys who generally write letters to the obligors demanding payment. Between 90 and 105 days after the due date of payment, the Servicer decides whether to foreclose or take other action. Foreclosure determinations are made by a committee of officers of the Servicer. The Servicer's servicing and collection practices may change at any time as dictated by the Servicer's business judgment and applicable law.

         The Servicer, in its own name or in the name of any Sub-Servicer, will be authorized and empowered pursuant to the related Pooling and Servicing Agreement (i) to execute and deliver any and all instruments of satisfaction or cancellation or of partial or full release or discharge and all other comparable instruments with respect to the Mortgage Loans and with respect to the Mortgaged Properties, (ii) to institute foreclosure proceedings or obtain a deed in lieu of foreclosure so as to effect ownership of any Mortgaged Property in the name of the Trustee or in its own name on behalf of the Trustee, and (iii) to hold title in its own name to any Mortgaged Property upon such foreclosure or deed in lieu of foreclosure on behalf of the Trustee.
         During a foreclosure, any expenses incurred by the Servicer are added to the amount owed by the Mortgagor, as permitted by applicable law. Upon completion of the foreclosure, the property is sold to an outside bidder, or passes to the mortgagee, in which case the Servicer will proceed to liquidate the asset. Servicing and charge-off policies and collection practices may change over time in accordance with the Servicer's business judgment, changes in its real estate loan portfolio and applicable laws and regulations.


         The Servicer may not assign its obligations under any Pooling and Servicing Agreement nor resign from the obligations and duties thereby imposed on it except by mutual consent of the Servicer, the Financial Insurer, if any, the Trustee and the Certificateholders evidencing Voting Interests represented by all Certificates aggregating not less than 51%, or upon the determination that the Servicer's duties thereunder are no longer permissible under applicable law and such incapacity cannot be cured by the Servicer. No such resignation shall become effective until a successor has assumed that Servicer's responsibilities and obligations in accordance with the related Pooling and Servicing Agreement.





SUB-SERVICERS

         The Servicer will be permitted under the related Pooling and Servicing Agreement to enter into sub-servicing arrangements with certain mortgage servicing institutions meeting the requirements of such Pooling and Servicing Agreement to service the Mortgage Loans in a Mortgage Pool. Any material sub-servicing arrangements, if any, will be described in the related Prospectus Supplement, and in any case, will not relieve the Servicer of any liability it might otherwise have, had the sub-servicing arrangement not been entered into. Compensation for the services of the Sub-Servicer with respect to the Mortgage Loans shall be paid by the Servicer. See "The Pooling and Servicing Agreement -- Servicing and Other Compensation and Payment of Expenses" herein.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

         As compensation for its servicing activities under a Pooling and Servicing Agreement, the Servicer will be entitled to retain the amount of the "Servicing Fee" (as defined in the related Pooling and Servicing Agreement) with respect to each Mortgage Loan. Additional servicing compensation in the form of prepayment charges, release fees, bad check charges, assumption fees, extension fees, late payment charges, and any other servicing-related fees, Net Liquidation Proceeds not required to be deposited in the Collection Account and similar items may, to the extent collected from Mortgagors, be retained by the Servicer.

         The Servicer will be required to pay all reasonable and customary "out-of-pocket" costs and expenses incurred in the performance of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration and protection of the Mortgaged Properties, (ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of Mortgaged Properties acquired in satisfaction of the related Mortgage Loans and (iv) the payment of any premium charged by FHA as payment for insurance coverage of FHA Loans ("FHA Insurance Premiums") not otherwise satisfied by FHA Premium Amounts received. Such expenditures (each, a "Servicing Advance") may include costs of collection efforts, reappraisals, forced placement of hazard insurance if a borrower allows his hazard policy to lapse, legal fees in connection with foreclosure actions, advancing payments due under any Senior Lien, if any, advancing delinquent property taxes, and upkeep and maintenance of the Mortgaged Property if it is acquired through foreclosure and similar types of expenses. The Servicer will be obligated to make the Servicing Advances incurred in the performance of its servicing obligations. The Servicer will be entitled to recover Servicing Advances, if not theretofore recovered from the Mortgagor on whose behalf such Servicing Advance was made, from late collections on the related Mortgage Loans, including Liquidation Proceeds, Insurance Proceeds, FHA Payment and such other amounts. Servicing Advances will be reimbursable to the Servicer from the sources described above out of the funds on deposit in the Collection Account. The Servicer is not required to make any Servicing Advance which it determines would be nonrecoverable.

         In addition, a Sub-Servicer may be entitled to a monthly servicing fee in a minimum amount set forth in the related Prospectus Supplement. The Sub-Servicer may also be entitled to collect and retain, as part of its servicing compensation, any late charges or prepayment penalties provided in the Mortgage Note or related instruments. The Sub-Servicer will be reimbursed by the Servicer for certain expenditures that it makes, generally to the same extent that the Servicer would be reimbursed for such expenditures under the related Pooling and Servicing Agreement. Unless specified in the related Prospectus Supplement and Pooling and Servicing Agreement, compensation for the services of the Sub-Servicer shall be paid by the Servicer as a general corporate obligation of the Servicer.

MAINTENANCE OF HAZARD INSURANCE

         The Servicer will generally be required to cause to be maintained fire and hazard insurance with extended coverage customary in the area where each Mortgaged Property is located in an amount which is at least equal to the least of (i) the outstanding principal balance owing on the Mortgage Loan and the related Senior Lien, if any, (ii) the full insurable value of the related Mortgaged Property and (iii) the minimum amount required to compensate for damage or loss on a replacement cost basis. If the Mortgaged Property is in an area identified in the Federal Register by the Flood Emergency Management Agency as having special flood hazards, the Servicer will generally be required to cause to be purchased a flood insurance policy with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of
(a) the outstanding principal balance of the Mortgage Loan and the Senior Lien, if any, (b) the minimum amount required to compensate for damages or loss on a replacement cost basis, or (c) the maximum amount of insurance available under the National Flood Protection Act of 1973, as amended, provided that such flood insurance is available. Any variation in the insurance requirements set forth above will be noted in the related Prospectus Supplement. The Servicer will also be required to maintain fire, hazard and, if applicable, flood insurance on each REO Property in the respective amounts described above, as well as liability insurance, in each case to the extent such insurance is available. Any amounts collected by the Servicer under any such policies (other than amounts to be applied to the restoration or repair of the Mortgaged Property, or to be released to the Mortgagor in accordance with customary mortgage servicing procedures) are required to be deposited by the Servicer in the Collection Account.

         In the event that the Servicer obtains and maintains a blanket policy insuring against fire and hazards of extended coverage on all of the Mortgage Loans, then, to the extent such policy names the Trustee as loss payee and provides coverage in an amount equal to the aggregate unpaid principal balances of the Mortgage Loans without co-insurance, and otherwise complies with the requirements of the preceding paragraph, the Servicer will be deemed conclusively to have satisfied its obligations with respect to fire and hazard insurance coverage. If such blanket policy contains a deductible clause, the Servicer will be required to pay to the Trustee the difference between the amount that would have been payable under a policy described in the preceding paragraph and the amount paid under the blanket policy.

ENFORCEMENT OF DUE-ON-SALE CLAUSES

         When a Mortgaged Property has been or is about to be conveyed by the Mortgagor, the Servicer, on behalf of the Trustee, in performing its servicing functions will, to the extent it has knowledge of such conveyance or prospective conveyance, be required to enforce the rights of the Trustee as the mortgagee of record to accelerate the maturity of the related Mortgage Loan under any due-on-sale clause contained in the related Mortgage or Mortgage Note; provided, however, that the Servicer will not be required to exercise any such right if the due-on-sale clause, in the reasonable belief of the Servicer, is not enforceable under applicable law or if such enforcement would materially increase the risk of default or delinquency on, or materially decrease the security for, such Mortgage Loan. In such event, the Servicer will attempt to enter into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and, to the extent permitted by applicable law or the mortgage documents, the Mortgagor remains liable thereon. The Servicer also will be authorized to enter into a substitution of liability agreement with such person, pursuant to which the original Mortgagor is released from liability and such person is substituted as Mortgagor and becomes liable under the Mortgage Note. The Servicer will not enter into an assumption agreement unless permitted by applicable law and unless such assumption agreement would not materially increase the risk of default or delinquency on, or materially decrease the security for, such Mortgage Loan.

VOTING

         With respect to any provisions of the Pooling and Servicing Agreement providing for the action, consent or approval of the holders of all Certificates evidencing specified "Voting Interests" in the Trust, the holders of any Class of Certificates will collectively be entitled to the then-applicable percentage of such Class of Certificates of the aggregate Voting Interests represented by all Certificates. Each Certificateholder of a Class will have a Voting Interest equal to the product of the Voting Interest to which such Class is collectively entitled and the Certificateholder's Percentage Interest (as such term is defined in the related Pooling and Servicing Agreement) in such Class. With respect to any provisions of the Pooling and Servicing Agreement providing for action, consent or approval of a specified Class or Classes of Certificates, each Certificateholder of such specified Class will have a Voting Interest in such Class equal to such Certificateholder's Percentage Interest in such Class. Any Certificate registered in the name of the Originator or any affiliate thereof will be deemed not to be outstanding and the Percentage Interest evidenced thereby shall not be taken into account in determining whether the requisite amount of Percentage Interests necessary to take any such action, or effect any such consent, has been obtained.

AMENDMENTS


         The Trustee, the Originator, the Depositor and the Servicer may, at any time and from time to time, without the consent of the Certificateholders, amend the related Pooling and Servicing Agreement, for the purposes of (i) curing any ambiguity, or correcting or supplementing any provision of such agreement which may be inconsistent with any other provision of such agreement,
(ii) if a REMIC election has been made and if accompanied by an approving opinion of counsel experienced in federal income tax matters, removing the restriction against the transfer of a Residual Certificate to a Disqualified

Organization (as such term is defined in the Code) or (iii) complying with the requirements of the Code; provided, however, that such action shall not, as evidenced by an opinion of counsel delivered to the Trustee, materially and adversely affect the interests of any Certificateholder.


         The related Pooling and Servicing Agreement may also be amended by the Trustee, the Originator, the Depositor and the Servicer, at any time and from time to time, with the prior written approval of not less than a majority of the Percentage Interests represented by each affected Class of Certificates then outstanding, for the purpose of adding any provisions or changing in any manner or eliminating any of the provisions thereof or of modifying in any manner the rights of the Certificateholders thereunder; provided, however, that no such amendment shall (a) change in any manner the amount of, or delay the timing of, payments which are required to be distributed to any Certificateholder without the consent of such Certificateholder or (b) change the aforesaid percentages of Percentage Interests which are required to consent to any such amendments, without the consent of the Certificateholders of all Certificates of the Class or Classes affected then outstanding. If a REMIC election has been made with respect to the related Trust, any such amendment must be accompanied by an opinion of tax counsel as to REMIC matters.


         The Trustee will be required to furnish a copy of any such amendment to each Certificateholder in the manner set forth in the related Pooling and Servicing Agreement.

EVENTS OF DEFAULT


         Events of default (each, a "Certificate Event of Default") under a Pooling and Servicing Agreement will generally consist of (i) any failure by the Servicer to deposit in the Collection Account or Distribution Account any amount (including an amount representing a Monthly Advance or an FHA Insurance Premium) required to be so deposited under the related Pooling and Servicing Agreement, which failure continues unremedied for two business days after the giving of written notice of such failure to the Servicer by the Trustee or to the Servicer and the Trustee by Certificateholders evidencing Voting Interest represented by all Certificates aggregating not less than 51%; (ii) any failure by the Servicer to duly observe or perform in any material respect any other of its covenants or agreements in the Pooling and Servicing Agreement which materially and adversely affects the rights of Certificateholders and continues unremedied for 30 days after the giving of written notice of such failure to the Servicer by the Trustee or the Certificateholders evidencing Voting Interests represented by all Certificates aggregating not less than 51%; (iii) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings regarding the Servicer and certain actions by the Servicer indicating its insolvency or inability to pay its obligations; (iv) the occurrence of delinquencies and/or losses in respect of the Mortgage Loans in excess of a level, and for a period of time, as specified in the Pooling and Servicing Agreement and (v) if the Originator or any affiliate thereof is the Servicer any failure of the Originator to duly observe or perform in any material respect any of its covenants or agreements in the Pooling and Servicing Agreement which materially and adversely affects the rights of Certificateholders and continues unremedied for 30 days after the giving of written notice of such failure to the Originator by the Trustee or to the Servicer and the Trustee by Certificateholders evidencing Voting Interests represented by all Certificates aggregating not less than 51%.


RIGHTS UPON CERTIFICATE EVENTS OF DEFAULT

         The Financial Insurer, Certificateholders evidencing Voting Interests represented by all Certificates aggregating not less than 51% and/or the Trustee, as specified in the related Prospectus Supplement, may terminate all of the rights and obligations of the Servicer under the related Pooling and Servicing Agreement, whereupon the Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under the related Pooling and Servicing Agreement and will be entitled to such compensation as the Servicer would have been entitled to under the related Pooling and Servicing Agreement. In the event that the Trustee would be obligated to succeed the Servicer but is unwilling or legally unable to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, any established housing and home finance institution or any institution that regularly services mortgage loans that is currently servicing a mortgage loan portfolio that has all licenses, permits and approvals required by applicable law and a net worth of at least $10,000,000 (and, in the case of FHA Loans, is a Title I approved lender pursuant to the FHA Regulations) to act as successor to the Servicer under the related Pooling and Servicing Agreement, provided that the appointment of any such successor Servicer will not result in the qualification, reduction or withdrawal of the rating assigned to the Certificates by any applicable Rating Agency. Pending appointment of a successor Servicer, unless the Trustee is prohibited by law from so acting, the Trustee shall be obligated to act as Servicer. The Trustee and such successor Servicer may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation described above.

         No Certificateholder, solely by virtue of its status as a Certificateholder, will have any right under the related Pooling and Servicing Agreement to institute any action, suit or proceeding with respect to the related Pooling and Servicing Agreement unless such Certificateholder previously has given to the Trustee written notice of default and unless Certificateholders evidencing Voting Interests represented by all Certificates aggregating not less than 51% have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity for costs, expenses and liabilities to be incurred, and the Trustee for 60 days has neglected or refused to institute any such action, suit or proceeding. However, the Trustee will be under no obligation to exercise any of the rights or powers vested in it by the related Pooling and Servicing Agreement or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the Certificateholders, unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

TERMINATION; OPTIONAL TERMINATION


         Unless otherwise specified in the related Pooling and Servicing Agreement, the obligations created by each Pooling and Servicing Agreement for each Series of Certificates will terminate upon the payment to the related Certificateholders of all amounts held in any Accounts or by the Servicer, and required to be paid to them pursuant to such Pooling and Servicing Agreement following the later of (i) the final payment or other liquidation of the last of the Mortgage Loans subject thereto or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any such Mortgage Loans remaining in the Trust and (ii) the purchase by the Originator, the Servicer, the Depositor, or other entity specified in the related Prospectus Supplement including, if REMIC treatment has been elected, the holder of the residual interest in the REMIC (see "Certain Federal Income Tax Consequences" below), from the related Trust of all of the remaining Mortgage Loans and all property acquired in respect of such Mortgage Loans. Any such purchase of Mortgage Loans and property acquired in respect of Mortgage Loans evidenced by a Series of Certificates will be made at the option of the Originator, the Servicer or other entity at a price, and in accordance with the procedures, specified in the Prospectus Supplement. The exercise of such right will effect early retirement of the Certificates of that Series, but the right of the Originator, the Servicer or other entity to so purchase is subject to the principal balance of the related Mortgage Loans being less than the percentage specified in the related Prospectus Supplement (which shall not be greater than 10%) of the aggregate principal balance of such Mortgage Loans at the Cut-off Date for the Series. The foregoing is subject to the provisions that if a REMIC election is made with respect to a Trust, any repurchase pursuant to clause (ii) above will be made only in connection with a "qualified liquidation" of the REMIC within the meaning of Section 860F(g)(4) of the Code.


EVIDENCE AS TO COMPLIANCE

         Unless otherwise specified in the related Pooling and Servicing Agreement, each Pooling and Servicing Agreement will provide that on or before a specified date in each year, a firm of independent public accountants will furnish a statement to the Trustee to the effect that, on the basis of certain procedures substantially in conformance with the Uniform Single Audit Program for Mortgage Bankers (to the extent the procedures are applicable to the servicing obligations set forth in the Pooling and Servicing Agreement), the servicing by or on behalf of the Servicer of the related Mortgage Loans, under agreements substantially similar to each other (including the related Pooling and Servicing Agreement), was conducted in compliance with such agreements and such procedures have disclosed no exceptions or errors in records relating to the Mortgage Loans subject to the related Pooling and Servicing Agreement which, in the opinion of such firm, are material, except for such exceptions as will be referred to in the report. Unless otherwise specified in the related Pooling and Servicing Agreement, each Pooling and Servicing Agreement will provide that the Originator will be required to deliver to the Trustee, on or before a specified date in each year, an annual statement signed by an officer of the Originator to the effect that the Servicer has fulfilled its material obligations under the related Pooling and Servicing Agreement throughout the preceding year.

INDEMNIFICATION OF OFFICERS AND DIRECTORS OF THE ORIGINATOR


         The related Pooling and Servicing Agreement will provide that neither the Originator nor the Depositor nor any of their respective directors, officers, employees or agents shall have any liability to the related Trust created thereunder or to any of the Certificateholders, except with respect to liabilities resulting from willful malfeasance, bad faith or gross negligence or from the reckless disregard of obligations or duties arising under the related Pooling and Servicing Agreement. The related Pooling and Servicing Agreement will further provide that, with the exceptions stated above, the Originator and its directors, officers, employees and agents are entitled to be indemnified and held harmless by the related Trust against any loss, liability or expense incurred in connection with legal actions relating to such Pooling and Servicing Agreement or the Certificates.


THE TRUSTEE


         Each Prospectus Supplement will name the Trustee under the related Pooling and Servicing Agreement. The Trustee will be required to have and maintain a valid FHA contract of insurance, or else appoint a co-trustee that is so insured to act as trustee with respect to the FHA Loans. The Pooling and Servicing Agreement will provide that the Trustee may resign at any time, upon notice to the Originator, the Servicer, the Depositor and any Rating Agency, in which event the Originator will be obligated to appoint a successor Trustee. The Depositor may remove the Trustee if the Trustee ceases to be eligible to continue as such under the Pooling and Servicing Agreement or if the Trustee becomes insolvent. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor. Each Pooling and Servicing Agreement will provide that the Trustee is under no obligation to exercise any of the rights or powers vested in it by the Pooling and Servicing Agreement at the request or direction of any of the Certificateholders, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction. The Trustee may execute any of the rights or powers granted by the Pooling and Servicing Agreement or perform any duties the reunder either directly or by or through agents or attorneys, and the Trustee is responsible for any misconduct or negligence on the part of any agent or attorney appointed and supervised with due care by it thereunder. Pursuant to the Pooling and Servicing Agreement, the Trustee is not liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized by an authorized officer of any person or within its rights or powers under the Pooling and Servicing Agreement. The Trustee and any director, officer, employee or agent of the Trustee may rely and will be protected in acting or refinancing from acting in good faith in reliance on any certificate, notice or other document of any kind prima facie properly executed and submitted by the authorized officer of any person respecting any matters arising under the Pooling and Servicing Agreement.

                                  THE INDENTURE



GENERAL



         Each Series of Notes will be issued pursuant to an Indenture to be entered into between the related Depositor and the related Trustee. The Mortgage Loans to be included in the related Mortgage Pool will be assigned to the Trustee pursuant to provisions included in the related Indenture that are substantially the same as, and the obligations of the Depositor and the Trustee with respect to the Mortgage Loans so conveyed will be substantially similar to, those described under "The Pooling and Servicing Agreement -- Assignment of Mortgage Loans" herein. In addition, the Mortgage Loans included in the Mortgage Pool for any Series of Notes will be serviced by the Servicer pursuant to the terms of a Servicing Agreement to be entered into among the Depositor, the Servicer, and the related Trustee, which will contain provisions substantially similar to the servicing and collection provisions included in each Pooling and Servicing Agreement and described under "The Pooling and Servicing Agreement" herein. Where provisions or terms used in a particular Indenture or Servicing Agreement differ from those provided herein, a description of such provisions or terms will be included in the related Prospectus Supplement.



         The following summaries describe certain provisions of the Indenture not described elsewhere in this Prospectus. Where particular provisions or terms used in the Indenture are referred to, the actual provisions (including definitions of terms) are incorporated by reference as part of such summaries. The description set forth below is subject to modification in the Prospectus Supplement for a Series of Notes to describe the terms and provisions of the particular Indenture relating to such Series of Notes.



MODIFICATION OF INDENTURE



         With the consent of the holders of not less than 51% of the then aggregate principal amount of the outstanding Notes of any Series issued under an Indenture, the related Trustee and the related Depositor may execute a supplemental indenture to add provisions to, or change in any manner or eliminate any provisions of, the Indenture with respect to such Series or modify (except as provided below) in any manner the rights of the holders of such Notes.



         Without the consent of the holder of each outstanding Note of such Series affected thereby, however, no supplemental indenture shall (a) change the final Distribution Date of the principal of, or any installment of interest on, any Note of such Series or reduce the principal amount thereof, the Security Rate specified thereon (except as provided in the related Indenture with respect to Notes that have an adjustable Security Rate), the redemption price with respect thereto or the earliest date on which any Notes of such Series may be redeemed at the option of the related Depositor, or change any place of payment where, or the coin or currency in which, any Note of such Series or any interest thereon is payable, or impair the right to institute suit for the enforcement of certain provisions of the Indenture regarding payment, (b) reduce the percentage of the aggregate principal amount of the outstanding Notes of such Series, the consent of the holders of which is required for any such supplemental indenture, or the consent of the holders of which is required for any waiver of compliance with certain provisions of the Indenture or of certain defaults thereunder and their consequences as provided for in the Indenture, (c) modify the provisions of the Indenture specifying the circumstances under which such a supplemental indenture may not change the provisions of the Indenture without the consent of the holders of each outstanding Note of such Series affected thereby, or the provisions of the Indenture with respect to certain remedies available in a Note Event of Default (as described below), except to increase any percentage specified therein or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the holder of each outstanding Note affected thereby, (d) modify or alter the provisions of the Indenture regarding the voting of Notes held by the related Depositor or an affiliate of the related Depositor, (e) permit the creation of any lien ranking prior to or on the parity with the lien of the Indenture with respect to any part of the property subject to a lien under the Indenture or terminate the lien of the Indenture on any property at any time subject thereto or deprive the holder of any Note of such Series of the security afforded by the lien of the Indenture, or (f) modify any of the provisions of the Indenture in such manner as to affect the rights of the holders of Notes of such Series to the benefits of any provisions for the redemption at the request of holders of Notes of such Series contained therein.



         The related Depositor and the respective Trustee may also enter into supplemental indentures, without obtaining the consent of Noteholders of such Series, to cure ambiguities or make minor corrections, to provide for the issuance of Notes in bearer or registered form or for the conversion of any outstanding Notes to or from bearer form and to do such other things as would not adversely affect the interests of the Noteholders of such Series.



NOTE EVENTS OF DEFAULT



         Unless otherwise specified in the Prospectus Supplement relating to a given Series of Notes, a "Note Event of Default" with respect to any Series of Notes will be defined in the respective Indenture under which such Notes are issued as: (a) unless otherwise specified in the Prospectus Supplement for such Series, a default in the payment of principal of any Note of such Series or a default for a specified period in the payment of any interest on any Note of such Series; (b) a default in the observance of certain negative covenants in the Indenture or in the observance of certain covenants relating to redemptions of Notes of such Series; (c) a default in the observance of any other covenant of the Indenture, and the continuation of any such default for a specified period after notice to the related Depositor by the Trustee or to the related Depositor and the Trustee by the holders of at least 51% in principal amount of the Notes of such Series then outstanding; (d) the failure of the lien of the Indenture to constitute a valid first priority security interest in the Trust Estate; or (e) certain events of bankruptcy, insolvency, receivership or reorganization of the related Depositor.



RIGHTS UPON NOTE EVENTS OF DEFAULT



         Unless otherwise specified in the Prospectus Supplement relating to a given Series of Notes, in case a Note Event of Default should occur and be continuing with respect to a Series of Notes, the Trustee may, and on request of holders of not less than 51% in principal amount of the

Notes of such Series then outstanding shall, declare the principal of such Series of Notes to be due and payable. Such declaration may under certain circumstances be rescinded by the holders of a majority in principal amount of the Notes of such Series then outstanding.



         If, following a Note Event of Default, a Series of Notes has been declared to be due and payable, the Trustee may, in its discretion (provided that the holders of the Notes of such Series have not directed the Trustee to sell the assets included in the related Trust), refrain from selling such assets and continue to apply all amounts received on such assets to payments due on the Notes of such Series in accordance with their terms, notwithstanding the acceleration of the maturity of such Notes. The Trustee, however, must sell the assets included in the related Trust for such Series if collections in respect of such assets are determined to be insufficient to make all scheduled payments on Notes of such Series, in which case payments will be made on the Notes in the same manner as described in the next sentence with regard to instances in which such assets are sold. In addition, upon a Note Event of Default the Trustee may, in its discretion (provided that, unless the Note Event of Default relates to a default in payment of principal or interest, the Trustee must receive the consent of the holders of all outstanding Notes of such Series, and certain other conditions must be met), sell the assets included in the related Trust for such Series, in which event the Notes of such Series will be payable pro rata out of the collections on, or the proceeds from the sale of, such assets and any overdue installments of interest on the Notes will, to the extent permitted by applicable law, bear interest at the highest stated interest rate borne by any Note of such Series.



         Subject to the provisions of the Indenture relating to the duties of the Trustee, in case a Note Event of Default shall occur and be continuing, the Trustee shall be under no obligation to exercise any of the rights and powers under the Indenture at the request or direction of any of the Noteholders, unless such Noteholders have offered to the Trustee reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction. Subject to such provisions for indemnification and certain limitations contained in the Indenture, the holders of a majority in principal amount of the outstanding Notes of a Series shall have the right to direct the time, method, and place of conducting any proceeding or any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes of such Series; and the holders of a majority in principal amount of the Notes of a Series then outstanding may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of the holder of each outstanding Note affected thereby.



LIST OF NOTEHOLDERS



         Unless otherwise specified in the Prospectus Supplement relating to a given Series of Notes, three or more holders of the Notes of any Series (each of whom has owned a Note of such Series for at least six months) may, by written request to the Trustee, obtain access to the list of all Noteholders of such Series maintained by the Trustee for the purpose of communicating with other such Noteholders with respect to their rights under the Indenture. The Trustee may elect not to afford the requesting Noteholders access to the list of Noteholders if it agrees to mail the desired communication or proxy, on behalf of the requesting Noteholders, to all Noteholders.



ANNUAL COMPLIANCE STATEMENT



         The related Depositor will be required to file annually with the Trustee a written statement as to the fulfillment of its obligations under the Indenture.



TRUSTEE'S ANNUAL REPORT



         The Trustee will be required to mail each year to all Noteholders a brief report relating to its eligibility and qualifications to continue as the Trustee under the Indenture, any amounts advanced by it under the Indenture, the amount, interest rate and maturity date of certain indebtedness owing by the related Depositor to it in the Trustee's individual capacity, the property and funds physically held by the Trustee as such, any release, or release and substitution, of property subject to the lien of the Indenture that has not been previously reported, any additional Series of Notes not previously reported and any action taken by it which materially affects the Notes and which has not been previously reported.



SATISFACTION AND DISCHARGE OF INDENTURE



         The Indenture will be discharged with respect to the assets securing the Notes of a Series upon the delivery to the Trustee for cancellation of all of the Notes of such Series or, with certain limitations, upon deposit with the Trustee of funds sufficient for the payment in full of all of the Notes of such Series.



REDEMPTION OF NOTES



         To the extent provided in the related Prospectus Supplement, the Notes of any Series may be (i) redeemed at the request of holders of such Notes; (ii) redeemed at the option of the related Depositor or another party specified in the related Prospectus Supplement; or (iii) subject to special redemption under certain circumstances. The circumstances and terms under which the Notes of a Series may be redeemed will be described in the related Prospectus Supplement.



REPORTS BY TRUSTEE TO NOTEHOLDERS



         On each Payment Date, the Trustee will send a report to each Noteholder setting forth, among other things, the amount of such payment representing interest, the amount thereof, if any, representing principal and the outstanding principal amount of an individual Note after giving effect to the payments made on such Payment Date.



LIMITATION ON SUITS



         Unless otherwise specified in the Prospectus Supplement relating to a given Series of Notes, no Noteholder of any Series will have any right to institute any proceedings with respect to the Indenture unless (1) such holder has previously given written notice to the Trustee of a continuing Note Event of Default with respect to such Series; (2) the holders of at least 25% in principal amount of the Notes of such Series then outstanding have made written request to the Trustee to institute proceedings in respect of such Note Event of Default in its own name as Trustee; (3) such holders have offered to the Trustee reasonable indemnity satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request; (4) for a specified period after its receipt of such notice, request and offer of indemnity the Trustee has failed to institute any such proceedings; and (5) no direction inconsistent with such written request has been given to the Trustee during such period by the holders of not less than 51% in principal amount of the Notes of such Series then outstanding.

         CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS AND RELATED MATTERS

         The following discussion contains summaries, which are general in nature, of material legal matters relating to the Mortgage Loans. Because such legal aspects are governed primarily by applicable state laws (which laws may differ substantially from one state to another), the summaries do not purport to be complete or to encompass the laws of all states in which Mortgaged Properties are situated. The summaries are qualified in their entirety by reference to the appropriate laws of the states in which Mortgage Loans may be originated.


NATURE OF MORTGAGE LOANS

         The Mortgage Loans will be secured by mortgages, deeds of trust, security deeds or deeds to secure debt, depending upon the prevailing practice in the state in which the Mortgaged Property is located. A mortgage creates a lien upon the real property encumbered by the mortgage, which lien is generally not prior to the lien for real estate taxes and assessments and other charges under governmental police powers. Priority between mortgages depends on their terms and generally on the order of recording in the appropriate state or county office. There are two parties to a mortgage: the mortgagor, who is the borrower and owner of the mortgaged property, and the mortgagee, who is the lender. The mortgagor delivers to the mortgagee a note or bond and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust has three parties: the borrower and property owner who is typically referred to as the trustor (similar to a mortgagor), the lender who is referred to as the beneficiary (similar to a mortgagee), and a third-party grantee who takes title to the encumbered property and is referred to as the trustee. Under a deed of trust, the borrower irrevocably grants the property to the trustee to secure payment of the borrower's obligation to the lender. Title to the property is held in trust until the debt is paid or until a default occurs and the lender exercises its remedies which generally includes a power of sale. A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys title to the subject property to the grantee until such time as the underlying debt is repaid, as opposed to merely creating a lien upon such property. The lender's authority to take action upon a default, including without limitation its ability to exercise remedies, whether under a mortgage, a deed of trust, a security deed or deed to secure debt is governed primarily by the laws of the jurisdiction in which the encumbered property is located.

         Certain of the Mortgage Loans may be loans secured by condominium units. The condominium units may be part of a multi-unit building or buildings, or a group of buildings whether or not attached to each other, located on property subject to condominium ownership. Condominium ownership is a form of ownership of real property wherein each owner is entitled to the exclusive ownership and possession of his or her individual condominium unit together with a proportionate undivided interest in all parts of the condominium building (other than the individual condominium units) and all areas or facilities, if any, for the common use of the condominium units. The condominium unit owners appoint or elect the condominium association to govern the affairs of the condominium.

FORECLOSURE/REPOSSESSION

         In most states that use a deed of trust to secure Mortgage Loans, foreclosure can be accomplished by a non-judicial sale if the deed of trust contains a specific provision which authorizes the trustee to sell the property at public auction upon any default by the borrower under the terms of the note or deed of trust. A deed of trust may also be judicially foreclosed. In addition to any notice requirements contained in a deed of trust, in certain states the trustee must record a notice of default and send a copy to the borrower-trustor, to any person who has recorded a request for a copy of any notice of default and notice of sale, to any successor-in-interest to the borrower-trustor, to the beneficiary of any junior deed of trust and others given such rights by the laws of that state. Before a non-judicial sale takes place, typically a notice of sale must be posted in a public place and published during a specific period of time in one or more newspapers, posted on the property, and sent to parties having an interest of record in the property.

         Foreclosure of a mortgage is generally accomplished by judicial action. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming. After the completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the property.

         In some states, the borrower under a mortgage or a deed of trust will have the right to reinstate the loan at any time following default until shortly before the foreclosure sale. In such states, the borrower and other persons holding junior liens on the encumbered real estate may, during a statutorily prescribed reinstatement period, cure monetary defaults by paying the entire amount in arrears plus other designated costs and expenses incurred in enforcing the obligation. Generally, while the mortgage or related loan documents may require the borrower to pay the costs incurred by the lender in exercising its remedies, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender. After the reinstatement period has expired without the default having been cured, the borrower or junior lienholder no longer has the right to reinstate the loan and must pay the loan in full to prevent the scheduled foreclosure sale. If the mortgage or deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest in the real property.

         Although foreclosure sales are typically public sales, frequently no third-party purchaser bids in excess of the lender's lien because of the difficulty of determining the exact status of title to the property, the possible deterioration of the property during the foreclosure proceedings and a requirement that the purchaser pay for the property in cash or by cashier's check. Thus the foreclosing lender often purchases the property from the trustee or referee for an amount equal to the principal amount outstanding under the loan, accrued and unpaid interest and the expenses of foreclosure. Thereafter, the lender will assume the burden of ownership, including liability for the environmental condition of the property, obtaining and maintaining casualty insurance and making such repairs as are necessary to render the property suitable for sale, etc. In addition, the lender will typically be required to retain the services of a real estate broker and pay the broker's commission in connection with any subsequent sale of the property. Depending upon the condition of the property and prevailing market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. In certain states, if the amount of the proceeds received by the lender at the sale, or if the value of the real property foreclosed upon, is less than the loan amount, the lender may be entitled to a deficiency judgment.

         In many jurisdictions, courts have imposed general equitable principles upon foreclosure, which are designed to mitigate the legal consequences to the borrower of the borrower's defaults under the loan documents. Such equitable limitations may, in those jurisdictions, limit the ability of the lender to exercise its remedies for certain defaults.

RIGHTS OF REDEMPTION

         In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienholders are given a statutory period in which to redeem the property from the foreclosure sale. In some cases, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run.

ANTI-DEFICIENCY LEGISLATION, BANKRUPTCY LAWS AND OTHER LIMITATIONS

         Certain states, such as California, have adopted statutory prohibitions restricting the right of a beneficiary or mortgagee to obtain a deficiency judgment against borrowers financing the purchase of their residence following sale under a deed of trust or certain other foreclosure proceedings. Such statutes provide that there can be only one action for recovery of any debt, including an action to enforce the lien securing such debt. A deficiency judgment is a personal judgment against the borrower for an amount equal to the difference between the amount due to the lender and the net amount received by the lender at the foreclosure sale. As a result of these prohibitions, it is anticipated that in those states that have statutes restricting actions for deficiency judgments, the Servicer may not seek deficiency judgments against Mortgagors who are in default.

         In addition to such "one action" laws limiting or prohibiting deficiency judgments, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to foreclose against collateral (including mortgaged real estate) or to obtain or enforce a deficiency judgment. For example, with respect to federal bankruptcy law, a court with federal bankruptcy jurisdiction may permit a debtor to cure a monetary default in respect of a mortgage loan on the debtor's residence by paying arrearages within a reasonable time period and reinstating the original mortgage loan payment schedule even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the residence had yet occurred) prior to the filing of the debtor's petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years.

         Courts with federal bankruptcy jurisdiction also have the power to modify the terms of a mortgage loan secured by a lien on real property. Such courts have allowed modifications that include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule, forgiving all or a portion of the debt and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan.

         The effect of any such proceedings under the federal bankruptcy code, including but not limited to any automatic stay, could result in considerable delays in receiving payments on the Mortgage Loans underlying a Series of Certificates and possible reductions in the aggregate amount of such payments. Some states also have homestead exemption laws which would protect a principal residence from a liquidation in bankruptcy.

         Federal and local real estate tax laws provide priority to certain tax liens over the lien of a mortgage or secured party. Numerous federal and state consumer protection laws impose substantive requirements upon mortgage lenders in connection with the origination, servicing and enforcement of such loans. These laws include the federal Truth in Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. These federal and state laws impose specific statutory liabilities upon lenders who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the loans.

ENFORCEABILITY OF DUE-ON-SALE CLAUSES

         Each Mortgage Loan will generally contain a due-on-sale clause which provides that if the Mortgagor sells, transfers or conveys the Mortgaged Property, the Mortgage Loan may be accelerated by the mortgagee. The Garn-St Germain Depository Institutions Act of 1982 (the "Garn-St Germain Act"), subject to certain exceptions, preempts state constitutional, statutory and case law prohibiting the enforcement of due-on-sale clauses. As to loans secured by an owner-occupied residence, the Garn-St Germain Act sets forth nine specific instances in which a mortgagee covered by such Act may not exercise its rights under a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. The inability to enforce a due-on-sale clause may result in transfer of the related Mortgaged Property to an uncreditworthy person, which could increase the likelihood of a default.

PREPAYMENT CHARGES

         Under certain state laws, prepayment charges may not be imposed at all or after a certain period of time following origination of the mortgage loans with respect to prepayments on mortgage loans secured by liens encumbering residential properties. It is anticipated that prepayment charges may not be imposed with respect to many of the Mortgage Loans. The absence of such restraint on prepayment may increase the likelihood of refinancing or other early retirement of such Mortgage Loans.

APPLICABILITY OF USURY LAWS

         Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), generally overrides usury limitations imposed by state constitutions, state statutes or state regulations as they apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. The Office of Thrift Supervision, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute, however, authorized the states to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects an application of the federal law. Several states have adopted laws to override Title V and reimpose interest rate limits and/or to limit discount points or other charges. In addition, even where Title V is not so rejected, states are authorized by the law to adopt provisions limiting discount points or other charges on mortgage loans covered by Title V.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT

         Generally, under the terms of the Relief Act, a Mortgagor who enters military service after the origination of the related Mortgage Loan (including a Mortgagor who is a member of the National Guard or is in reserve status at the time of the origination of the Mortgage Loan and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of such borrower's active duty status, unless a court orders otherwise upon application of the lender. It is possible that such interest rate limitation could have an effect, for an indeterminate period of time, on the ability of the Servicer to collect full amounts of interest on certain of the Mortgage Loans. Any shortfall in interest collections resulting from the application of the Relief Act could result in losses to the Certificateholders. In addition, the Relief Act imposes limitations which would impair the ability of the Servicer to foreclose on an affected Mortgage Loan during the Mortgagor's period of active duty status. Thus, in the event that such a Mortgage Loan goes into default, there may be delays and losses occasioned by the inability to realize upon the Mortgaged Property in a timely fashion.

ENVIRONMENTAL CONSIDERATIONS

         Real property pledged as security to a lender may be subject to unforeseen environmental risks. Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the payment of the costs of clean-up. In several states such a lien has priority over the lien of an existing mortgage against such property. In addition, under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), the United States Environmental Protection Agency (the "EPA") may impose a lien on property where the EPA has incurred clean-up costs. However, a CERCLA lien is subordinate to pre-existing, perfected security interests.

         Under CERCLA and certain State laws, a lender may be held liable for the costs of remediating releases or threatened releases of hazardous substances ("Cleanup Costs") at mortgaged properties. While an exception exists in CERCLA and most State laws for lenders holding indicia of ownership solely for the purpose of protecting their security interest, the scope of that exception is still unclear. Although it is unusual for a lender that has not participated in the management of a contaminated facility to be found liable for Cleanup Costs, it is possible that such liability could attach. Furthermore, under CERCLA and certain State laws, a secured party taking a deed in lieu of foreclosure or purchasing a mortgaged property at a foreclosure sale may become liable for Cleanup Costs, regardless of whether such costs were caused by actions of a prior owner or operator of the property. In either case, such Cleanup Costs may be substantial. It is possible that such costs could become a liability of a Trust and reduce the amounts otherwise distributable to the Certificateholders.

         At the time the Mortgage Loans were originated, no environmental assessment or a very limited environmental assessment of the Mortgaged Properties was conducted.

                   MATERIAL FEDERAL INCOME TAX CONSEQUENCES


        In the opinion of Gibson, Dunn & Crutcher LLP, New York, New York, the following summary discusses the anticipated material federal income tax consequences of the purchase, ownership and disposition of Securities. This summary is based on the Code, regulations, including proposed and temporary regulations, promulgated thereunder, and judicial and administrative rulings and decisions now in effect, all of which are subject to change either prospectively or retroactively. Except as otherwise indicated, this summary assumes that the Securities will be held as "capital assets" within the meaning of Section 1221 of the Code, by investors who are citizens or residents of the United States. This summary does not address the federal income tax consequences of an investment in Securities applicable to all categories of investors, some of which (for example, foreign persons, tax-exempt organizations, dealers in stocks and securities, banks and insurance companies) may be subject to special rules. PROSPECTIVE INVESTORS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE FEDERAL, STATE, LOCAL AND ANY OTHER TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF SECURITIES.


GENERAL


         Different federal income tax consequences will obtain for holders of Certificates and of Notes. The federal income tax consequences to Certificateholders will vary depending upon whether an election is made to treat the Trust (or certain assets of the Trust) relating to a particular Series of Certificates as a REMIC under the Code. The Prospectus Supplement for each Series of Certificates will specify whether a REMIC election will be made or whether the Trust will be treated as a "grantor trust" (as described below). This summary will discuss first the federal income tax consequences to Certificateholders if the Trust (or certain assets of the Trust) in which they hold Certificates elects to be treated as a REMIC and then will discuss such consequences if no such election is made. Thereafter, the federal income tax consequences to holders of Notes will be discussed.


TAX STATUS AS A REMIC

         The Trust relating to a Series of Certificates may elect to be treated (or to treat a certain portion of its assets) as a REMIC. (References to a "REMIC Trust" are to the Trust or the portion of the assets of the Trust in respect of which a REMIC election is made.) Qualification as a REMIC requires ongoing compliance with certain conditions. Although a REMIC is not generally subject to federal income tax (see, however, "Prohibited Transactions and Other Taxes"), if a Trust with respect to which a REMIC election is made fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, including the implementation of certain restrictions on the purchase and transfer of the residual interest in the REMIC as described below under "Residual Certificates," the Code provides that such Trust will not be treated as a REMIC for such year and thereafter. In the event a REMIC-electing Trust is not treated as a REMIC, the classification of the Trust for federal income tax purposes is uncertain, although it is likely that, if such Trust has two classes of Regular Certificates outstanding, such Trust would be treated as a taxable mortgage pool (a "TMP") for federal income tax purposes. If the Trust were treated as a TMP, any residual income of the Trust

(i.e., income from the Mortgage Loans less interest and original issue discount expense allocable to such of the Regular Certificates as are treated as debt thereof and any administrative expenses of the Trust) would be subject to corporate income tax at the Trust level. See "Grantor Trust Status -- Taxable Mortgage Pools." On the other hand, an entity with multiple classes of ownership interests may be treated as a separate association taxable as a corporation under Treasury Regulations, and certain of the Regular Certificates may be treated as equity interests therein, with the result that amounts paid on such recharacterized interests would not be deductible in calculating the entity-level income of the Trust. Under yet another possible classification, an entity with only one class of Regular Certificates outstanding may be treated as a grantor trust, with the consequences described below. See "Grantor Trust Status -- Grantor Trust with a Single Class of Senior Certificates."

         Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status (if steps are taken to correct the conditions that caused disqualification within a reasonable time after discovery of the disqualifying event), no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the income of the REMIC for the period in which the requirements for such status are not satisfied. Each Trust that elects REMIC status will receive an opinion from Gibson, Dunn & Crutcher LLP, counsel to the Originator, generally to the effect that, under then existing law and assuming compliance with all provisions of the related Pooling and Servicing Agreement, such Trust (or the portion of the assets of such Trust in respect of which the REMIC election is made) will qualify as a REMIC and the related Certificates will be considered to be regular interests or residual interests in the REMIC.

         To the extent provided in the Prospectus Supplement for a series, holders of Regular Certificates who are entitled to payments of supplemental interest pursuant to yield supplement agreements ("Yield Supplement Agreements") in the event of a basis risk shortfall will be required for federal income tax purposes to allocate the purchase price of their Regular Certificates between their beneficial ownership interests in the related REMIC regular interests and the related Yield Supplement Agreements. Such holders will be required to report income realized with respect to each for federal income tax purposes taking into account such allocation. In general, such allocation would be based on the respective fair market values of the REMIC regular interests and the related Yield Supplement Agreements on the date of purchase of the Regular Certificate. No representation is or will be made as to the fair market value of the Yield Supplement Agreements or the relative value of the REMIC regular interests and the Yield Supplement Agreements upon initial issuance of the related REMIC Regular Certificates or at any time thereafter. Such Certificateholders are advised to consult their own tax advisors concerning the determination of such fair market values. Holders of applicable classes of Regular Certificates will be required to agree that, for federal income tax purposes, they will be treated as owners of the respective class of regular interests and of the corresponding Yield Supplement Agreement.

       Treatment of Certain Owners

         The Prospectus Supplement for each Series of Certificates will indicate whether the Trust will make a REMIC election and whether a Class of Certificates will be treated as a regular or residual interest in the REMIC.


         In general, with respect to each Series of Certificates for which a REMIC election is made, (i) Certificates held by a thrift institution taxed as a "domestic building and loan association" will constitute assets described in
Section 7701(a)(19)(C) of the Code (assuming that at least 95% of the Trust's assets are "qualifying real property loans" determined as if such holder held the assets of the Trust); (ii) Certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Section 856(c)(6)(B) of the Code (assuming that at least 95% of the Trust's assets are "real estate assets" determined as if such holder held the assets of the Trust); and (iii) interest on Certificates will be considered "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code (assuming that at least 95% of the Trust's assets are "real estate assets" determined as if such holder held the assets of the Trust). If less than 95% of the REMIC's assets consist of assets referred to in the parentheticals in clauses (i) through (iii), the Certificates will qualify for the tax treatment described in such clauses in the proportion that the REMIC's assets are qualifying assets for such clauses. None of clauses (i) through (iii) will apply to the extent of any Yield Supplement Agreement. In addition, payments on Mortgage Loans held in cash flow investments pending distributions on the Regular Certificates will be treated as real estate assets within the meaning of Section 856(c) of the Code (assuming that at least 95% of the Trust's assets are "real estate assets" determined as if such holder held the assets of the Trust).


     Tiered REMIC Structures

         For certain Series of Certificates, two separate elections may be made to treat designated portions of the related Trust as REMICs (respectively, the "Subsidiary REMIC" and the "Master REMIC") for federal income tax purposes. Counsel to the Originator, upon the issuance of any such Series of Certificates, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Pooling and Servicing Agreement and any related agreements, the Subsidiary REMIC and the Master REMIC will each qualify as a REMIC and the REMIC Certificates issued by the Subsidiary REMIC and the Master REMIC, respectively, will be considered to evidence ownership of Regular Certificates or Residual Certificates in the related REMIC within the meaning of the REMIC provisions.


         Only REMIC Certificates issued by the Master REMIC will be offered hereunder. The Subsidiary REMIC and the Master REMIC will be treated as one REMIC solely for purposes of determining whether the REMIC Certificates will be
(i) "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code, (ii) "real estate assets" within the meaning of Section 856(c)(6)(B) of the Code, and (iii) whether the income on such Certificates is interest described in Section 856(c)(3)(B) of the Code.


     Taxation of Regular Certificates


         Interest and Original Issue Discount. The following discussion is based in part on Treasury regulations issued on January 27, 1994 and June 11, 1996, under Sections 1271 through 1273 and 1275 of the Code (the "OID Regulations"), and in part on the provisions of the Tax Reform Act of 1986 (the "1986 Act").



         The Regular Certificates will be treated as having been issued on the "Startup Day" of the REMIC Trust, which is the day the REMIC Trust issues all of its regular and residual interests or any day during a 10-day period during which all interests are issued and all transfers to the REMIC Trust occur and that is designated by the REMIC Trust. The Prospectus Supplement for each Series of Certificates for which a REMIC election is made will specify the Startup Day of the REMIC.


         Regular Certificates generally will be taxable to holders in the same manner as debt instruments. Accordingly, payments of "qualified stated interest" on the Regular Certificates will be includible in the gross income of Certificateholders for federal income tax purposes as ordinary income. Certificateholders, however, will be required to use the accrual method of accounting for such payments, regardless of each Certificateholder's normal method of accounting for federal income tax purposes. Qualified stated interest is defined generally as any one of a series of payments on a debt instrument that is payable unconditionally at least annually in cash or property (other than debt instruments of the issuer) in an amount equal to the product of (i) the outstanding principal balance of the debt instrument and (ii) a single fixed rate, or certain variable rates of interest, including variable rates the fluctuation in value of which is reasonably expected to measure the variations in the cost of newly borrowed funds (see the discussion below under the caption "Variable Rate Regular Certificates)."

         Tax returns of the REMIC Trust will take the position that all of the stated interest required to be paid on a current basis on the Regular Certificates constitutes "qualified stated interest." Because the failure to pay interest on Regular Certificates (which could occur as a result of a default in payment of the Mortgage Loans) may not entitle the Certificateholders to exercise remedies to compel payment (other than by exercising remedies under the Mortgage Loans), it is possible that stated interest on such Regular Certificates may not be considered to be "unconditionally payable" for purposes of determining whether such payments constitute qualified stated interest. In such event, none of the stated interest on any of such Regular Certificates would constitute qualified stated interest, and all of the income derived from such Regular Certificates would be treated as original issue discount ("OID"), as described below.

         Even if the position of the REMIC Trust that stated interest constitutes qualified stated interest is accepted by the Internal Revenue Service (the "Service"), the Regular Certificates may be issued with OID within the meaning of Section 1273 of the Code. In general, OID, if any, on a debt instrument will equal the excess of (i) the stated redemption price at maturity of the debt instrument over (ii) its issue price. Under a de minimis exception, there is no OID if the excess of the stated redemption price at maturity of a debt obligation over its issue price is less than 0.25% of the stated redemption price at maturity multiplied by the number of complete years to maturity (taking into account the timing of the scheduled payments included in stated redemption price at maturity and, presumably the "Prepayment Assumption" as defined below). The "issue price" of a Regular Certificate generally will be the initial offering price at which a substantial amount is sold to the public (not taking into account sales to bond houses, brokers or similar persons acting in the capacity of underwriters, wholesalers or placement agents). The "stated redemption price at maturity" of a Regular Certificate generally will include all payments to be made on such Certificate other than payments of qualified stated interest; all interest on any Regular Certificates the stated interest on which is not payable at least annually will be included in the stated redemption price at maturity of such Regular Certificates.

         The OID Regulations do not address certain aspects of the tax treatment of securities, such as the Regular Certificates, on which principal is required to be prepaid based on prepayments of the underlying assets. Accordingly, the treatment of the Regular Certificates under the OID provisions of the Code is uncertain. The discussion below as it relates to accrual of OID is based on the relevant provisions of the Code and the legislative history thereto. The amount of OID to be included in income by a holder of a debt instrument, such as a Regular Certificate, that is subject to acceleration due to prepayments on other debt obligations securing such instrument, is generally computed by taking into account the anticipated rate of prepayments assumed in pricing such debt instrument (the "Prepayment Assumption"). Under the Code, the Prepayment Assumption must be determined in the manner prescribed by regulations which have not yet been issued. The relevant legislative history provides, however, that Congress intended the regulations to require that the Prepayment Assumption be the prepayment assumption that is used in determining the initial offering price of such debt instrument. The Prospectus Supplement for each Series of Regular Certificates will specify the Prepayment Assumption to be used for the purpose of determining the amount and rate of accrual of OID. No representation is made that the Regular Certificates will prepay at the Prepayment Assumption or at any other rate.

         The holder of a Regular Certificate issued with OID must include in gross income for federal income tax purposes as ordinary income for all days during its taxable year during which it holds such Regular Certificate the sum of the "daily portions" of such OID determined under a method taking into account an economic accrual of the discount. The amount of OID that will accrue during an accrual period (generally the period between interest payments or compounding dates) is the excess (if any) of (i) the sum of (a) the present value of all payments remaining to be made on the Regular Certificate as of the close of the accrual period and (b) the payments during the accrual period of amounts included in the stated redemption price at maturity of the Regular Certificate, over (ii) the "adjusted issue price" of the Regular Certificate at the beginning of the accrual period.

         The "adjusted issue price" of a Regular Certificate is the sum of its issue price and prior accruals of OID, reduced by the total payments made with respect to such Regular Certificate in all prior periods, other than payments of qualified stated interest. The present value of the remaining payments is determined on the basis of the following factors: (i) the original "yield to maturity" of the Regular Certificate (which is the interest rate, determined on the basis of compounding at the end of each accrual period and properly adjusted for the length of the accrual period, that causes the present values of all future payments on the Regular Certificate (determined in accordance with the Prepayment Assumption) to equal its issue price on the issue date), (ii) events which have occurred before the end of the accrual period, (iii) the Prepayment Assumption and (iv) in the case of a Variable Rate Regular Certificate, an assumption that the value of the index upon which such variable rate is based remains the same as its value on the Startup Day over the entire life of such Certificate. The effect of this method would be to increase the portions of OID required to be included in income by a Certificateholder to take into account prepayments with respect to the Mortgage Loans that occur at a rate that exceeds the Prepayment Assumption.


         The OID accrued during an accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the accrual period. With respect to an initial accrual period shorter than a full accrual period, the daily portions of OID must be determined according to an appropriate allocation under any reasonable method.


         Distributions of interest on Regular Certificates the stated interest of which is not payable at least annually will not constitute qualified stated interest payments; such Regular Certificates will be issued with OID.
Special rules also apply to Regular Certificates that provide for accrual of interest when one or more Mortgage Loans are adding interest to their principal balance, see "Deferred Interest," interest only Regular Certificates, see "Interest Only Certificates" below and Regular Certificates with "Payment Lags," see "Accrued Interest Certificates" below. Further, certain additional amounts would be includible in the gross income of certain Certificateholders if the REMIC Trust were treated as a "single class REMIC," as described below under "Pass-Through of Miscellaneous Itemized Deductions" below.


         Acquisition Premium. The amount of OID required to be included in gross income for federal income tax purposes by a holder that acquires a Regular Certificate by "purchase" would be reduced as described below if such holder's tax basis in the Offered Certificate immediately after such acquisition (i) exceeds the adjusted issue price of the Regular Certificate and (ii) is less than or equal to its stated redemption price at maturity (reduced by any payment made on the Regular Certificate prior to the purchase date other than a payment of qualified stated interest). Any such excess of adjusted basis over adjusted issue price is considered "acquisition premium." For purposes of these rules, the term "purchase" means any acquisition of a Regular Certificate.

         The amount of the reduction in OID would be equal to the amount of the daily portion of OID multiplied by a fraction, the numerator of which is the amount of acquisition premium on the date of purchase and the denominator of which is the excess of (i) the stated redemption price at maturity of the Regular Certificate (reduced as described above) over (ii) its adjusted issue price on the date of purchase. Under the OID Regulations, Certificateholders may elect to amortize acquisition premium on a constant interest basis. If a subsequent holder acquires a Regular Certificate for a price lower than the adjusted issue price of the Regular Certificate, such Certificateholder's OID would not exceed that of the original Certificateholder. See, however, the discussion below under "Market Discount."

         Variable Rate Regular Certificates. Regular Certificates may provide for interest based on a variable rate. Interest on a debt obligation payable at a variable rate is treated as qualified stated interest and not as contingent interest if, generally, (i) the issue price of such obligation does not exceed the amount of non-contingent principal payments by more than a specified amount and (ii) such debt obligation provides for stated interest, paid or compounded at least annually, at (a) one or more qualified floating rates, (b) a single fixed rate and one or more qualified floating rates, (c) a single objective rate or (d) a single fixed rate and a single objective rate that is a qualified inverse floating rate. A "qualified floating rate" is any variable rate where variations in the value of such rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the debt instrument is denominated. Certain multiples of a qualified floating rate will also constitute a qualified floating rate for purposes of the OID Regulations. Subject to certain limitations, an "objective rate" is a rate that is not itself a qualified floating rate but which is determined using a single fixed formula and which is based upon (i) one or more qualified floating rates, (ii) one or more rates where each rate would be a qualified floating rate for a debt instrument denominated in a currency other than the currency in which the debt instrument is denominated, (iii) either the yield on or changes in the price of one or more items of actively traded personal property or (iv) a combination of rates described in (i), (ii) and
(iii). An objective rate will qualify as a "qualified inverse floating rate" if such rate is equal to a fixed rate minus a qualified floating rate and variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the cost of newly-borrowed funds. Subject to the discussion above under "Interest and Original Issue Discount," the variable interest generally will be qualified stated interest to the extent it is unconditionally payable at least annually and, to the extent successive variable rates are used, interest is not significantly accelerated or deferred.

         The amount of OID with respect to a Regular Certificate that provides for interest at a single qualifying floating rate or a single objective rate (or, in certain circumstances, a single fixed rate for less than one year followed, for the remainder of the term of the debt instrument, by a qualified floating rate or objective rate) will accrue in the manner described above under "Original Issue Discount," by assuming generally that the index used for the variable rate will remain fixed throughout the term of the Certificate, either at the value thereof on the issue date or, in the case of certain objective rates, at the reasonably expected yield thereof. Appropriate adjustments are made for the actual variable rate. In general, any other variable rate debt instrument not treated as bearing contingent interest will be converted into an "equivalent" fixed rate debt instrument for purposes of determining the amount and accrual of original issue discount thereon, generally by substituting a fixed rate in the manner described above for any qualified floating rate or objective rate at which interest in respect of the debt instrument is calculated. The original issue discount rules described above would then be applied to such "equivalent" debt instrument.

         The OID Regulations do not clearly address the treatment of a Regular Certificate the interest accrual on which is based on a weighted average of the interest rates on underlying Mortgage Loans. Under the OID Regulations, interest payments on such a Regular Certificate may be characterized as qualified stated interest which is includible in income in a manner similar to that described in the previous paragraph. The REMIC Trust will so treat and report such payments unless a different treatment is required by applicable law, in which event such different treatment will be disclosed in the relevant Prospectus Supplement. However, it is also possible that interest payments on such a Regular Certificate would be treated as contingent interest (possibly includible in income when the payments become fixed) or in some other manner. In such event, it is not clear under current law how a Regular Certificate would be taxed. Such treatment may effect the timing of income accruals on such Regular Certificates. Additionally, if some or all of the Mortgage Loans are subject to "teaser rates" (i.e., the initial rates on the Mortgage Loans are less than subsequent rates on the Mortgage Loans), the interest paid on some or all of the Regular Certificates may be subject to accrual using a constant yield method notwithstanding the fact that such Certificates may not have been issued with "true" non-de minimis original issue discount.

         Market Discount. A purchaser of a Regular Certificate also may be subject to the market discount provisions of the Code. Except as discussed below, gain recognized on the disposition of a Regular Certificate that has accrued market discount will be treated as ordinary income, and not as capital gain, to the extent of the accrued market discount. "Market discount" in respect of a Regular Certificate equals the excess, if any, of (i) the Regular Certificate's stated redemption price at maturity or, in the case of a Regular Certificate issued with OID, its adjusted issue price over (ii) the tax basis of the Regular Certificate in the hands of the holder immediately after its acquisition. Market discount with respect to a Regular Certificate will be considered to be zero if the amount of such discount allocable to the Regular Certificate is less than 0.25% of the Regular Certificate's stated redemption price at maturity multiplied by the number of complete years in the Regular Certificate's weighted average maturity remaining after the date of purchase. If market discount on a Regular Certificate is considered to be zero under this rule, the actual amount of market discount must be allocated to the remaining principal payments on the Regular Certificate and gain equal to such allocated amount will be recognized when the corresponding principal payment is made.


         Unless the holder elects to include market discount in income on a constant yield basis, the accrued market discount at any time generally would be the amount calculated by multiplying the market discount by a fraction, the numerator of which is the number of days the obligation has been held by the holder and the denominator of which is the number of days after the holder's acquisition of the obligation up to and including its maturity date. Accrued market discount generally would be required to be recognized upon sale or exchange of the Regular Certificate. If a holder of a Regular Certificate acquired with market discount disposes of such Regular Certificate in any transaction other than a sale, exchange or involuntary conversion, such holder will be deemed to have realized an amount equal to the fair market value of the Regular Certificate and will be required to recognize as ordinary income any accrued market discount. In the case of obligations on which partial principal payments may be made, a portion of each such principal payment must be included in income for federal income tax purposes as ordinary income to the extent such payment does not exceed the entire amount of market discount that has accrued during the period that the obligation was held. In general terms, until regulations are promulgated under the Code, market discount in such cases may be treated as accruing, at the election of the Certificateholder, either (i) under a constant yield method, taking into account the Prepayment Assumption or (ii) in proportion to accruals of OID (or, if there is no OID, in proportion to accruals of stated interest).


         A holder of a Regular Certificate that acquires such Regular Certificate with market discount also may be required to defer, until the maturity date of such Regular Certificate or its earlier disposition in a taxable transaction, the deduction of the portion of interest that the holder paid or accrued during the taxable year on indebtedness incurred or maintained to purchase or carry the Regular Certificate in excess of the aggregate amount of interest (including OID) includible in such holder's gross income for the taxable year with respect to such Regular Certificate. The amount of such net interest expense deferred in a taxable year may not exceed the amount of market discount accrued on the Regular Certificate for the days during the taxable year on which the holder held the Regular Certificate and, in general, would be deductible when such market discount is includible in income (i.e., upon disposition or partial principal payment). The amount of any remaining deferred deduction generally is allowed as a deduction in the taxable year in which the Regular Certificate matures or is disposed of in a taxable transaction. In the case of a disposition in which gain or loss is not recognized in whole or in part, any remaining deferred deduction will be allowed to the extent of gain recognized on the disposition, and any remaining deferred deduction will carry over with the property received.

         As an alternative to the inclusion of market discount in income on the foregoing basis, the Certificateholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by such Certificateholder in that taxable year or thereafter, in which case the interest deferral rule will not apply. This election would apply to all market discount obligations acquired by the electing Certificateholder on or after the first day of the first taxable year to which the election applies. The election may be revoked only with the consent of the Service. Purchasers that acquire a Regular Certificate with market discount should consult their tax advisors regarding the manner in which accrued market discount is calculated and the election to include such market discount currently in income.

         Bond Premium. A purchaser of a Regular Certificate who purchases the Regular Certificate at a cost (not including accrued qualified stated interest) greater than its remaining stated redemption price at maturity will be considered to have purchased the Regular Certificate with bond premium, which such Certificateholder may elect to amortize as an offset to interest income (and not as a separate deduction item) on a constant yield method. Such Certificateholder would not be required to include any OID in respect of such Regular Certificate in its gross income for federal income tax purposes. It is not clear whether the Prepayment Assumption would be taken into account in determining the life of the Regular Certificate for purposes of determining the amount of amortizable bond premium allocable to any particular payment. Although no regulations have been issued, the legislative history of the 1986 Act could be read to provide that the same rules that apply to accrual of market discount (which rules require use of a prepayment assumption in accruing market discount with respect to a debt instrument without regard to whether such debt instrument has OID) also apply in amortizing bond premium. Accordingly, although there is no authority directly on point, it appears that the accrual of premium on a Regular Certificate should be calculated using the Prepayment Assumption. If a Certificateholder makes an election to amortize premium on a Regular Certificate, such election will apply to all taxable debt instruments (including all REMIC regular interests) held by the Certificateholder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired thereafter by such Certificateholder. Such election may be revoked only with the consent of the Service. Purchasers that pay a premium for Regular Certificates should consult their tax advisors regarding the election to amortize premium and the method to be employed.


         Election to Treat All Interest as OID. The OID Regulations permit a Certificateholder to elect to accrue all interest, discount (including de minimis market discount or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were to be made with respect to a Regular Certificate with market discount, the Certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such Certificateholder acquires during the year of the election or thereafter. See "Market Discount". Similarly, a Certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See "Bond Premium". The election to accrue interest, discount and premium on a constant yield method with respect to a Certificate may be revoked only with the consent of the Service.


         Deferred Interest. Certain of the Regular Certificates may provide for the accrual of interest when one or more Mortgage Loans are adding interest to their principal balance by reason of negative amortization ("Deferred Interest"). Any Deferred Interest that accrues with respect to a class of Regular Certificates will constitute income to the holders of such Certificates prior to the time distributions of cash with respect to such Deferred Interest are made. It is unclear under the OID Regulations whether any of the stated interest on such Certificates will constitute qualified stated interest or whether all or a portion of the interest payable on the Certificate must be included in the stated redemption price at maturity of the Certificate and accounted for as OID (which could accelerate such inclusion). The REMIC Trust will treat and report such payments as payments of qualified stated interest, unless a different treatment is required by applicable law, in which event such different treatment will be disclosed in the relevant Prospectus Supplement. Interest on Regular Certificates must in any event be accounted for under an accrual method by the holders of such Certificates, and therefore applying the latter analysis may result only in a slight difference in the timing of the inclusion in income of interest on such Regular Certificates.

         Interest Only Certificates. As of the date hereof, there is no authority directly on point regarding the federal income tax consequences of the issuance by a REMIC of an "interest-only" regular certificate. In the absence of such authority, the Trust intends to report income from any such classes of Regular Certificates to the Service and to holders of interest-only Regular Certificates based on the assumption that the stated redemption price at maturity of such Regular Certificates is equal to the sum of all payments required to be made in respect of such Regular Certificates, determined on the basis of the relevant Prepayment Assumption. If subsequent authority requires a different treatment, such treatment will be disclosed in the relevant Prospectus Supplement. As a result, such interest-only Regular Certificates will be treated as having original issue discount. The treatment of a holder of such a Regular Certificate in such event is unclear in the event that the calculation of accrued OID on the Certificate results in a negative amount, although such holder in such event might be permitted to claim a loss. Alternatively, all payments on an interest-only Regular Certificate may be treated as payments of qualified stated interest and the holder of such Certificate may be treated as having purchased such Certificate at a premium in an amount equal to the excess of the amount paid for such Certificate over the amount payable at maturity thereon, if any. The amount of such premium generally would be amortized over the life of such Regular Certificate taking into account the Prepayment Assumption if the holder elects the application of the bond premium rules, see "Bond Premium," although the application of such rules to such a Certificate in certain circumstances is unclear.

         Accrued Interest Certificates. Certain of the Regular Certificates may provide for payments of interest based on a period that corresponds to the interval between Distribution Dates but that ends prior to each such Distribution Date ("Payment Lag Certificates"). The period between the Closing Date for Payment Lag Certificates and their first Distribution Date may or may not exceed such interval. Purchasers of Payment Lag Certificates for which the period between the Closing Date and the first Distribution Date does not exceed such interval could pay upon purchase of the Regular Certificates accrued interest in excess of the accrued interest that would be paid if the interest paid on the Distribution Date were interest accrued from Distribution Date to Distribution Date. If a portion of the initial purchase price of a Regular Certificate is allocable to interest that has accrued prior to the issue date ("pre-issuance accrued interest") and the Regular Certificate provides for a payment of stated interest on the first payment date, within one year of the issue date, that equals or exceeds the amount of the pre-issuance accrued interest, then the Regular Certificate's issue price may be computed by subtracting from the issue price the amount of pre-issuance accrued interest, rather than treating such accrued interest as an amount payable on the Regular Certificate. No similar rule applies to debt instruments, such as the Payment Lag Certificate described above, that are issued with pre-issuance accrued interest in excess of the amount of such interest that is payable within one year. Accordingly, in the case of such a Payment Lag Certificate, it is anticipated that accrued interest will be included in the issue price and that interest payments made on the first Distribution Date will be reported as interest to the extent such payments represent interest for the number of days which the initial Certificateholder would hold such Payment Lag Certificate during the first accrual period were such Certificateholder to hold the Certificate for the entire accrual period. Investors should consult their own tax advisors concerning the treatment of Payment Lag Certificates for federal income tax purposes.


         Effects of Defaults and Delinquencies. Certificateholders will be required to report interest income with respect to Regular Certificates under an accrual method without giving effect to delays and reductions in distributions attributable to a default or delinquency on the Mortgage Loans and without regard to whether the Certificates bear OID, except to the extent that it can be established that such amounts are uncollectible. Further, it is the position of the Service that OID must be included as income as described above notwithstanding its uncollectibility. As a result, the amount of income reported by a Certificateholder in any period could exceed significantly the amount of cash distributed to such Certificateholder in that period. The Certificateholder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the Certificate is reduced as a result of a Mortgage Loan default. However, the timing and character of such losses or reductions in income are uncertain and, accordingly, Certificateholders should consult their own tax advisors on this point.

         Tax Basis. In general, a Certificateholder's tax basis in its Regular Certificate will be increased by any amounts of OID included in income pursuant to the foregoing rules through the day preceding the day of disposition and reduced by any payments received (other than payments of qualified stated interest) and any amortized bond premium. In addition, to the extent a Certificateholder recognizes interest income without the receipt of cash in respect thereof, such Certificateholder will be treated as having tax basis in a separate asset represented by such interest receivable.

         Non-Interest Expenses of the REMIC. Under temporary Treasury regulations, if the REMIC is considered to be a "single-class REMIC," a portion of the REMIC's servicing, administrative and other non-interest expenses will be allocated as a separate item to those Regular Certificateholders that are "pass-through interest holders." Certificateholders that are pass-through interest holders should consult their own tax advisors about the impact of these rules on an investment in the Regular Certificates. See "Pass-Through of Miscellaneous Itemized Deductions" below.

         Sale, Exchange or Redemption of Regular Certificates. The sale, exchange, redemption or other disposition of a Regular Certificate generally will be a taxable event for federal income tax purposes. The seller will recognize gain or loss in an amount equal to the difference, if any, between (i) the amount realized on the sale, exchange or redemption and (ii) the seller's adjusted tax basis in the Regular Certificate. Similarly, a Certificateholder who receives a payment which is part of the stated redemption price at maturity of a Regular

Certificate will recognize gain equal to the excess, if any, of the amount of the payment over his adjusted tax basis in the Regular Certificate. Subject to the discussion above under "Market Discount" and to that in the next paragraph, any such gain or loss will be capital gain or loss and will be long-term capital gain or loss if the Regular Certificate has been held for the requisite holding period (currently more than one year).


         Gain from the sale or other disposition of a Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent that such gain does not exceed the excess, if any, of (i) the amount that would have been includible in such holder's income with respect to the Regular Certificate had the yield thereon equaled 110% of the applicable federal rate (generally, an average yield of U.S. Treasury Obligations published monthly by the Service) determined as of the date of purchase of such Regular Certificate over (ii) the amount of ordinary income actually includible in such holder's income. Further, gain from the sale of a Certificate that might otherwise be capital gain will be treated as ordinary income if such Certificate is held as part of a conversion transaction, as defined in Section 1258(c) of the Code, up to the amount of interest that would have accrued on the holder's net investment in the conversion transaction at 120% of the applicable Federal rate in effect at the time the taxpayer entered into the transaction, reduced by any amount treated as ordinary income with respect to any prior disposition or other termination of a position that was held as part of such transaction. Further, Regular Certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a Regular Certificate by a bank or a thrift institution to which such Section applies will be ordinary income or loss.


         Treatment of Realized Losses. Holders of Regular Certificates that are corporations should, in general, be allowed to deduct as an ordinary loss any loss sustained during the taxable year on account of any such Certificates becoming wholly or partially worthless, and, in general, holders of Certificates that are not corporations should be allowed to deduct as a short-term capital loss any loss sustained during the taxable year on account of any such Certificates becoming wholly worthless. Although the matter is unclear, non-corporate holders of Certificates may be allowed a bad debt deduction at such time that the principal balance of any such Certificate is reduced to reflect realized losses resulting from any liquidated Mortgage Loans. The Service, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect realized losses only after all Mortgage Loans remaining in the related Trust have been liquidated or the Certificates of the related Series have been otherwise retired. Potential investors and Certificateholders are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Certificates, including any loss resulting from the failure to recover previously accrued interest or discount income. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on Certificates.

         Information Reporting. Information relating to OID accruing during the calendar year will be furnished annually to the Service and to Certificateholders to whom such information is required to be furnished. Certificateholders will be required to determine for themselves whether, by reason of the rules described above, they are eligible to report a reduced amount of OID for federal income tax purposes. Although OID will be reported to each Certificateholder based on the Prepayment Assumption for the particular Series of Regular Certificates held by such Certificateholder, no representation is made to Certificateholders that the Mortgage Loans will be prepaid at that rate or at any other rate

         Non-U.S. Persons. Generally, payments of interest and any payment in respect of accrued OID on the Regular Certificates to a Regular Certificateholder who is not a U.S. Person (as defined below) not engaged in a trade or business within the United States, will not be subject to federal withholding tax if such Regular Certificateholder complies with certain identification requirements (including delivery of a statement, signed by the Regular Certificateholder under penalties of perjury, certifying that such Regular Certificateholder is a foreign person and providing the name and address of such Regular Certificateholder). If a Regular Certificateholder does not comply with the certification requirements, payments of interest, including payments in respect of accrued OID, to such holder may be subject to a 30% withholding tax, subject to reduction under any applicable tax treaty.


         For purposes of this discussion, a "U.S. Person" means a citizen or resident of the United States, a corporation or a partnership organized in or under the laws of the United States, or any political subdivision thereof, a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States fiduciaries have authority to control all substantial decisions of the trust or an estate, the income of which, from sources outside the United States, is includible in gross income for federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States.

     Backup Withholding

         Under the Code, Certificateholders may be subject to, under certain circumstances, "backup withholding" at the rate of 31% in respect of cash payments of interest or OID on the Regular Certificates. This withholding generally applies if the Certificateholder (i) fails to furnish the Principal Paying Agent with its taxpayer identification number ("TIN"); (ii) furnishes the Principal Paying Agent an incorrect TIN; (iii) is notified by the Service that it has failed to report properly interest, dividends or other "reportable payments" as defined in the Code; or (iv) under certain circumstances, fails to provide the Principal Paying Agent or such Certificateholder's securities broker with a certified statement, signed under penalty of perjury, that the TIN provided is its correct number and that the Certificateholder is not subject to backup withholding. Any amount withheld from a payment to a Certificateholder under the backup withholding rules is allowable as a credit against such Certificateholder's federal income tax liability, provided that the required information is furnished to the Service. Backup withholding will not apply with respect to payments made to certain Certificateholders, including payments to certain exempt recipients (such as corporations and exempt organizations) and to certain nonresident alien individuals, foreign corporations or other Non-U.S. Persons. Certificateholders should consult their tax advisors as to their qualification for exemption from backup withholding and the procedure for obtaining the exemption.

         The Trust generally must report annually to the Service and to each Certificateholder that is a Non-U.S. Person the amount of interest and cash in respect of OID paid to, and the amount, if any, of tax withheld in respect of each such Certificateholder. These reporting requirements apply whether or not withholding is reduced or eliminated by an applicable tax treaty. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which such Certificateholder resides.

         The United States 31% backup withholding tax will generally not apply to payments of interest and cash in respect of OID that are exempt from withholding tax as described above (provided that neither the Trust nor its paying agent has actual knowledge that the Certificateholder is a United States person). See "Taxation of Regular Certificate -- Non-U.S. Persons."

         The payments of the proceeds from the disposition of Regular Certificates effected by the United States office of any broker, U.S. or foreign, will be subject to information reporting and possible backup withholding tax unless the owner of the Regular Certificate certifies its non-U.S. status under penalty of perjury, or otherwise establishes an exemption, and the broker has no actual knowledge to the contrary. In the case of the payment of proceeds from the disposition of Regular Certificates effected by a non-U.S. office of a broker that is either a U.S. person or a "U.S. related person," existing Treasury regulations require information reporting on the payment, unless the broker has documentary evidence in its files that the owner is a Non-U.S. Person and the broker has no actual knowledge to the contrary. For this purpose, a "U.S. related person" is (i) a "controlled foreign corporation" for United States federal income tax purposes (generally, a foreign corporation controlled by United States shareholders) or (ii) a foreign person 50% or more of whose gross income from all sources for a certain period is derived from activities that are effectively connected with the conduct of a United States trade or business. Temporary Treasury regulations provide that reportable payments of proceeds from the disposition of Certificates effected by a non-U.S. office of a broker that is a U.S. person or a U.S. related person are not subject to backup withholding tax until provided otherwise, and the preamble to recently finalized regulations (which adopted no rule on this point) states that such temporary regulation is to continue in effect. The payment of the proceeds from the disposition of Certificates effected by a non-U.S. office of a non-U.S. broker that is not a U.S. related person generally will not be subject to information reporting and backup withholding tax.

     Residual Certificates

         A REMIC will not be subject to federal income tax except with respect to income from prohibited transactions and certain other transactions. See "Prohibited Transactions and Other Taxes" herein. Instead, each original holder of a Residual Certificate will report on its federal income tax return, as ordinary income, its share of the taxable income (or loss) of the REMIC for each day during the taxable year on which such holder owns any Residual Certificates.

         An entity cannot qualify as a REMIC absent reasonable arrangements designed to ensure that (1) residual interests in such entity are not held by disqualified organizations and (2) information necessary to calculate the tax due on transfers to disqualified organizations is made available by the REMIC. The governing instruments of a Trust will contain provisions designed to ensure the foregoing, and any transferee of a Residual Certificate must execute and deliver an affidavit stating that neither the transferee nor any person for whose account such transferee is acquiring the Residual Certificate is a disqualified organization. In addition, as to the requirement that reasonable arrangements be made to ensure that disqualified organizations do not hold a residual interest in the REMIC, the REMIC regulations require that notice of the prohibition be provided either through a legend on the certificate that evidences ownership, or through a conspicuous statement in the prospectus or other offering document used to offer the residual interest for sale. As to the requirement that sufficient information be made available to calculate the tax on transfers to disqualified organizations, the REMIC regulations further require that such information also be provided to the Service.

         UNLESS OTHERWISE SPECIFIED IN A RELATED PROSPECTUS SUPPLEMENT, NO RESIDUAL CERTIFICATES WILL BE OFFERED PURSUANT TO THIS PROSPECTUS. TO THE EXTENT RESIDUAL CERTIFICATES ARE OFFERED HEREUNDER, AT A LATER DATE, ADDITIONAL INFORMATION RELEVANT TO THE RESIDUAL CERTIFICATES OFFERED WILL BE PROVIDED IN THE RELATED PROSPECTUS SUPPLEMENT.

     Pass-Through of Miscellaneous Itemized Deductions


         As a general rule, all of the expenses of a REMIC will be taken into account by the holder or holders of the Residual Certificates. In the case of a "single-class REMIC", however, certain expenses will be allocated, under Treasury regulations, among the holders of the Regular Certificates and the holders of the Residual Certificates on a daily basis in proportion to the relative amounts of income accruing to each Certificateholder on that day. In the case of a holder of a Regular Certificate who is an individual, trust, estate or a "pass-through interest holder" as defined in the Code, such Certificateholder's allocable share of the non-interest expenses of the Trust would be required to be added to its gross income, and an equivalent amount would be treated as an investment expense. Such expenses would be deductible only to the extent that such expenses, plus other "miscellaneous itemized deductions" of the Certificateholder, exceed 2% of such Certificateholder's adjusted gross income. In addition, itemized deductions of individuals with adjusted gross incomes above particular levels (in 1997, $121,200, or $60,600 in the case of a separate return by a married individual within the meaning of
Section 7703 of the Code, which amounts shall be adjusted for inflation in subsequent years) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount, or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. Further, personal exemptions are subject to phase-out above certain levels of adjusted gross income. The reduction or disallowance of this deduction coupled with the allocation of additional income may have a significant impact on the yield of the Regular Certificate. Further, Certificateholders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining such Certificateholders' alternative minimum taxable income. In general terms, a single class REMIC is one that either (i) would be classified as an investment trust under Treas. Reg. Section 301.7701-4(c)(i) but for its qualification as a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes) because the existence of multiple classes of ownership is merely incidental to facilitating a direct investment in the trust assets (the Mortgage Loans in this case), or
(ii) is substantially similar to such a trust and is structured with the principal purpose of avoiding the allocation of investment expenses described above required by the single class REMIC rules. Unless otherwise required, in which event such requirement will be disclosed in the applicable Prospectus Supplement, the expenses of the REMIC will be allocated to holders of the related Residual Certificates in their entirety and not to holders of the related Regular Certificates.

     Prohibited Transactions and Other Taxes

         A REMIC is subject to a tax at a rate equal to 100% of the net income derived from "prohibited transactions." In general, a prohibited transaction is the disposition of a Mortgage Loan other than pursuant to certain specified exceptions, the receipt of investment income from a source other than a Mortgage Loan or certain other permitted investments, or the disposition of an asset representing a temporary investment of payments on the Mortgage Loans pending distributions on the Residual Certificates or Regular Certificates. Further, the assumption of a Mortgage Loan by a subsequent purchaser could cause the REMIC to recognize gain, which would also be subject to the 100% tax on prohibited transactions. In addition, certain contributions to a REMIC made after the Closing Date could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property.

         It is not anticipated that the Trust in respect of which an election to be taxed as a REMIC is made will engage in any prohibited transactions or receive any contributions subject to the contributions tax. However, in the event that any such Trust is subject to any such tax, such tax would be borne first by the Residual Certificateholders, to the extent of amounts distributable to them, and then by the Servicer.

     Liquidation and Termination

         If a Trust in respect of which an election to be taxed as a REMIC is made adopts a plan of complete liquidation, which may be accomplished by designating in such Trust's final tax return a date on which such adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on such date, such Trust will recognize no gain or loss on the sale of its assets, provided that such Trust credits or distributes in liquidation all of the sale proceeds plus its cash (other than the amounts retained to meet claims) to holders of Regular and Residual Certificates within the 90-day period.

     Administrative Matters

         Solely for the purpose of the administrative provisions of the Code, the Trust in respect of which an election to be taxed as a REMIC is made will be treated as a partnership and the Residual Certificateholders will be treated as the partners thereof; however, under Temporary Regulations if there is at no time during the taxable year more than one Residual Certificateholder, a REMIC shall not be subject to the rules of Subchapter C of chapter 63 of the Code, relating to the treatment of partnership items for a taxable year. The Trust will file an annual tax return on Form 1066, U.S. Real Estate Mortgage Investment Conduct Income Tax Return. In addition, certain other information will be furnished quarterly to each Residual Certificateholder who held such Residual Certificate on any day in the previous calendar quarter.

GRANTOR TRUST STATUS


         If a REMIC election is not made in respect of a Trust (or any portion of the assets thereof) and the Trust issues Certificates, Gibson, Dunn & Crutcher LLP, counsel to the Originator will deliver its opinion that the Trust will be classified as a grantor trust under subpart E, Part I of subchapter J of Chapter 1 of subtitle A of the Code. In this case, owners of Certificates will be treated for federal income tax purposes as owners of a portion of the Trust's assets as described below, and no entity level tax will be imposed on the Trust.

     Grantor Trust with a Single Class of Senior Certificates

         Characterization. The Trust may be created with one class of Senior Certificates and one class of Subordinated Certificates (which will represent the equity in the Trust). In this case, each Senior Certificateholder will be treated as the owner of a pro rata undivided interest in the interest and principal portions of the Trust represented by that Senior Certificate and will be considered the equitable owner of a pro rata undivided interest in each of the Mortgage Loans in the Mortgage Pool. Any amounts received by a Senior Certificateholder in lieu of amounts due with respect to any Mortgage Loan because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.


         Each holder of a Senior Certificate will be required to report on its federal income tax return its pro rata share of the entire income from the Mortgage Loans in the Trust represented by such Senior Certificate, including interest, original issue discount, if any, prepayment fees, assumption fees, any gain recognized upon an assumption and late payment charges received by the Servicer in accordance with such Senior Certificateholder's method of accounting. Under Section 162 or 212 of the Code, each Senior Certificateholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the Servicer provided that such amounts are reasonable compensation for services rendered to the Trust. Senior Certificateholders that are individuals, estates or trusts will be entitled to deduct their share of expenses only to the extent such expenses plus all other miscellaneous itemized deductions (as defined in the Code) exceed two percent of such Certificateholder's adjusted gross income, subject to the reduction of such deductions mentioned above under "Tax Status as a REMIC -- Pass-Through of Miscellaneous Itemized Deductions." A Senior Certificateholder using the cash method of accounting must take into account its pro rata share of income and deductions as and when collected by or paid to the Servicer. A Senior Certificateholder using an accrual method of accounting must take into account its pro rata share of income and deductions as they become due or are paid to the Servicer, whichever is earlier. If the Servicing Fees paid to the Servicer were deemed to exceed reasonable servicing compensation, the amount of such excess could be considered as a retained ownership interest by the Servicer (or any person to whom the Servicer assigned for value all or a portion of the Servicing Fees) in a portion of the interest payments on the Mortgage Loans. In such event, the Mortgage Loans could be subject to the "coupon stripping" rules of the Code discussed below. See "Grantor Trust with Multiple Classes of Senior Certificates -- Striped Bonds and Stripped Coupons."



         Treatment of Certain Owners. As to each Series of Certificates, counsel to the Originator will have advised the Originator that:





                  (i) a Senior Certificate held by a thrift institution taxed as a "domestic building and loan association" representing principal and interest payments on Mortgage Loans will represent "loans . . . principally secured by an interest in real property which is . . . residential property" within the meaning of Section 7701(a)(19)(C)(v) of the Code to the extent that the Mortgage Loans represented by that Senior Certificate are of a type described in such Code section;



                  (ii) a Senior Certificate owned by a real estate investment trust representing an interest in Mortgage Loans will be considered to represent "real estate assets" within the meaning of Section 856(c)(6)(B) of the Code, and interest income on the Mortgage Loans will be considered "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code, to the extent that the Mortgage Loans represented by that Senior Certificate are of a type described in such Code Section; and


                  (iii) a Senior Certificate owned by a REMIC will be an "obligation . . . which is principally secured, directly or indirectly, by an interest in real property" within the meaning of Section 860G(a)(3) of the Code.


         Tax Basis. The price paid for a Senior Certificate by a holder will be allocated to such holder's undivided interest in each Mortgage Loan based on each Mortgage Loan's relative fair market value, so that such holder's undivided interest in each Mortgage Loan will have its own tax basis. Such tax basis will be reduced to the extent of payments in respect of the Mortgage Loans (other than payments of qualified stated interest), and to the extent that amortizable premium is applied to offset interest payments, and will be increased by the amount of any OID required to be included in income, in each case as described below. See "Bond Premium" and "Original Issue Discount."

         Bond Premium. A Senior Certificateholder that acquires an interest in Mortgage Loans at a premium may elect to amortize such premium under a constant interest method, provided that such Mortgage Loan was originated after September 27, 1985. See the discussion above under the caption "Tax Status as a REMIC
-- Taxation of Regular Certificates -- Bond Premium" for a discussion of the election to amortize bond premium. Any amortizable bond premium in respect of which such election is made will be treated as an offset of interest income on such Senior Certificate. Premium allocable to a Mortgage Loan originated on or before September 27, 1985 should be allocated among the principal payments on the Mortgage Loan and allowed as an ordinary deduction as principal payments are made.

         Although not free from doubt, the amortization of bond premium should be based on scheduled payments on the Mortgage Loans or using a reasonable prepayment assumption. If a premium is not subject to amortization using a reasonable prepayment assumption, the holder of a Senior Certificate acquired at a premium should recognize a loss, if a Mortgage Loan prepays in full, equal to the difference between the portion of the prepaid principal amount of the Mortgage Loan that is allocable to the Certificate and the portion of the adjusted basis of the Certificate that is allocable to the Mortgage Loan. If a reasonable prepayment assumption is used to amortize such premium, it appears that such a loss would be available, if at all, only if prepayments have occurred at a rate faster than the reasonable assumed prepayment rate. It is not clear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

         Original Issue Discount. The Service has stated in published rulings that, in circumstances similar to those described herein, the OID rules of the Code will be applicable to a Senior Certificateholder's interest in those Mortgage Loans meeting the conditions necessary for such rules to apply. Rules regarding periodic inclusion of OID are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. OID could arise by the financing of points or other charges by the originator of the mortgages in an amount greater than the statutory de minimis amount described above to the extent that the points are not currently deductible under applicable Code provisions or are not for property or for services provided by the lender.

         Under the Code, the Mortgage Loans underlying the Senior Certificates will be treated as having been issued on the date they were originated with an amount of OID equal to the excess of each such Mortgage Loan's stated redemption price at maturity over its issue price. The issue price of a Mortgage Loan is generally the amount lent to the mortgagee, which may be adjusted to take into account certain loan origination fees. The stated redemption price at maturity of a Mortgage Loan is the sum of all payments to be made on such Mortgage Loan other than payments that are treated as qualified stated interest payments.

         OID generally must be included in income for federal income tax purposes as ordinary income as it accrues under a constant interest method. See "Multiple Classes of Senior Certificates -- Accrual of Original Issue Discount" below.


         Market Discount. A purchaser of a Senior Certificate that acquires an undivided interest in Mortgage Loans may be subject to the market discount provisions of the Code to the extent an undivided interest in a Mortgage Loan is considered to have been purchased at a "market discount." Except as discussed below, gain recognized on the disposition of a debt obligation that has accrued market discount will be treated as ordinary income, and not as capital gain, to the extent of the market discount accrued during such holder's holding period. Under the market discount provisions, market discount equals the excess, if any, of (i) the portion of the stated redemption price at maturity (adjusted issue price in the case of a Mortgage Loan issued with OID) of such Mortgage Loan allocable to such holder's undivided interest over (ii) the tax basis of such interest in the hands of the holder immediately after its acquisition. Market discount with respect to a Mortgage Loan (and Senior Certificate) will be considered to be zero if the amount allocable to the Mortgage Loan (and Senior Certificate) is less than 0.25% of the Mortgage Loan's (or Senior Certificate's) stated redemption price at maturity multiplied by the number of complete years in the weighted average maturity remaining after the date of purchase. If market discount on a Senior Certificate is considered to be zero under this rule, the actual amount of market discount must be allocated to the remaining principal payments on the Senior Certificate and gain equal to such allocated amount will be recognized when the corresponding principal payment is made.


         For a discussion of the rules applicable to calculating the amount of accrued market discount, the possibility that certain interest deductions on debt incurred to purchase or carry market discount bonds would be deferred and the election to include market discount currently in income, see the discussion above under the caption "Tax Status as a REMIC -- Taxation of Regular Certificates -- Market Discount."


         Election to Treat All Interest as OID. The OID Regulations permit a Certificateholder to elect to accrue all interest, discount (including de minimis market discount or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were to be made with respect to a Certificate with market discount, the Certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such Certificateholder acquires during the year of the election or thereafter. See "Tax Status as a REMIC -- Taxation of Regular Certificates -- Market Discount." Similarly, a Certificateholder that makes this election for a Senior Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See "Tax Status as a REMIC -- Taxation of Regular Certificates --Bond Premium." The election to accrue interest, discount and premium on a constant yield method with respect to a Senior Certificate may only be revoked with the consent of the Service.


         Grantor Trust with Multiple Classes of Senior Certificates

         Characterization. Except as discussed below, the characterization and consequence of ownership of Senior Certificates will be as described above under the caption "Grantor Trust with a Single Class of Senior Certificates --Characterization."

         Stripped Bonds and Stripped Coupons. Pursuant to Section 1286 of the Code, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments on such obligation results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of the OID and market discount provisions of the Code, a stripped bond or a stripped coupon is treated as a debt obligation issued on the date that such a stripped interest is purchased. If a Trust is created with two classes of Senior Certificates, one class of Senior Certificates will represent the right to receive either principal and interest, or principal only, on all or a portion of the Mortgage Loans (the "Stripped Bond Certificates"), and the second class of Senior Certificates will represent the right to some or all of the interest on such portion (the "Stripped Coupon Certificates").

         Although not entirely clear, based on recent guidance issued by the Service, a Stripped Bond Certificate generally should be treated as a single debt instrument (rather than a fractional interest in each of the Mortgage Loans) issued on the day it is purchased for purposes of the calculation and accrual of OID. Generally, if the Stripped Bond Certificate is so treated and the discount thereon is larger than a de minimis amount (as calculated for purposes of the OID rules), a purchaser of such a Certificate will be required to accrue the discount under the OID rules of the Code (although if the Certificate were treated as a fractional interest in each Mortgage Loan, a holder could be required to make such determination on a loan-by-loan basis). See "Tax Status as a REMIC -- Taxation of Regular Certificates -- Interest and Original Issue Discount" herein. Notwithstanding the foregoing, a purchaser of a Stripped Bond Certificate will be required to account for any discount on the Certificate as market discount rather than OID if either (i) the amount of OID with respect to the Certificate was treated as zero under the OID de minimis rule when the Certificate was stripped or (ii) no more than 100 basis points (including any amount of servicing fees in excess of reasonable servicing fees) is stripped off of the Trust's Mortgage Loans. See "Grantor Trust with a Single Class of Senior Certificates -- Market Discount" herein.

         The precise tax treatment of Stripped Coupon Certificates is also uncertain. It appears, based on one reading of the OID Regulations, that a holder of a Stripped Coupon Certificate could take the position that such Certificate should be treated as a single installment obligation subject to the OID rules of the Code. As a result, all payments on a Stripped Coupon Certificate would be included in the Certificate's stated redemption price at maturity for purposes of calculating income on such Certificate under the OID rules of the Code. The Trust will take such position unless a different position is required by applicable law, in which event such position will be disclosed in the relevant Prospectus Supplement. The Code, however, could be read to require that OID computations be made on a loan-by-loan (or coupon-by-coupon) basis.

         It is unclear under what circumstances, if any, the prepayment of Mortgage Loans will give rise to a loss to the holder of a Stripped Bond Certificate purchased at a premium or a Stripped Coupon Certificate. If such Certificate is treated as a single instrument (rather than an interest in discrete mortgage loans) and the effect of prepayments is taken into account in computing yield with respect to such Senior Certificate, it appears that no loss may be available as a result of any particular prepayment unless aggregate prepayments occur at a rate faster than the assumed prepayment rate. However, if such Certificate is treated as an interest in discrete Mortgage Loans, or if no prepayment assumption is so used, then when a Mortgage Loan is prepaid, the holder of such Certificate should be able to recognize a loss equal to the portion of the adjusted issue price of such Certificate that is allocable to such Mortgage Loan.


     It is unclear whether, if a Stripped Coupon Certificate were treated as an interest in discrete mortgage loans, the worthlessness of a coupon (resulting from prepayment of the underlying Mortgage Loan) would give rise to an ordinary or capital loss. If the coupons constitute "securities" (that is, evidences of indebtedness issued in registered form), their worthlessness would give rise to a capital loss. It is unclear whether the treatment of coupons as evidences of indebtedness for purposes of the rules described above extends to other areas of the Code. Further, guidance issued by the Service pre-dating the issuance of such rules indicates that coupons will not be issued in registered form. If coupons are not securities, their worthlessness in the case of a corporate holder would give rise to an ordinary deduction. In such event, in the case of an individual holder, their worthlessness could give rise to an ordinary loss or to a short-term capital loss. Holders are urged to consult their own tax advisors regarding the treatment of a worthless coupon.


         Holders of Stripped Bond Certificates and Stripped Coupon Certificates are urged to consult with their own tax advisors regarding the proper treatment of these Certificates for federal income tax purposes.

         Treatment of Certain Owners. Several Code sections provide beneficial treatment to certain taxpayers that invest in mortgage loans of the type that will be included in a Trust. With respect to these Code provisions, no specific legal authority exists regarding whether the character of the Stripped Bond Certificates and Stripped Coupon Certificates described above, for federal income tax purposes, will be the same as that of the underlying Mortgage Loans. Although a stripped obligation is treated as a separate obligation for purposes of the calculation of the amount and accrual of OID, it is not clear that such characterization would apply with regard to these other Code sections. Although the issue is not free from doubt, based on policy considerations, each class of Senior Certificates should be treated in the manner described above under the caption "Grantor Trust With a Single Class of Certificates -- Treatment of Certain Owners."


         Interest and Original Issue Discount. The following discussion is based in part on the OID Regulations. The OID Regulations generally are effective for debt instruments issued on or after April 4, 1994, but may be relied upon as authority with respect to debt instruments issued after December 21, 1992. Alternatively, proposed Treasury regulations issued December 21, 1992 may be treated as authority for debt instruments issued after December 21, 1992 and prior to April 4, 1994, and proposed Treasury regulations issued in 1986 and 1991 (the "Proposed OID Regulations") may be treated as authority for instruments issued before December 21, 1992. In applying these dates, the issue date of the Mortgage Loans should be used, except in the case of Stripped Bond Certificates or Stripped Coupon Certificates, for which the relevant date is the date such Certificates are acquired. Further, as discussed above, it is unclear in the case of Stripped Bond Certificates and Stripped Coupon Certificates whether the determination of the amount and accrual of OID should be made for each Certificate or by treating each Certificate as a fractional interest in each of the Mortgage Loans. In the case of Stripped Bond Certificates and Stripped Coupon Certificates, and in the absence of additional guidance, the Trust will take the position that such determinations should be made by treating each of such Certificates as a single debt instrument. In the event that contrary guidance is issued, the Trust will take the position required by such guidance and disclose such position in the relevant Prospectus Supplement.

         A holder of a Senior Certificate will be required to include payments of "qualified stated interest" in its income for federal income tax purposes in accordance with its method of accounting for federal income tax purposes. See the discussion above under the caption "Tax Status as a REMIC -- Taxation of Regular Certificates -- Interest and Original Issue Discount" for a discussion of the definition of qualified stated interest. A holder of a Senior Certificate issued with OID will be required to include such OID in income on a constant yield basis over the term of the Certificate. See the discussion above under the caption "Tax Status as a REMIC -- Taxation of Regular Certificates -- Interest and Original Issue Discount" for a discussion of the definition of OID.

         Accrual of Original Issue Discount. At the date hereof, no legal authority provides guidance with regard to the proper method for accruing OID on obligations that are subject to prepayment other than debt instruments collateralized by other debt instruments. Such rules are described above under the caption "Tax Status as a REMIC -- Taxation of Regular Certificates -- Interest and Original Issue Discount." Because the Senior Certificates represent a direct interest in the underlying Mortgage Loans for federal income tax purposes, such authority is not directly applicable to the Senior Certificates. In the absence of direct legal authority, however, and consistent with the authority referred to above, the accrual of OID on the Senior Certificates should be determined based on the original yield to maturity of the Senior Certificates calculated based on a reasonable assumed prepayment rate for the Mortgage Loans underlying the Senior Certificates, and taking into account events that occur after the issuance of the Senior Certificates. No representation is made that any Senior Certificate will prepay at the Prepayment Assumption or at any other rate. Until further guidance is issued, and, unless otherwise specified in the related Prospectus Supplement if such guidance is available at the time such Supplement is issued, the Servicer intends to calculate and report the accrual of OID under the method described below. It is possible, however, that a different method is required, in which event a holder would be required to include a different amount of OID in its gross income for federal income tax purposes.

         The holder of a Senior Certificate issued with OID must include in gross income for federal income tax purposes as ordinary income for all days during its taxable year on which it holds such Senior Certificate the sum of the "daily portions" of such OID determined under a method taking into account an economic accrual of the discount. Under the method the Servicer intends to use to calculate the accrual of OID, the amount of OID that will accrue during an accrual period (generally the period between interest payments or compounding dates) is the excess (if any) of (i) the sum of (a) the present value of all payments remaining to be made on the Senior Certificate as of the close of the accrual period and (b) the payments during the accrual period of amounts included in the stated redemption price at maturity of the Senior Certificate, over (ii) the "adjusted issue price" of the Senior Certificate at the beginning of the accrual period. The "stated redemption price at maturity" of a Senior Certificate generally will include all payments to be made on such Certificate other than payments of qualified stated interest; all interest on Senior Certificates the stated interest on which is not payable at least annually will be included in the stated redemption price at maturity of such Senior Certificates. The adjusted issue price of a Senior Certificate is the sum of its issue price and prior accruals of OID, reduced by the total payments made with respect to such Senior Certificate in all prior periods, other than payments of qualified stated interest. The present value of the remaining payments is determined on the basis of three factors: (i) the original "yield to maturity" of the Senior Certificate (which is the interest rate, determined on the basis of compounding at the end of each accrual period and properly adjusted for the length of the accrual period, that causes the present values of all future payments on the Senior Certificate (determined in accordance with the Prepayment Assumption) to equal its issue price on the issue date), (ii) events which have occurred before the end of the accrual period and (iii) the Prepayment Assumption. The effect of this method would be to increase the portions of OID required to be included in income by a Certificateholder to take into account prepayments with respect to the Mortgage Loans that occur at a rate that exceeds the Prepayment Assumption.

         Acquisition Premium. The amount of OID required to be included in gross income for federal income tax purposes by a holder that acquires a Senior Certificate by "purchase" would be reduced if such holder's tax basis in the Senior Certificate immediately after such acquisition (i) exceeds the adjusted issue price of the Senior Certificate and (ii) is less than or equal to its stated redemption price at maturity (reduced by any payment made on the Senior Certificate prior to the purchase date other than a payment of qualified stated interest). For a discussion of the rules relating to the amortization of such "acquisition premium," see the discussion above under the caption "Tax Status as a REMIC -- Taxation of Regular Certificate --Acquisition Premium."

     Senior Certificates Representing Interests in ARM Loans

         The OID Regulations do not address the treatment of instruments, such as certain Senior Certificates, which represent interests in ARM Loans. Additionally, the Service has not issued guidance under the Code's coupon stripping rules with respect to such instruments. In the absence of any authority, the Servicer or the Trustee for the related Series of Certificates will report OID on Senior Certificates attributable to ARM Loans ("Stripped ARM Obligations") to holders in a manner it believes is consistent with the rules described above and with the OID Regulations. In general, application of these rules may require inclusion of income on a Stripped ARM Obligation in advance of the receipt of cash attributable to such income. Further, the addition of interest deferred by reason of negative amortization to the principal balance of an ARM Loan may require the inclusion of such amount in the income of the Certificateholder when such amount accrues. Furthermore, the addition of Deferred Interest to the Certificate's principal balance will result in additional income (including possibly OID income) to the Certificateholder and the Stripped Coupon Certificateholder over the remaining life of such Senior Certificates. See the discussion above under "Tax Status as a REMIC --Taxation of Regular Certificates -- Deferred Interest."

         Because the treatment of Stripped ARM Obligations is uncertain, investors are urged to consult their tax advisors regarding how income will be includible with respect to such Certificates.

     Sale or Exchange of a Senior Certificate


         The sale, exchange, redemption or other disposition of a Senior Certificate generally will be a taxable event for federal income tax purposes. The seller will recognize gain or loss in an amount equal to the difference, if any, between (i) the amount realized on the sale, exchange or redemption and
(ii) the seller's adjusted tax basis in the Senior Certificate. Similarly, a Certificateholder who receives a payment which is part of the stated redemption price at maturity of a Senior Certificate will recognize gain equal to the excess, if any, of the amount of the payment over his adjusted tax basis in the Senior Certificate. Subject to the discussion above under "Market Discount", to the discussion above under "Tax Status as a REMIC -- Taxation of Regular Certificates" regarding the circumstances in which a Certificateholder could recognize ordinary income upon the disposition of a Certificate held as part of a conversion transaction, and to that in the next paragraph, any such gain or loss will be capital gain or loss and will be long-term capital gain or loss if the Senior Certificate has been held for the requisite holding period (currently more than one year).


         Senior Certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a Senior Certificate by a bank or a thrift institution to which such Section applies will be ordinary income or loss.

     Non-U.S. Persons - Senior Certificates

         Generally, to the extent that a Senior Certificate evidences ownership in Mortgage Loans that are issued on or before July 18, 1984, interest or payments in respect of OID paid by the person required to withhold tax under
Section 1441 or Section 1442 of the Code to (i) an owner that is not a U.S. Person, or (ii) a Senior Certificateholder holding on behalf of an owner that is not a U.S. Person, will be subject to federal income tax, collected by withholding, at a rate of 30% or such lower rate as may be provided for interest by an applicable tax treaty. Accrued OID recognized by the owner on the sale or exchange of such a Senior Certificate also will be subject to federal income tax at the same rate. Generally, such payments would not be subject to withholding to the extent that a Senior Certificate evidences ownership in Mortgage Loans issued after July 18, 1984, if (i) such Senior Certificateholder does not actually or constructively own 10 percent or more of the combined voting power of all classes of equity in the issuer (which for purposes of this discussion may be defined as the Trust (the "Issuer")); (ii) such Senior Certificateholder is not a controlled foreign corporation (within the meaning of Code Section 957) related to the Issuer; and (iii) such Senior Certificateholder complies with certain identification requirements (including delivery of a statement, signed by the Senior Certificateholder under penalties of perjury, certifying that such Senior Certificateholder is not a U.S. Person and providing the name and address of such Senior Certificateholder).

     Information Reporting and Backup Withholding


         Information relating to OID accruing during the calendar year will be furnished annually to the Service and to Certificateholders to whom such information is required to be furnished. Certificateholders will be required to determine for themselves whether, by reason of the rules described above, they are eligible to report a reduced amount of OID for federal income tax purposes. Although OID will be reported to each Certificateholder based on the Prepayment Assumption for the particular Series of Senior Certificates held by such Certificateholder, no representation is made to Certificateholders that the Mortgage Loans will be prepaid at that rate or at any other rate. For a discussion of backup withholding, see the discussion above under "Tax Status as a REMIC -- Backup Withholding."


         Taxable Mortgage Pools

         Effective January 1, 1992, an entity classified as a TMP is subject to corporate-level tax on its net income (i.e., income from Mortgage Loans less interest and original issue discount expenses and any administrative expenses). A TMP is generally defined as an entity that meets the following requirements:
(i) the entity is not a REMIC, (ii) substantially all of the assets of the entity are debt obligations, and more than 50 percent of such debt obligations consist of real estate mortgages (or interests therein), (iii) the entity is the obligor under debt obligations with two or more maturities, and (iv) payments on the debt obligations on which the entity is the obligor bear a relationship to the payments on the debt obligations which the entity holds as assets. With respect to requirement (iii), the Code authorizes the Service to provide by regulations that equity interests may be treated as debt for purposes of determining whether there are two or more maturities. If a Series of Senior Certificates were treated as obligations of a TMP, the Trust would be ineligible to file consolidated returns with any other corporation and could be liable for corporate tax. Treasury regulations do not provide for the recharacterization of equity as debt for purposes of determining whether an entity has issued debt with two maturities, except in the case of transactions structured to avoid the TMP rules.


FEDERAL INCOME TAX CONSEQUENCES OF NOTES



Tax Characterization of Depositor



         If a Series of Securities constitutes Notes, and the Depositor is a business trust, Gibson, Dunn & Crutcher LLP will deliver its opinion that the Depositor with respect to such Series will not be treated as an association taxable as a corporation or a publicly traded partnership treated as such an association for federal income tax purposes. As such, such Depositor itself will not be subject to federal income tax. The opinion of Gibson, Dunn & Crutcher LLP as to the tax status of such Depositor will be based on the assumption that the terms of the Trust Agreement and related documents will be complied with, and on the conclusion either that the nature of the income of the trust will exempt it from the rule that certain publicly traded partnerships are taxable as corporations or that the issuance of the equity interests in the Depositor will have been structured as a private placement under a Service safe harbor, so that the Depositor will not be characterized as a publicly-traded partnership treated as an association taxable as a corporation. There are, however, no cases or Service rulings on transactions involving a trust issuing both debt and equity interests with terms similar to those of the Notes. As a result, the Service may disagree with all or a part of this discussion.



         If the Depositor is a single member limited liability company, its existence will be ignored for federal income tax purposes. Accordingly, assuming that the Notes are debt for federal income tax purposes, its assets will be treated as assets of its sole member and the Notes will be treated as debt of such member. If the Depositor is a corporate subsidiary of Cityscape Corp. and assuming that the Notes are treated as debt for federal income tax purposes, the mortgages will be treated as assets of the Depositor and the Notes will be treated as debt of the Depositor.


         If the Depositor were a business trust taxable as a corporation for federal income tax purposes, the Depositor would be subject to corporate income tax on its taxable income. The Depositor's taxable income would include all its income on the related Mortgage Loans, possibly reduced by its interest expense on the Notes. Any such corporate income tax could materially reduce cash available to make payments on the Notes.



Treatment of Certain Owners.



         As to each Series of Notes, it is expected that:



         (i) A Note held by a thrift institution will not represent "loans...principally secured by an interest in real property" within the meaning of Section 7701(a)(19) of the Code and



         (ii) A Note held by a real estate investment trust will not be considered to represent "real estate assets" within the meaning of Section 856(c)(6)(B) of the Code.



Tax Consequences to Noteholders



         Treatment of the Notes as Indebtedness. The Depositor, the Trustee, on behalf of the Trust, and the Noteholders by their purchase of Notes will agree to treat the Notes as debt for federal income tax purposes. Further, the Depositor will seek an opinion of counsel that the Notes will be classified as debt for federal income tax purposes. The discussion below assumes characterization of the Notes as debt will be correct.



         Interest Income on the Notes. Payments of qualified stated interest on the Notes will be included in the gross income of Noteholders for federal income tax purposes as ordinary income when received or accrued in accordance with the respective Noteholder's method of tax accounting. Under the applicable regulations, the Notes may be considered to be issued with OID as defined above, subject to de minimis rules described above. A Noteholder generally must include any OID in income as interest over the term of the Notes under a constant yield method that is described in more detail above under "Tax Status as a REMIC -- Taxation of Regular Certificates -- Interest and Original Issue Discount."






         A holder of a Note that has a fixed maturity date of not more than one year from the issue date of such Note (a "Short-Term Note") may be subject to special rules. An accrual basis holder of a Short-Term Note (and certain cash-method holders, including regulated investment companies, as set forth in
Section 1281 of the Code) generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Other cash basis holders of a Short-Term Note would, in general, be required to report interest income as interest is paid (or, if earlier, upon the taxable disposition of the Short-Term Note). However, a cash basis holder of a Short-Term Note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note until the taxable disposition of the Short-Term Note. A cash basis taxpayer may elect under Section 1281 of the Code to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the Short-Term Note in income as it accrues, but would be subject to the interest expense deferral rule referred to in the preceding sentence.



         Election to Treat All Interest as OID. The OID Regulations permit a Noteholder to elect to accrue all interest, discount (including de minimis market discount or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were to be made with respect to a Note with market discount, the Noteholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such Noteholder acquires during the taxable year of the election or thereafter. See "Tax Status as a REMIC -- Taxation of Regular Certificates -- Market Discount." Similarly, a Noteholder that makes this election for a Note that is acquired at a premium will be deemed to have made an election to amortize bond premium that such Noteholder owns or acquires. See "Tax Status as a REMIC -- Taxation of Regular Certificates -- Bond Premium." The election to accrue interest, discount and premium on a constant yield method with respect to a Note may only be revoked with the consent of the Service.



         Market Discount. The Notes, whether or not issued with original issue discount, other than any Short-Term Notes, will be subject to the "market discount rules" of Section 1276 of the Code. The rules regarding the existence and amortization of market discount are described more fully above under "Tax Status as a REMIC -- Taxation of Regular Certificates -- Market Discount."



         Amortizable Bond Premium. In general, if a Noteholder purchases a Note at a cost (not including accrued qualified stated interest) greater than its remaining stated redemption price at maturity, such Noteholder will be considered to have purchased such Note with "bond premium" equal to the amount of such excess. The rules discussing the existence and amortization of such premium are discussed more fully above under "Tax Status as a REMIC -- Taxation of Regular Certificates -- Bond Premium."



         Disposition of Notes. The sale, exchange, redemption or other disposition of a Note generally will be a taxable event for federal income tax purposes. The selling Noteholder will recognize gain or loss in an amount equal to the difference, if any, between (i) the amount realized on the sale, exchange or redemption and (ii) the Noteholder's adjusted tax basis in the Note. Similarly, a Noteholder who receives a payment which is part of the stated redemption price at maturity of a Note will recognize gain equal to the excess, if any, of the amount of the payment over his adjusted tax basis in the Note. The adjusted tax basis of a Note to a particular Noteholder generally will equal the Noteholder's cost for the Note, increased by any market discount and OID previously included by such Noteholder in income with respect to the Note and decreased by principal payments previously received by such Noteholder and the amount of bond premium previously amortized with respect to the Note. Subject to the discussion above under "Market Discount" and to the discussion above under "Tax Status as a REMIC -- Taxation of Regular Certificates" regarding the circumstances in which a Noteholder could recognize ordinary income from the disposition of a Note, any such gain or loss will be capital gain or loss, except for gain representing accrued interest, and will be long-term capital gain or loss if the Note was held for more than one year. Capital losses generally may be used only to offset capital gains.



         Non-U.S. Holders. Generally, interest paid to a Noteholder that is not a U.S. Person will not be subject to United States withholding tax provided the conditions and circumstances described more fully above with respect to the holders of Senior Certificates under "Status as a REMIC -- Taxation of Regular Certificates -- Non-U.S. Persons" exist.



         Tax Administration and Reporting. The Trustee will furnish to each Noteholder with each distribution a statement setting forth the amount of such distribution allocable to principal and to interest. Reports will be made annually to the Service and to holders of record that are not excepted from the reporting requirements regarding such information as may be required with respect to interest and original issue discount, if any, with respect to the Notes.



         Backup Withholding. Under certain circumstances, described more fully above under "Tax Status as a REMIC -- Taxation of Regular Certificates -- Backup Withholding," a Noteholder may be subject to "backup withholding" at a 31% rate with respect to payments received on the Note.



         Possible Alternative Treatment of the Notes. If, contrary to the position of the Depositor, the IRS were to assert successfully that the Notes did not represent debt for federal income tax purposes, the Notes might be treated as equity interests in the Depositor. If so treated, the Depositor, if a business trust or a limited liability company, might be taxable as a corporation with the adverse consequences described above, and in any event the Depositor would not be able to reduce its taxable income by deductions for interest expense on Notes recharacterized as equity. Alternatively, and most likely in the view of counsel, the Depositor, if a business trust or a limited liability company, would be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the Notes as equity interests in such a partnership could have adverse tax consequences to certain holders. For example, income to foreign holders generally would be subject to federal tax and federal tax return filing and withholding requirements, income to certain tax-exempt entities (including pension funds) would be "unrelated business taxable income," and individual holders might be subject to certain limitations on their ability to deduct their share of the expenses of the Depositor.


                            STATE TAX CONSIDERATIONS


         In addition to the federal income tax consequences described herein under "Certain Federal Income Tax Considerations," potential investors should consider the state income tax consequences of the acquisition, ownership, and disposition of the Securities. State income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state. Therefore, potential investors should consult their own tax advisors with respect to the various tax consequences of investments in the Securities.


                              ERISA CONSIDERATIONS


         The Employee Retirement Income Security Act of 1974, as amended, imposes certain requirements on employee benefit plans and collective investment funds, separate accounts and insurance company general accounts in which such plans or arrangements are invested to which it applies and on those persons who are fiduciaries with respect to such benefit plans. Certain employee benefit plans, such as governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA), are not subject to ERISA. In accordance with ERISA's general fiduciary standards, before investing in a Security a benefit plan fiduciary should determine whether such an investment is permitted under the governing benefit plan instruments, is being undertaken for the exclusive benefit of the plan participants and beneficiaries, and is appropriate for the benefit plan in view of its overall investment policy and the composition and diversification of its portfolio and is prudent.



         In addition, benefit plans subject to ERISA and individual retirement accounts or certain types of Keogh plans not subject to ERISA but subject to
Section 4975 of the Code are prohibited from engaging in a broad range of transactions involving Plan assets and persons having certain specified relationships to a Plan ("parties in interest" and "disqualified persons"). Such transactions are treated as "prohibited transactions" under Sections 406 and 407 of ERISA and excise taxes are imposed upon such persons by Section 4975 of the Code. The Originator, the Financial Insurer, the Underwriter and the Trustee and certain of their affiliates might be considered "parties in interest" or "disqualified persons" with respect to a Plan. If so, the acquisition or holding or transfer of Securities by or on behalf of such Plan could be considered to give rise to a "prohibited transaction" within the meaning of ERISA and the Code unless an exemption is available. In addition, the Department of Labor ("DOL") has issued a regulation (29 C.F.R. Section 2510.3-101) concerning the definition of what constitutes the assets of a Plan, which provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an "equity" investment will be deemed for purposes of ERISA to be assets of the investing Plan unless certain exceptions apply. If an investing Plan's assets were deemed to include an interest in the Mortgage Loans and any other assets of the Trust and not merely an interest in the Securities, the assets of the Trust would become subject to the fiduciary investment standards of ERISA, and transactions occurring between the Representative, the Trustee, the Servicer, the Financial Insurer or any of their affiliates might constitute prohibited transactions, unless an administrative exemption applies. Certain such exemptions which may be applicable to the acquisition and holding of the Securities or to the servicing of the Mortgage Loans are noted below.

         The U.S. Department of Labor has issued an administrative exemption, Prohibited Transaction Class Exemption 83-1, 48 F.R. 895 (Jan. 7, 1983) ("PTCE 83-1"), which, under certain conditions, exempts from the application of the prohibited transaction rules of ERISA and the excise tax provisions of Section 4975 of the Code certain transactions involving a Plan in connection with the operation of a "mortgage pool" investment trust and the purchase, sale and holding of "mortgage pool pass-through certificates" evidencing interests therein. A "mortgage pool" is defined as an investment pool, the corpus of which is held in trust and consists solely of interest bearing obligations secured by first or second mortgages or deeds of trust on single-family residential property, property which had secured such obligations and which has been acquired in foreclosure, and undistributed cash. "Single - family residential property" means non-farm property comprising one to four dwelling units, and also includes condominiums. A "mortgage pool pass-through certificate" is defined as a certificate which represents a beneficial undivided interest in a mortgage pool which entitles the holder to pass-through payments of principal and interest from the mortgage loans, less any fees retained by the pool sponsor.

         For the exemption to apply, PTCE 83-1 requires that (i) the Representative and the Trustee maintain a system of insurance or other protection for the Mortgage Loans and the property securing such Mortgage Loans, and for indemnifying holders of Certificates relying on the exemption against reductions in pass-through payments due to defaults in loan payments or property damage in an amount at least equal to the greater of 1% of the aggregate principal balance of the Mortgage Loans, or the principal balance of the largest covered pooled Mortgage Loan; (ii) the Trustee may not be an affiliate of the Representative; and (iii) the payments made to and retained by the Representative in connection with the Trust, together with all funds inuring to its benefit for administering the Trust, represent no more than "adequate consideration" for selling the Mortgage Loans, plus reasonable compensation for services provided to the Trust.


         If the above conditions are met, then, except as provided below, PTCE 83-1 exempts the initial sale of Certificates to a Plan and continued holding of such Certificates by a Plan, with respect to which the Representative, the Certificate Guaranty Insurer, or the Trustee is a party in interest (or if the Servicer is a party in interest by virtue of providing services to the Plan, or by virtue of being affiliated with such a service provider, solely because of the Plan's ownership of Certificates), if the Plan does not pay more than the fair market value for such Certificates and the rights and interests evidenced by such Certificates are not subordinated to the rights and interests evidenced by other Certificates of the same pool. PTCE 83-1 also exempts from the prohibited transaction rules certain transactions in connection with the servicing and operation of the Pool, provided that any payments made to the Servicer in connection with the servicing of the Trust are made in accordance with a binding pooling and servicing agreement, copies of which must be made available to prospective investors.


         PTCE 83-1 also exempts the initial sale, exchange, or transfer of Certificates where the Representative, the Certificate Guaranty Insurer, or the Trustee is a fiduciary, if, in addition of the other requirements: (i) the initial sale, exchange or transfer of Certificates is expressly approved by an independent fiduciary who has authority to manage and control those plan assets being invested in Certificates; (ii) the Plan pays no more for the Certificates than would be paid in an arm's length transaction; (iii) no investment management, advisory or underwriting fee, sale commission, or similar compensation is paid to the Representative with regard to the sale, exchange or transfer of Certificates to the Plan; (iv) the total value of the Certificates purchased by such Plan does not exceed 25% of the amount of Certificates issued; and (v) at least 50% of the aggregate amount of Certificates is acquired by persons independent of the Representative, the Trustee, the Servicer, and the Certificate Guaranty Insurer.

         Before purchasing Certificates, a fiduciary of a Plan should confirm that the Trust is a "mortgage pool," that the Certificates constitute "mortgage pool pass-through certificates," and that the conditions set forth in PTCE 83-1 would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in PTCE 83-1, the Plan fiduciary should also consider the availability of any other prohibited transaction exemptions. The Plan fiduciary also should consider its general fiduciary obligations under ERISA in determining whether to purchase any Certificate on behalf of a Plan.

         In addition, DOL has granted to certain underwriters and/or placement agents individual prohibited transaction exemptions which may be applicable to avoid certain of the prohibited transaction rules of ERISA with respect to the initial purchase, the holding and the subsequent resale in the secondary market by Plans of pass-through certificates representing a beneficial undivided ownership interest in the assets of a trust that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the exemptions, which may be applicable to the Certificates.


         One or more other prohibited transaction exemptions issued by the DOL may be available to the Plan investing in Securities, depending in part upon the type of Plan fiduciary making the decision to acquire a Security and the circumstances under which such decision is made, including but not limited to:
PTCE 90-1, regarding investments by insurance company pooled separate accounts, PTCE 91-38, regarding investments by bank collective investment funds, PTCE 84-14, regarding transactions effected by qualified professional asset managers, and PTCE 95-60, regarding investments by insurance company general accounts. However, even if the conditions specified in one of the individual underwriter or placement agent exemptions or one or more of these other exemptions are met, the scope of the relief provided might or might not cover all acts which might be construed as prohibited transactions.



     Accordingly, any Plan fiduciary considering the purchase of a Security should consult with its counsel with respect to the potential applicability of ERISA and the Code to such investment. Moreover, each Plan fiduciary should determine whether, under the general fiduciary standards of exclusive benefit, investment prudence, and diversification, an investment in the Securities is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.


                         LEGAL INVESTMENT CONSIDERATIONS

SMMEA


     Unless the related Prospectus Supplement specifies that the Securities will constitute "mortgage related securities" for purposes of SMMEA, the Securities will not constitute "mortgage related securities" for purposes of SMMEA. Accordingly, many institutions with legal authority to invest in comparably rated securities based on first mortgage loans or deeds of trust may not be legally authorized to invest in the Securities. No representation is made herein as to whether the Securities will constitute legal investments for any entity under any applicable statute, law, rule, regulation or order. Prospective purchasers are urged to consult with their counsel concerning the status of the Securities as legal investments for such purchasers prior to investing in any Class of Securities.


FFIEC POLICY STATEMENT

         The Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the Comptroller of the Currency and the Office of Thrift Supervision have adopted the Federal Financial Institutions Examination Council's Supervisory Policy Statement on Certificates Activities (the "Policy Statement"). Although the National Credit Union Administration has not yet adopted the Policy Statement, it has adopted other regulations affecting mortgage-backed securities and is expected to consider adoption of the Policy Statement. The Policy Statement, among other things, places responsibility on a depository institution to develop and monitor appropriate policies and strategies regarding the investment, sale and trading of securities and restricts an institution's ability to engage in certain type of transactions.


         The Policy Statement and any applicable modifications or supplements thereto should be reviewed prior to the purchase of any Securities by a depository institution. The summary of the Policy Statement contained herein does not purport to be complete and should not be relied upon for purposes of making any regulatory determinations. In addition, any regulation may adopt modifications or supplements to the Policy Statement or additional restrictions on the purchase of mortgage-backed or other securities. Investors are urged to consult their own legal advisors prior to making any determinations with respect to the Policy Statement or other regulatory requirements.

         The Policy Statement provides that a "high-risk mortgage security" is not suitable as an investment portfolio holding for a depository institution. A high-risk mortgage security must be reported in the trading account at market value or as an asset held for sale at the lower of cost or market value and generally may only be acquired to reduce an institution's interest rate risk. However, an institution with strong capital and earnings and adequate liquidity that has a closely supervised trading department is not precluded from acquiring high-risk mortgage securities for trading purposes.

         A depository institution must ascertain and document prior to purchase and no less frequently than annually thereafter that a no-high-risk mortgage security held for investment remains outside the high-risk category. If an institution is unable to make these determinations through internal analysis, it must use information derived from a source that is independent of the party from whom the product is being purchased. The institution is responsible for ensuring that the assumptions underlying the analysis and resulting calculations are reasonable. Reliance on analyses and documentation from a securities dealer or other outside party without internal analyses by the institution is unacceptable.

         In general, a high-risk mortgage security is a mortgage derivative product possessing greater price volatility than a benchmark fixed rate 30-year mortgage-backed pass-through security. Mortgage derivative products include collateralized mortgage obligations ("CMOs"), REMICs, CMO and REMIC residuals and stripped mortgage-backed securities. A mortgage derivative product that, at the time of purchase or at a subsequent testing date, meets any one of three tests will be considered a high-risk mortgage security. When the characteristics of a mortgage derivative product are such that the first two tests cannot be applied (such as interest-only strips), the mortgage derivative product remains subject to the third test.

         The three tests of a high-risk mortgage security are as follows: (i) the mortgage derivative product has an expected weighted average life greater than 10 years; (ii) the expected weighted average life of the mortgage derivative product: (a) extends by more than 4 years, assuming an immediate and sustained parallel shift in the yield curve of plus 300 basis points, or (b) shortens by more than 6 years, assuming an immediate and sustained parallel shift in the yield curve of minus 300 basis points; and (iii) the estimated change in the price of the mortgage derivative product is more than 17%, due to an immediate and sustained parallel shift in the yield curve of plus or minus 300 basis points.

         When performing the price sensitivity test, the same prepayment assumptions and same cash flows that were used to estimate average life sensitivity must be used. The discount rate assumptions should be determined by
(i) calculating that the discount rate for the security equals the yield on a comparable average life U.S. Treasury security plus a constant spread, (ii) calculating the spread over Treasury rates from the bid side of the market for the mortgage derivative product, and (iii) assuming the spread remains constant when the Treasury curve swings up or down 300 basis points. Discounting the cash flows by their respective discount rates estimates a price in the plus or minus 300 basis point environments. The initial price must be determined by the offer side of the market and used as the base price from which the 17% price sensitivity test will be measured.

         Generally, a floating-rate debt class will not be subject to the average life and average life sensitivity tests described above if it bears a rate that, at the time of purchase or at a subsequent testing date, is below the contractual cap on the instrument. An institution may purchase interest rate contracts that effectively uncap the instrument. For purposes of the Policy Statement, a CMO floating-rate debt class is a debt class whose rate adjusts at least annually on a one-for-one basis with the debt class's index. The index must be a conventional, widely-used market interest rate index such as the London Interbank Offered Rate (LIBOR). Inverse floating rate debt classes are not included in the definition of a floating rate debt class.

         Certificates and other products, whether carried on or off balance sheet (such as CMO swaps but excluding servicing assets), having characteristics similar to those of high-risk mortgage securities, will be subject to the same supervisory treatment as high-risk mortgage securities. Long-maturity holdings of zero coupon, stripped and deep discount OID products which are disproportionately large in relation to the total investment portfolio or total capital of a depository institution are considered an imprudent investment practice. Long-maturity generally means a remaining maturity exceeding 10 years.

GENERAL


         There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase Securities, to purchase Securities representing more than a specified percentage of the investor's assets, or to purchase certain types of Securities, such as residual interests or stripped mortgage-backed securities. Investors should consult their own legal advisors in determining whether and to what extent the Securities constitute legal investments for such investors and comply with any other applicable requirements.


                             METHOD OF DISTRIBUTION


         The Securities offered hereby and by the Prospectus Supplement will be offered in Series, either directly by the Originator or through one or more underwriters or underwriting syndicates ("Underwriters"). The Prospectus Supplement for each Series will set forth the terms of the offering of such Series and of each Class within such Series, including the name or names of the Underwriters, the proceeds to the Originator, and either the initial public offering price, the discounts and commissions to the Underwriters and any discounts or concessions allowed or reallowed to certain dealers, or the method by which the price at which the Underwriters will sell the Securities will be determined.



         The Securities in a Series may be acquired by Underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. It is anticipated that the underwriting agreement pertaining to the sale of any Series of Securities will provide that the obligations of any Underwriters will be subject to certain conditions precedent, and such Underwriters will be severally obligated to purchase all of a Series of Securities described in the related Prospectus Supplement, if they are purchased and that in limited circumstances the Originator will indemnify any Underwriters against certain civil liabilities, including liabilities under the Securities Act, or will contribute to payments any Underwriters may be required to make in respect thereof.



         If Securities of a Series are offered other than through Underwriters, the related Prospectus Supplement will contain information regarding the nature of such offering and any agreements to be entered into between the seller and purchasers of Securities of such Series.



         The Originator anticipates that the Securities will be sold primarily to institutional investors. Purchasers of Securities, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act in connection with reoffers and sales by them of Securities. Securityholders should consult with their legal advisors in this regard prior to any such reoffer or sale.


                                  LEGAL MATTERS


         Certain legal matters relating to the issuance of the Securities of each Series, including certain federal income tax consequences with respect thereto, will be passed upon by Gibson, Dunn & Crutcher LLP, New York, New York.


                              FINANCIAL INFORMATION

         The Originator has determined that its financial statements are not material to the offering made hereby.

         A new Trust will be formed to hold the Mortgage Loans and to issue each Series of Securities. Each such Trust will have no assets or obligations prior to the issuance of the Securities and will not engage in any activities other than those described herein. Accordingly, no financial statements with respect to such Trusts will be included in this Prospectus or any Prospectus Supplement. Although the Notes of any Series will represent obligations of the related Depositor, such obligations will be non-recourse and the proceeds of the assets included in the related Trust will be the sole source of payments on the Notes of such Series. The Depositor for any Series of Notes will not have, nor be expected in the future to have, any significant assets available for payments on such Series of Notes other than the assets included in the related Trust. Accordingly, the investment characteristics of a Series of Notes will be determined by the assets included in the related Trust and will not be affected by the identity of the obligor with respect to such Series of Notes. Accordingly, no capitalization information or any historical or pro forma ratio of earnings to fixed charges or any other financial information with respect to the Depositor has been or will be included herein or in the related Prospectus Supplement.


                                     RATING


         It is a condition to the issuance of the Securities of each Series offered hereby that they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies specified in the related Prospectus Supplement.



         Ratings on asset backed securities address the likelihood of receipt by securityholders of all distributions on the underlying mortgage loans. These ratings address the structural, legal and issuer-related aspects associated with such securities, the nature of the underlying mortgage loans and the credit quality of the guarantor, if any. Ratings on asset backed securities do not represent any assessment of the likelihood of principal prepayments by mortgagors or of the degree by which such prepayments might differ from those originally anticipated. As a result, securityholders might suffer a lower than anticipated yield, and, in addition, holders of stripped pass-through certificates in extreme cases might fail to recoup their underlying investments.


         A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                   INDEX OF DEFINED TERMS

    Term                                           Page
    ----                                           ----

         1

1933 Act..............................................3
1986 Act.............................................67

         A

Accounts.............................................34
Accrual Certificates.................................38
Adjusted Issue Price.................................69
Appraised Value......................................27
ARM Loans............................................23
Available Funds......................................36

         B

Balloon Loan.........................................20
Bankruptcy Bond......................................13

         C

Cede.................................................18
CERCLA...............................................64







Certificateholders....................................1

Certificates..........................................1
Class.................................................1
Cleanup Costs........................................64
Closing Date.........................................48
CMOs.................................................88
Code.................................................16
Collection Account...................................51
Collection Period....................................37
Combined Loan-to-Value Ratio.........................27
Commission............................................3
Compensating Interest Payments.......................54


Cut-off Date.........................................10

         D

Deferred Interest....................................72
Definitive Certificates..............................18
Deleted Mortgage Loan................................51
Deposit Date.........................................52
Depositor.............................................1
Detailed Description.................................26


Distribution Account.................................36


Distribution Date.....................................1
DOL..................................................85
DTC..................................................18

         E

EPA..................................................64
ERISA................................................17
Event of Default.....................................58
Exchange Act..........................................3

         F

FHA...................................................9
FHA Insurance Premium................................56
FHA Loans.............................................8
FHA Premium Account..................................52
FHA Premium Amounts..................................52
FHLMC................................................24
FNMA.................................................24

Financial Guaranty Insurance Policy .................12


Financial Insurer....................................41

Funding Period.......................................10

         G

Garn-St Germain Act..................................63

         H




Home Equity Loans.....................................8

HUD...................................................9

         I

Indirect Participant.................................34
Insurance Proceeds...................................37
Insured Amount.......................................12

Interest Rate........................................37

Interest Weighted Class..............................24
Issuer...............................................84

         J

Junior Loan..........................................20

         L

Liquidated Mortgage Loan.............................54
Liquidation Proceeds.................................37
Loan Purchase Price..................................50
Loan Schedule........................................48
lockout periods......................................27

         M

Master REMIC.........................................67

                INDEX OF DEFINED TERMS
Term                                               Page
----                                               ----

Mixed Use Loans.......................................8
Monthly Advance......................................53
Mortgage File........................................49
Mortgage Loans........................................1
Mortgage Note.........................................8
Mortgage Pool.........................................1
Mortgage Pool Insurance Policy.......................13
Mortgage Pool Insurer................................42
Mortgaged Property....................................9
Mortgagor............................................12
Multi-Family Loans....................................8

         N

Net Liquidation Proceeds.............................37
NHA Act..............................................29
Non-REMIC Certificates...............................17

Noteholders..........................................


         O

OID..................................................68
OID Regulations......................................67
Originator............................................1

         P
Parent...............................................30
Participants.........................................34


Payment Lag Certificates.............................73
Permitted Investments................................52
Plan Asset Regulations...............................18
Plan(s)..............................................17
Policy Statement.....................................87
Pool Balance.........................................39
Pool Factor..........................................39
Pooling and Servicing Agreement.......................7
Pre-Funded Amount....................................10
Pre-Funding Account..................................10
pre-issuance accrued interest........................73
Prepayment Assumption................................68

Principal Balance....................................38

Principal Prepayment.................................15
Principal Weighted Class.............................24
Proposed OID Regulations.............................82
Prospectus Supplement.................................1
PTCE 83-1............................................86

         Q

Qualified Replacement Mortgage Loan .................50

         R

Rating Agency........................................15

Register.............................................36

Regular Certificates.................................16
Relief Act...........................................25
REMIC.................................................1
REO Property.........................................53
Reserve Account......................................12
Residual Certificates................................16

         S


Securityholders.......................................
Senior Securities.....................................7

Senior Loan..........................................20
Series................................................1
Service..............................................68
Servicer..............................................1
Servicing Advance....................................56


SMMEA................................................18
Special Hazard Insurance Policy......................13
Special Hazard Insurer...............................43
Spread Amount........................................14
Standard Hazard Insurance Policies ...................9
Stripped ARM Obligations.............................83
Stripped Bond Certificates...........................80
Stripped Coupon Certificates.........................81

Subordinated Securities...............................7

Subordinated Classes.................................33
Sub-Servicer..........................................7
Subsidiary REMIC.....................................67
Supplemental Interest Payments.......................14

         T

TIN..................................................75
Title V..............................................64
Title I Loan Program..................................9
TMP..................................................65
Trust.................................................1

         U

U.S. Person..........................................74
U.S. related person..................................75
Underwriters.........................................89

         V

Voting Interest......................................57

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

                The Registrant estimates that expenses in connection with the offering described in this registration statement will be as follows:


          Securities and Exchange Commission registration fee...........  $  344,827.59

          Printing expenses.............................................      52,000.00

          Accounting fees and expenses..................................      48,000.00

          Legal fees and expenses.......................................     436,000.00

          Listing fees..................................................           0.00

          Fees and expenses (including legal fees) for
          qualifications under state securities laws....................           0.00

          Trustee's fees and expenses...................................      40,000.00

          Rating Agency fees and expenses                                    330,000.00

          Miscellaneous.................................................     284,000.00
                                                                          -------------

              Total.....................................................  $1,396,896.55
                                                                          =============

              All amounts except the Securities and Exchange Commission registration fee are estimated.

              ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

              Under Sections 721 through 725 of the Business Corporation Law of the State of New York (the "BCL"), the Registrant has broad powers to indemnify its directors, officers and other employees. These sections (i) provide that the statutory indemnification and advancement of expenses provisions of the BCL are not exclusive, provided that no indemnification may be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled, (ii) establish procedures for indemnification and advancement of expenses that may be contained in the certificate of incorporation or by-laws, or, when authorized by either of the foregoing, set forth in a resolution of the shareholders or directors or an agreement providing for indemnification and advancement of expenses, (iii) apply a single standard for statutory indemnification for third-party and derivative suits by providing that indemnification is available if the director or officer acted in good faith, for a purpose which he reasonably believed to be in the best interests of the corporation, and, in criminal actions, had no reasonable cause to believe that his conduct was unlawful and (iv) permit the advancement of litigation expenses upon receipt of an undertaking to repay such advance if the director or officer is ultimately determined not to be entitled to indemnification or to the extent the expenses advanced exceed the indemnification to which the director or officer is entitled. Section 726 of the BCL permits the purchase of insurance to indemnify a corporation or its officers and directors to the extent permitted.

              The Registrant's Certificate of Incorporation provides that the Registrant may, to the fullest extent permitted by Section 721 through 726 of the BCL, indemnify any and all directors and officers whom it shall have power to indemnify under the said sections from and against any and all of the expenses, liabilities or other matters referred to in or covered by such sections and that the indemnification provided for in the Certificate of Incorporation shall not be deemed exclusive of any other rights to which the persons so indemnified may be entitled under any by-law, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in such person's official capacities and as to action in other capacities by holding such offices, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of such person's heirs, executors and administrators.

              The Company presently maintains policies of directors' and officers' liability insurance in the amount of $10.0 million.

ITEM 16. EXHIBIT SCHEDULE

  EXHIBIT
   NUMBER                       DESCRIPTION OF EXHIBIT

  (a) Any required financial statements of a provider of credit enhancement will be included as an appendix to the related Prospectus Supplement


    1.1 Form of Underwriting Agreement between the Originator and Servicer and the Underwriter named therein, relating to the distribution of the Securities**


    3.1        Certificate of Incorporation of Cityscape Corp.*

    3.2        By-laws of Cityscape Corp.*

    4.1        Form of Pooling and Servicing Agreement**


    4.2        Form of Indenture**


    5.1 Opinion of Gibson, Dunn & Crutcher as to legality of securities being issued**

    8.1        Opinion of Gibson, Dunn & Crutcher with respect to tax matters*

   23.3        Consent of Gibson, Dunn & Crutcher (contained in Exhibits 5.1 and 8.1)

   24.1        Power of Attorney (included on signature page of Registration
               Statement)

   99.1        Form of Prospectus Supplement*

   99.2 Form of Master Agreement for Sale and Purchase of Mortgages between Originator and independent mortgage broker*

*    Filed herewith
**   To be filed by amendment


                           b)  FINANCIAL STATEMENTS

ITEM 17. UNDERTAKINGS

                  (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i)    To include any prospectus required by Section
10(a)(3) of the Securities Act of 1933;

                           (ii)   To reflect in the prospectus any facts or
events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                           (iii) To include any material information with
respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in the post-effective amendment is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (b) The undersigned registrant hereby undertakes to provide to the Underwriter at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the Underwriter to permit prompt delivery to each purchaser.

                  (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                  (d)      The undersigned registrant hereby undertakes that:

                  (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

                  (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          SIGNATURES


               Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Elmsford, State of New York, on May 20, 1997.


                                             CITYSCAPE CORP.


                                                  /s/ Robert Grosser
                                             By:  -----------------------------
                                                  ROBERT GROSSER
                                                  PRESIDENT







               Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacity indicated on May 20, 1997.

              SIGNATURE                                   TITLE


          /s/ ROBERT GROSSER
    --------------------------------
             Robert Grosser


                                                   Chairman of the Board,
                                                   President and Director
                                               (Principal Executive Officer)




         /s/ Robert C. Patent
    --------------------------------              Executive Vice President,
            Robert C. Patent                   Treasurer, Assistant Secretary
                                                         and Director



                    *
    --------------------------------
             Cheryl P. Carl                                 Director




                    *
    --------------------------------
            Asher Fensterheim                               Director




                    *
    --------------------------------
           Jonah L. Goldstein                               Director



                    *
    --------------------------------
            Robert M. Stata                                 Director



                    *
    --------------------------------
             Steven P. Weiss                                Director



                    *
    --------------------------------
             Tim S. Ledwick                          Vice President and
                                                  Chief Financial Officer
                                                 (Principal Financial and
                                                    Accounting Officer)

       *  By /s/ ROBERT C. PATENT
    --------------------------------
            Robert C. Patent
            Attorney-in-Fact

EXHIBIT INDEX
-------------

  EXHIBIT
   NUMBER                       DESCRIPTION OF EXHIBIT

  (a) Any required financial statements of a provider of credit enhancement will be included as an appendix to the related Prospectus Supplement


    1.1 Form of Underwriting Agreement between the Originator and Servicer and the Underwriter named therein, relating to the distribution of the Class A Securities**


    3.1        Certificate of Incorporation of Cityscape Corp.*

    3.2        By-laws of Cityscape Corp.*

    4.1        Form of Pooling and Servicing Agreement**
[/R]
    4.2        Form of Indenture**
[/R]
    5.1 Opinion of Gibson, Dunn & Crutcher as to legality of securities being issued**

    8.1        Opinion of Gibson, Dunn & Crutcher with respect to tax matters*

   23.3        Consent of Gibson, Dunn & Crutcher (contained in Exhibits 5.1 and 8.1)

   24.1        Power of Attorney (included on signature page of Registration
               Statement)

   99.1        Form of Prospectus Supplement*

   99.2 Form of Master Agreement for Sale and Purchase of Mortgages between Originator and independent mortgage broker.*

*    Filed herewith
**   To be filed by amendment